As filed with the Securities and Exchange Commission on June 24, 2004
Registration Number: 333-____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

NATIONAL SCIENTIFIC CORPORATION
(Name of Small Business Issuer in its Charter)

Texas	3674	86-0837077
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

14455 North Hayden Road, Suite 202
Scottsdale, Arizona 85260
(480) 948-8324
(Address and Telephone Number of Principal Executive Offices)

CT Corporation System
3225 North Central Avenue, Suite 1601
Phoenix, Arizona 85012
(602) 277-4792
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Michael A. Grollman, Chief Executive Officer
National Scientific Corporation
14455 North Hayden Road, Suite 202
Scottsdale, Arizona 85260

Approximate date of proposed sale to the public -- from time to time after the effective date of this Registration Statement by the Selling Securityholders identified herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐ _____________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐ _____________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐ ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box ☐

CALCULATION OF REGISTRATION FEE

	Proposed				Proposed
	Number of		Maximum		Maximum
	Shares		Offering		Aggregate		Amount of
	to be		Price Per		Offering		Registration
Title of Each Class of Securities Being Registered	Registered		Share		Price		Fee

Common Stock $0.01 par value	10,334,266	(1)	$0.14	(2)	$1,446,797	(1)	$183
Common Stock issuable upon exercise of warrants $0.01 par value (3)	10,669,197		$0.11		$1,173,612		$149
Total	21,003,463				$2,723,752		$332
______________
(1)
There is also registered hereunder an indeterminate number of shares of common stock as shall be issuable as a result of a stock split, stock dividend, combination or other change in the outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act based upon a $0.14 per share average of high and low prices of the Registrants common stock on the OTC Bulletin Board on June 18, 2004.

(3)	The price per share is based upon the exercise price of the warrants pursuant to which such shares of common stock are issuable, in accordance with Rule 457(g).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act of 1933, as amended, may determine.

The information in this prospectus is incomplete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated June 24, 2004

Prospectus

21,033,463 Shares of Common Stock

This prospectus relates to the shares of our common stock being registered for possible resale, from time to time, to allow the shareholders identified in this prospectus (“Selling Securityholders”) to sell up to 21,033,463 shares of our common stock. The Selling Securityholders currently hold 10,334,266 shares of common stock and warrants to acquire 10,699,197 shares of our common stock. See the section in this prospectus entitled “Selling Securityholders” for the names of the Selling Securityholders.

We are registering these shares by filing a registration statement with the Securities and Exchange Commission using a “Shelf” registration process. This process allows the Selling Securityholders to sell their common stock over a period of time in varying amounts as described under "Plan of Distribution" in this prospectus.

We will receive no proceeds from the sale of any of our common stock by the Selling Securityholders. We will receive the proceeds from the Selling Securityholders' exercise of warrants. However, the Selling Securityholders are under no obligation to exercise the warrants.

Our common stock is traded on the OTC Bulletin Board under the symbol “NSCT.” On June 4, 2004, the closing bid price of our common stock was $0.15 per share.

Investing In Our Common Stock Involves Risks, Which Are Described In The “Risk Factors” Section Of This Prospectus, Beginning On Page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 24, 2004.

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Except as otherwise required by the context, all references in this prospectus to "we," "us, "our," or "National Scientific" refer to the operations of National Scientific Corporation, a Texas corporation. All trademarks listed in this document are property of their respective holders.

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PART I

Prospectus Summary

This summary provides a brief overview of some information about us and this offering. You should read the entire prospectus carefully including the risk factors and our financial statements and related notes before deciding to invest in our common stock.

Our Company

Our business involves the research, development and sale of devices and designs commonly used in the electronics industry. The majority of our products are electronic location-determining devices. These devices are typically very small portable radios, intended to help establish the physical location of people and objects to which these devices are attached. Some of our location technologies use Global Positioning Systems (GPS) technology to determine position. We also have other products that use non-GPS technology to establish and then report position. We refer to our location-determining devices as our location tracking products, or as location tools.

Our primary focus for these location tracking products is the safety market, related in many cases to the safety of children. Our products and services help our customers keep better track of their children. Our products are also used to keep track of adults, and as well to help keep track of physical assets, such as equipment or vehicles. Our location tracking products are often used in conjunction with software that displays maps, to show where people or things are located. These mapping functions we often sell as a service, to assist us in selling our location tracking products.

We have focused extensively on developing location tools since early 2002, and our primary business objective is to generate revenue and profit from the sale of our location tracking products and related services. The sale of these products and services resulted in small amounts of revenue late in the fiscal year ended September 30, 2002. Our revenue was $63,579 for the fiscal year ended September 30, 2003, and our revenue for the six months ended March 31, 2004 was $74,538, all derived from the sale of location tracking products and services. Our net losses were $952,564 and $1,883,489 for the years ended September 30, 2003 and 2002, respectively. Our net loss for the six month period ended March 31, 2004 was $418,190.

We also have developed products that are electronic components, some of which are used in radio equipment, and some of which have other application in the electronics field, such as in the memory systems of personal computers. All of these electronic component products have been issued U.S. patents. We focused extensively on developing these products and patenting them from 1996 through early 2002, with the objective of licensing these products to other electronic companies for their use. This strategy has not generated any revenue to date. In early 2002, our focus shifted away from further development of our electronic component products, but we continue to explore licensing opportunities for our component products from time to time, keeping in mind that our primary objective today is to sell our location tools products.

We originally incorporated as a Texas corporation in 1953. We changed our name to National Scientific Corporation in 1996 and we began the activities described in this prospectus. Our principal executive offices are located at 14455 North Hayden Road, Suite 202, Scottsdale, Arizona 85260 and our telephone number is (480) 948-8324. Our Internet site is www.national-scientific.com.

Recent Developments

On March 15, 2004, we commenced a private placement of units consisting of our common stock and warrants to purchase our common stock. On June 14, 2004, we completed this private placement. Each investor received our common stock and a five-year warrant to purchase three quarters of a share of common stock for each share purchased. We issued 10,334,266 shares of our common stock and warrants to purchase an aggregate of 7,750,700 shares of common stock. After deducting commissions and other expenses relating to the private placement, we received aggregate net proceeds of approximately $972,864. We also issued various seven-year warrants to purchase an aggregate of 2,308,497 shares of our common stock at a price of $0.10 per share to our placement agent.

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Risk Factors

For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” in this prospectus.

The Offering

The selling securityholders are identified in the section below of this prospectus entitled “Selling Securityholders” are offering on a resale basis a total of 21,033,463 shares of the following shares of our common stock:

•	10,334,266 shares of our common stock issued in connection with our March 15, 2004 private placement;

•	7,750,700 shares of our common stock issuable at a price of $0.11 per share upon the exercise of warrants issued to the Selling Securityholders in our March 15, 2004 private placement;

•
500,000 shares of our common stock issuable at a price of $0.10 per share upon the exercise of warrants issued to the placement agents as initiation warrants in connection with our March 15, 2004 private placement;

•
1,808,497 shares of our common stock issuable at a price of $0.10 per share upon the exercise of warrants issued to the placement agents as placement agent warrants in connection with our March 15, 2004 private placement;

•
640,000 shares of our common stock issuable at a price ranging from $0.13 to $0.15 per share upon the exercise of warrants issued to Strategic Working Capital Fund L.P. in connection with our January 6, 2004 financing.

Common Stock Offered by Selling Securityholders (includes 10,699,197 shares of common stock underlying warrants held by the Selling Securityholders)	21,033,463

Common Stock Outstanding before this Offering (includes 10,334,266 shares of the issued and outstanding common stock being offered by the Selling Securityholders)(1)	84,335,669

Common Stock Outstanding after this Offering (assumes all warrants of the Selling Securityholders to purchase 10,699,197 shares of common stock are exercised)	95,034,866

Common Stock to be Outstanding after this Offering (assumes all other currently issued and outstanding warrants and options which total 10,912,257, are exercised)	105,947,123

Use of Proceeds from Sale of Common Stock	We will not receive any proceeds from the sale of the shares of our Common Stock by the Selling Securityholders.

Use of Proceeds from Exercise of Warrants
We will receive the exercise price of any warrants that are exercised by the Selling Securityholders. We intend to use any proceeds from exercise of warrants for research and development, product marketing, working capital and other general corporate purposes.

NASD OTC Bulletin Board Symbol	NSCT
____________________
(1)   Outstanding shares of our common stock as of June 10, 2004. Does not include any outstanding options or warrants.

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National Scientific Corporation
Selected Summary Financial Information
				Six Months Ended
				March 31, 2004
	2001	2002	2003	(Unaudited)

Statement of Operations Data:
Net Revenues	$882,715	$2,914	$63,579	$74,538
Direct cost of revenues	869,750	1,889	25,848	55,998
Gross profit	12,965	1,025	37,731	18,540

Salaries and benefits	1,040,777	624,069	438,244	257,395
Research and development	1,589,005	154,548	84,301	9,398
Stock compensation	2,173,592	460,168	291,658	28,293
Consulting fees, related party	422,008	--	17,650	--
Other operating expenses	1,121,011	667,250	149,245	131,170
Total costs and expenses	6,346,393	1,906,035	981,098	426,256
Income (loss) from operations	(6,333,428)	(1,905,010)	(943,367)	(407,716)
Other income (expense) net	98,560	21,521	(9,197)	(10,474)
Net loss	$(6,234,868)	$(1,883,489)	$(952,564)	$(418,190)

Net loss per common share basic and diluted	$(0.13)	$(0.04)	$(0.02)	$(0.01)

	As of September 30,
				As of
	2001	2002	2003	March 31, 2004

Balance Sheet Data:
Cash and cash equivalents	$604,761	$1,405	$17,903	$549,439
Total current assets	746,119	18,752	72,729	677,238
Total current liabilities	756,367	840,536	673,420	801,117
Long-term debt, net of current portion	--	--	43,250	43,250
Total stockholders' (deficit) equity	$318,603	$(771,746)	$(606,829)	$(136,480)

This table is a summary of certain important financial results. Please see section below entitled “Financial Statements”
for a more complete and detailed presentation of our financial results.

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Risk Factors

An investment in our common stock is very risky. You may lose the entire amount of your investment. Before you invest in shares of our common stock, you should be aware of various risks, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide whether to purchase the shares of our common stock. The risks set out below are not the only risks we face.

If any of the following risks occur, our business, financial condition and results of operation could be materially and adversely affected. In such a case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Keep these risk factors in mind when you read “forward-looking” statements elsewhere in this prospectus. These are statements that relate to our expectations for future events and time periods. Generally, the words, “anticipate,” “expect,” “intend” and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements.

Risks Relating to our Business

We have experienced significant losses and we may never be profitable.

We have generated nominal revenue and significant losses and negative cash flows from our research and development endeavors since we began these activities in 1996. As of September 30, 2003, we had an accumulated deficit of $21,757,900. We had revenue for the fiscal year ended September 30, 2003 of $63,579, and a net loss for the same fiscal year of $952,564. The future profitability of our business will depend primarily on our ability to generate revenues from the sale of our products and the licensing of our technology. If our revenue grows at a slower rate than we anticipate or if our expenditures exceed our expectations or cannot be adjusted to reflect slower revenue growth, we may not achieve or sustain profitability. Our auditors have issued going concern opinions on our financial statements for the fiscal years ending September 30, 2002 and 2003.

Our future success is highly dependent on the continued availability of key employees and consultants including Michael Grollman and Graham Clark.

Our success depends substantially on the continued services of our two executive officers, Michael Grollman and Graham Clark. The loss of the services of any of our executive officers or key employees could harm our business. Mr. Grollman and Mr. Clark have entered into employment and non-compete agreements with us, but the loss of their services would have a material adverse effect on our business. In addition to Mr. Grollman and Mr. Clark, we employ or contract with other engineers and scientists who may be also critical to our success, especially Dr. El-Badawy El-Sharawy, who developed the majority of our semiconductor patented products. Although our scientists and engineers have entered into confidentiality agreements with us, most have not entered into non-compete agreements with us. The loss of one or more of our research personnel could prevent or delay the ongoing development of our products and services, which would materially and adversely affect our business.

We have a limited operating history on which to evaluate our business or prospects.

We are a development stage company with limited revenue. Our business focus changed in 2002 from semiconductor product licensing to development of location tools and we have only a limited operating history on which you can base an evaluation of our business and prospects, with only approximately $66,493 in net revenue generated from this new line of location tools business over the last two full fiscal years, and only approximately $74,538 from this line of business for the six month period ending March 31, 2004. Accordingly, our business prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development, particularly companies in new and rapidly evolving markets, such as the electronics and wireless location tools services markets.

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We will require additional financing in order to complete the development of our products and services and otherwise develop our business operations. Such financing may not be available on acceptable terms, if at all.

We changed our business emphasis in 2002 and we do not know if our products will achieve significant levels of market acceptance. We may encounter unforeseen difficulties that may deplete our limited capital resources more rapidly than anticipated.

We will likely be required to make significant product development expenditures and spend additional money to maintain and expand our marketing efforts. Although we recently completed a private offering that should provide us with sufficient capital for the next twelve months, we may need to seek additional equity financing in the future if our products do not generate revenue or if our expenses are greater than expected. The timing and amount of any capital requirements cannot be predicted at this time. We cannot be sure that any financing will be available on acceptable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue, develop or expand our business, develop new products or penetrate existing markets at the rate desired and our ability to continue in business may be jeopardized. If adequate financing is not available, we may be required to terminate or significantly curtail our operations, or enter into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, or potential markets that we would not otherwise relinquish. This could have a negative impact on the value of your shares.

We rely heavily on international third-parties to manufacture our products.

We currently lack the facilities to manufacture our products on a commercial scale. If any of our customers require our location tools in commercial quantities in the near term, we will have to rely on one or more third-party contractors, some of which are outside the United States such as Electroconnect, Ltd., to manufacture the products to satisfy the needs of such customers. Reliance on one or more international third-party manufacturers exposes us to the risk that delivery schedules cannot be met, and that we cannot fulfill orders for some of our products in a timely way at the right price in U.S. dollars. An example of a product we make outside the U.S. is our Gotcha!® child safety product, which Electroconnect, Ltd makes for us in Scotland. This risk includes the concern that:

•	Third-party manufacturers might be unable to manufacture our products in the volume and of the quality required to meet customers’ needs;

•	Our existing and future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply our customers;

•	If any third-party manufacturer makes improvements in the manufacturing process for our products, we may not own, or may have to share, the intellectual property rights to the innovation.

Each of these conditions could delay the shipments to our customers, approvals required by regulatory authorities, and the commercialization of some of our customers’ products. These risks could also result in higher costs to the customer or could deprive us of potential product revenues.

We will need to significantly increase our sales and support operations.

We will need to create and substantially grow our direct and indirect sales operations, both domestically and internationally, in order to create and increase market awareness and sales of our products and services. For example, our IBUS™ products will require us to gain significant new sales skills in the education market. Our WiFi Tracker™ product will require us to gain new skills in the healthcare market. The sale of our products and services will require the engagement of sophisticated and highly knowledgeable sales personnel. Similarly, the anticipated complexity of our products and services and the difficulty of customizing them will require us to hire research and development personnel and customer service and support personnel, highly trained in hardware and software engineering. Competition between us and others to retain qualified sales personnel, engineers, and scientists is intense due to the limited number of available qualified candidates for such positions. Because of our limited resources, many of our competitors are in a financial position to offer potential employees greater compensation and benefits than those that we may be able offer them.

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Risks Relating To Our Industry

We may be held liable for harm caused by products that our customers use.

Often times, our products are used to enhance the safety and security of individuals and organizations because they provide real time information on location. For example, our Gotcha!® is used to help keep track of children and keep them safe in public places. Should these products fail to perform as intended, or should these products directly or indirectly cause injuries or illness to people, we may be required to incur substantial costs in defending against claims and may be required to pay damages arising from these actions. Although we have liability insurance and will try to limit our liability for improper use of our products, such protections may not be sufficient to protect us from the cost of such claims. Damages awarded in a product liability action could be substantial and if damages exceed our insurance coverage, our financial condition would be negatively affected.

Since many of our prospective business partners and suppliers are small electronics and software companies, we are and will be subject to risks, uncertainties and trends that affect these small companies in these industries.

For the foreseeable future, we will derive a substantial portion of our revenue from selling our products in combination with software and hardware products developed by other companies in areas complementary to our line of business. These are sometimes other small technology companies. As a result, we will be subject to risks and uncertainties that affect the electronic and software industries and possible reduction and delays in research and development expenditures by companies in these industries. For example, our GPS products produce coordinates that are usually displayed on a map to be meaningful. As a result, we have developed partnerships with mapping software companies to help us display this data in ways useful to our customers. For special mapping services such as this, we often deal with small privately-held technology firms, such as Geotechnologies, Inc. for military and related applications, or Verify Systems for school bus tracking software and mapping applications. Although we take certain steps to locate secondary suppliers and partners in each market where we depend on such small suppliers, we are often dependant on these firms to supply us and our customers with key products in a timely way. High costs and delays in product delivery by us to our customers could be experienced as a result of supplier changeover if these suppliers do not perform as we expect them to perform. Additionally, smaller firms that issue us purchase orders for our products to include in offerings to their own customers, such as Verify Systems for our IBUS™ product, may not have the financial resources to meet the terms of their purchase orders should they be unsuccessful in generating their own sales to their own customer base in a timely way. These factors could negatively affect our delivery schedules and potentially our financial results.

The semiconductor and electronics markets experience wider demand and pricing fluctuations than most other industries.

We may experience extreme cyclical fluctuations in the demand and supply for our products, which may cause a decline in our sales or the prices of our products and a corresponding decline in our revenues and profitability. For example, our TMOS® memory products fall into a class of computer memory products that often see annual price swings of over 50% or more in particular lines of products, according to the reports issued by the Semiconductor Industry Association over the last 10 years. We believe, based on reports from the Semiconductor Industry Association and on the rate at which technologies in these markets become popular, and then rapidly obsolete, that year-to-year price swings in the semiconductor industry can be more extreme than in many other industries. Should we be successful in licensing our semiconductor patented designs at all, these kinds of extreme price swings could delay by several years the development of revenue from these patented semiconductor products.

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Risks Relating to Our Technology

Some of our wireless technology is subject to substantial government regulation.

The wireless electronics industry faces significant regulation by governmental entities in the United States and other countries. The nature and the extent to which these regulations apply to our customers will vary depending on the nature of any of our customer’s products. Most of the wireless products developed by us will requireregulatory approval by governmental agencies prior to sale. In particular, radios we include in our products will require testing and other approval procedures by the Federal Communications Commission (“FCC”) and by foreign regulatory authorities. Some of this work has been completed, such as FCC approval of our Gotcha!® child safety product. In some cases, we purchase pre-approved assemblies for use in our products that have existing FCC approval for their radios, such as with our IBUS™ products. Other work remains to be done for other products with the FCC before the products can be sold to consumers, such as with the next version of our WiFi Tracker™ product. The process of obtaining these approvals and the subsequent compliance with appropriate federal and foreign statutes and regulations can be costly and time consuming, and can cause significant delays in the sale of our some of our products.

We may not be able to license or maintain access to the technologies that we need to conduct our business, such as GPS.

In addition to the technologies that we develop, we will rely heavily on technologies that we license from other companies or institutions. We may not be able to license technologies that we need in the future or we may be unable to license such technologies on a commercially reasonable basis. In particular, we depend on wireless technologies such as GPS that have been developed and are owned by others. If we are unable to license the technologies we need in the future, or to license or otherwise acquire such technologies on commercially reasonable terms, we may experience increased costs (and, therefore, reduced profits) or be unable to engage in certain activities that require those technologies. In the case of GPS, we are dependant on the U.S. Department of Defense to operate a large network of GPS satellites safely and at a low cost to consumers into the future, without degrading the signal accuracy. Prior to the year 2000, the Department of Defense degraded GPS accuracy for civilian uses on a regular basis, and has reserved the right to do so again in the future, without warning. Such an action by the Department of Defense could make our GPS based products less accurate, and thus potentially less desirable to our customers, and have a negative effect on our sales.

Our success will depend on our ability to protect our proprietary technology, especially our location tools product designs.

Our rights to a substantial portion of our components products technology are as the assignee of several United States patents and patent applications. We also protect our intellectual property, especially for our location tools, through the use of confidentiality agreements and other trade secret management practices. We also hold U.S. trademarks, such as TMOS® and Gotcha!®. In the case of most of our patented electronic component products, we have a contractual obligation to pay royalties to Dr. El-Badawy El-Sharawy in the event that these products generate any royalties to us, in order to maintain these rights of assignment. Our success will depend largely on our ability to protect and exploit our intellectual property, to obtain additional patents for other technologies and products, to defend patents once obtained, and maintain trade secrets over time. Failure to do so may introduce domestic or foreign competition that could significantly reduce our ability to generate sales at acceptable margins.

Risks Related to Our Securities

A significant number of shares of our common stock may become available for sale and their sale could depress the price of our common stock.

A substantial number of shares of our common stock may be traded as a result of this offering. As of June 16, 2004, our total outstanding shares of common stock were approximately 84,360,669. As a result of this offering, 10,334,266 shares of our common stock that are currently restricted from trading will become free trading shares. An additional 10,699,197 shares could potentially also enter into the market of free trading shares if all the warrants included in this offering are exercised. We may also issue additional shares in connection with our business and may grant additional stock options to our employees, officers, directors and consultants or warrants to third parties. Sales of a substantial number of additional shares of our common stock in the public market after this offering could adversely affect the market price for our common stock and make it more difficult for you to sell our shares at times and prices that you feel are appropriate.

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Our stock price has been volatile and we expect it to remain volatile, which could limit investors’ ability to sell stock at a profit at the time of the investor’s choosing.

We have a limited trading market for our common stock, and our common stock has experienced price volatility in that market. In fiscal 2002, our stock price ranged from a high of $0.39 to a low of $0.078 per share, and in fiscal 2003 our stock price ranged from a high of $0.225 to a low of $0.065. This price volatility may substantially increase your risk of loss.

The volatile price of our stock makes it difficult for investors to predict the value of their investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance. A variety of factors may affect the market price of our common stock. These include, but are not limited to:

•	announcements of technological innovations or new commercial products by our competitors or us;

•	developments concerning proprietary rights, including patents;

•	regulatory developments in the United States and foreign countries;

•	economic or other crises and other external factors;

•	period-to-period fluctuations in our revenues and other results of operations;

•	changes in financial estimates by securities analysts; and

•	sales of our common stock.

We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

In addition, the stock market in general, and the market for electronics companies in particular, has experienced extreme price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance, and may have a negative impact on your ability to sell shares of our stock.

Our Articles of Incorporation allow us to sell preferred stock without shareholder approval.

Our Board of Directors has the authority to issue up to 4,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any additional vote or action by our shareholders. The rights of the holders of the common stock will be subject to, and could be materially adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. For example we could issue preferred stock that has superior rights to dividends or is convertible into shares of common stock. This might adversely affect the market price of the common stock.

Trading of our common stock is limited.

Trading of our common stock is conducted on the National Association of Securities Dealers’ Over-the-Counter Bulletin Board, or “OTC Bulletin Board.” This adversely effects the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and ask prices for our common stock.

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A Note About Forward-Looking Statements

This prospectus contains various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our beliefs as well as assumptions made by and information currently available to us. For this purpose, any statements contained in this Prospectus that are not statements of historical fact may be deemed to be forward-looking statements. When used in this prospectus, the words “believe,” “expect,” “anticipate,” “estimate,” “plan” and similar expressions are intended to help identify forward-looking statements. These statements are subject to certain risks, uncertainties, and assumptions, including those identified under “Risk Factors” above. These statements by their nature involve substantial risks and uncertainties and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include, but are not limited to, economic conditions generally and in the industries in which our future customers participate; competition within our industry, including competition from much larger competitors; technological advances which could render our products less competitive or obsolete; failure by us to successfully develop new products or to anticipate current or prospective customers’ product needs; price increases or supply limitations for components purchased by us for use in its products; and delays, reductions, or cancellation of orders that may be placed with us. There can be no assurance that we will be able to develop our products or markets for our products in the future.

Use of Proceeds

We will not receive any proceeds from the Selling Securityholders’ sale of shares of our common stock. However, we will receive the proceeds from any sale of common stock to the Selling Securityholders upon the exercise of the Selling Securityholders’ warrants, when and if they are exercised. We may also receive proceeds from the exercise of the placement agent’s warrants, when and if they are exercised.

If the Selling Securityholder’s exercise their warrants, then we expect to use substantially all the net proceeds for research and development of our products, and expansion of sales and marketing activities, debt repayment, and other general working capital and corporate purposes. The amounts we actually expend for working capital and other purposes may vary significantly and will depend on a number of factors including, but not limited to, the actual net proceeds received, if any, the amount of our future revenues and other factors described under “Risk Factors.” Accordingly, our management will retain broad discretion in the allocation of the net proceeds of these funds. A portion of the net proceeds may also be used to acquire or invest in complementary businesses, technologies, product lines or products.

-13-

Market for Common Equity and Related Stockholder Matters

Our common stock is quoted and traded on a limited and sporadic basis on the OTC Bulletin Board operated by The NASDAQ Stock Market, Inc. under the trading symbol “NSCT.” The limited and sporadic trading does not constitute, nor should it be considered, an established public trading market for our common stock. We have 875 stockholders of record of our common stock as of May 31, 2004. The following table sets forth the high and low closing sale prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board, NASDAQ Trading and Market Services.

Market for Common Equity	High	Low

Fiscal 2004 (Year to Date)
Two Months (through May 31, 2004)	$0.190	$0.120
Second Quarter (through March 31, 2004)	$0.200	$0.135
First Quarter (through December 31, 2003)	$0.205	$0.130

Fiscal 2003
Fourth Quarter (through September 30, 2003)	$0.210	$0.145
Third Quarter (through June 30, 2003)	$0.225	$0.095
Second Quarter (through March 31, 2003)	$0.170	$0.085
First Quarter (through December 31, 2002)	$0.220	$0.065

Fiscal 2002
Fourth Quarter (through September 30, 2002)	$0.160	$0.078
Third Quarter (through June 30, 2002)	$0.205	$0.140
Second Quarter (through March 31, 2002)	$0.265	$0.135
First Quarter (through December 31, 2001)	$0.390	$0.220

Dividends

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our board of directors has sole discretion to pay cash dividends or other dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

Impact of the “Penny Stock” Rules on Buying or Selling our Common Stock

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, before the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. In addition, unless an exception is available, the broker-dealer must deliver a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market prior to any transaction. Further, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage them from transactions in our common stock, which could severely limit the market price and liquidity of our securities.

-14-

Plan of Distribution

Manner of Sale

The shares being offered by the Selling Securityholders may be sold from time to time in one or more transactions (which may involve block transactions):

•	on the OTC Bulletin Board or on such other market on which the common stock may from time to time be trading;

•	in privately-negotiated transactions;

•	short sales; or

•	any combination of the above.

The sale price to the public may be the market price prevailing at the time of sale, a price related to the prevailing market price, at negotiated prices or another price as the Selling Securityholders determine from time to time. The shares may also be sold pursuant to Rule 144. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Securityholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share that may be below the then market price. There can be no assurance that all or any of the shares offered by this prospectus will be sold by the Selling Securityholders. The Selling Securityholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations there under.

The Selling Securityholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations there under, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the Selling Securityholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Grant of Registration Rights

We granted registration rights to the Selling Securityholders to enable them to sell the common stock and shares underlying the warrants they purchased from us. In connection with any such registration, we will have no obligation:

-15-

•	to assist or cooperate with the Selling Securityholders in the offering or disposition of such shares;

•	to indemnify or hold harmless the holders of any such shares, other than the Selling Securityholders, or any underwriter designated by such holders;

•	to obtain a commitment from an underwriter relative to the sale of any such shares;

•	We assume no obligation or responsibility whatsoever to determine a method of disposition for such shares.

We will use our best efforts to file, during any period during which we are required to do so under our agreement with the Selling Securityholders, one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing:

•	the name of any broker-dealers;

•	the number of common shares involved;

•	the price at which the common shares are to be sold;

•	the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;

•	that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	any other facts material to the transaction.

-16-

Selling Securityholders

The following table sets forth the name of each Selling Securityholder, the number of shares of common stock and the number of shares underlying the warrants owned by each Selling Securityholder. Because the Selling Securityholders may sell all, a portion or none of their shares, no estimate can be made of the aggregate number of shares that may actually be sold by any Selling Securityholder or that may be subsequently owned by any Selling Securityholder.

The shares offered by this prospectus may be sold from time to time by the Selling Securityholders listed below. This table includes shares of common stock known to us to be owned outright by the Selling Securityholders listed below, as well as shares of common stock underlying warrants owned by the Selling Securityholders.

	Number of Shares Offered Under This Offering

			Number of
			Shares Offered By
	Number of Shares	Number Of Shares	SellingSecurityholder
	Beneficially Owned	Offered By Selling	Upon Exercise	Percent of
Selling Securityholders	Before Offering(1)	Securityholder	of Warrants (2)	Class (3)

Source One	300,000	300,000	225,000	*
Stephen M. Abbott & Patricia N. Abbott	200,000	200,000	150,000	*
Rocco J. Brescia Jr.	220,000	220,000	165,000	*
George R. Martin	100,000	100,000	75,000	*
Donald L. Massey	300,000	300,000	225,000	*
Garry Higdem	200,000	200,000	150,000	*
Steven A. Heggelke	125,000	125,000	93,750	*
Keith D. Camp	200,000	200,000	150,000	*
Paul Coplan	45,455	45,455	34,091	*
Greg John Dawe	700,000	700,000	525,000	1.29%
Daniel E. Larson	100,000	100,000	75,000	*
Murray W. Grigg	500,000	500,000	375,000	*
Joseph B. Ryan Jr.	100,000	100,000	75,000	*
John Igoe	150,000	150,000	112,500	*
Joseph Kump & Joan Kump	46,000	46,000	34,500	*
William M. & Deborah Haskell	100,000	100,000	75,000	*
Richard A. Jacoby	250,000	250,000	187,500	*
James W. Robertson	100,000	100,000	75,000	*
Michael Grabert	60,000	60,000	45,000	*
Andrew Denka	800,000	800,000	600,000	1.47%
Ronald Danielak	20,000	20,000	15,000	*
Larry D. Hunter	50,000	50,000	37,500	*
David R. Beck	100,000	100,000	75,000	*
John Younts	100,000	100,000	75,000	*
Marc C. McGeever	50,000	50,000	37,500	*
Christopher J. Whyman	68,182	68,182	51,136	*
Denno Family Limited Partnership	200,000	200,000	150,000	*
Joseph P. Kalinoski	100,000	100,000	75,000	*
Thomas G. Howard	20,000	20,000	15,000	*
Gregg Brune	50,000	50,000	37,500	*
Gregory W. Nelson & Judy C. Nelson	100,000	100,000	75,000	*
Michael Lusk	100,000	100,000	75,000	*

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	Number of Shares Offered Under This Offering

			Number of
			Shares Offered By
	Number of Shares	Number of Shares	Selling Securityholder
	Beneficially Owned	Offered By Selling	Upon Exercise	Percent of
Selling Securityholders	Before Offering (1)	Securityholder	of Warrants (2)	Class (3)

Dorothy Cox Paris Q-Tip Trust	30,000	30,000	22,500	*
David E. Hallberg	20,000	20,000	15,000	*
Philip W. Madow & Amber D. Madow	65,000	65,000	48,750	*
Graham Richards & Mireya Richards	100,000	100,000	75,000	*
Kim D. Biggs & Kimberly S. Biggs	20,000	20,000	15,000	*
Govin T. Rajan	50,000	50,000	37,500	*
Gary Meteer	45,455	45,455	34,091	*
Rock II, LLC	500,000	500,000	375,000	*
Hargopal Singh	50,000	50,000	37,500	*
Patrick R. Discepola	12,000	12,000	9,000	*
Mark L. Merhar	10,000	10,000	7,500	*
Thomas Webber	20,000	20,000	15,000	*
Michael J. Maloney	100,000	100,000	75,000	*
SRG Capital, LLC	300,000	300,000	225,000	*
Gerard Caviston	250,000	250,000	187,500	*
Gordon Gregoretti	200,000	200,000	150,000	*
Hugh W. Richardson	90,909	90,909	68,182	*
Gregory C. Herr & Carol Herr	30,000	30,000	22,500	*
Thomas J. Banholzer	90,909	90,909	68,182	*
Gerald H. Negley	50,000	50,000	37,500	*
John R. Lower	90,909	90,909	68,182	*
Gerald L. Meyr	140,000	140,000	105,000	*
Gary L. Willoughby & Sarah Willoughby	200,000	200,000	150,000	*
Kevin T. Crofton	100,000	100,000	75,000	*
Manish Gupta & Charu Gupta	20,000	20,000	15,000	*
Herman David Overbeeke	250,000	250,000	187,500	*
Paul Mikkola & Pamela Mikkola	50,000	50,000	37,500	*
Raymond A. Fox	37,000	37,000	27,750	*
William A. Weeks	50,000	50,000	37,500	*
John Pirillo	200,000	200,000	150,000	*
M.O. Hess & Martha S. Hess	50,000	50,000	37,500	*
Jeffrey R. Freeman	50,000	50,000	37,500	*
Daniel Bettencourt	20,000	20,000	15,000	*
Matthew J. Rund	100,000	100,000	75,000	*
Hartley D. Blaha	100,000	100,000	75,000	*
Michael Lauria	181,818	181,818	136,364	*
Stuart Bunting	100,000	100,000	75,000	*
David D. Le Norman	95,000	95,000	71,250	*
William R. Seybold	50,000	50,000	37,500	*
Suman T. Patel & Shobhana Patel	50,000	50,000	37,500	*
Ron Lucas	91,000	91,000	68,250	*
Richard Sahagian	20,000	20,000	15,000	*
Nancy Elaine Mc Govern	136,400	136,400	102,300	*
Iqbal Dar	45,500	45,500	34,125	*

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	Number of Shares Offered Under This Offering

			Number of
			Shares Offered By
	Number of Shares	Number Of Shares	Selling Securityholder
	Beneficially Owned	Offered By Selling	Upon Exercise	Percent of
Selling Securityholders	Before Offering(1)	Securityholder	of Warrants(2)	Class(3)

James C. Collings	27,275	27,275	20,456	*
Michael Bray & Mary A. Bray	55,000	55,000	41,250	*
Michael A. Mohr & Denise A. Mohr	100,000	100,000	75,000	*
Paul E. Meyr Revocable Living Trust	140,000	140,000	105,000	*
Robert Marino	50,000	50,000	37,500	*
Douglas Spangler	45,454	45,454	34,091	*
Gerrard A. Rutter & Gillian T. Rutter	100,000	100,000	75,000	*
Strategic Working Capital Fund(4)			640,000	*
Richard F. Sands			950,000	*
Wayde Walker			303,069	*
Kevin Wilson			30,000	*
Richard Brewster			30,000	*
Rafael Vasquez			30,000	*
Matthew Eitner			30,000	*
Matthew Richard McGovern Living Trust Dated 7/28/2000, c/o Matthew R. McGovern - Trustee			377,250	*
Nathaniel Clay			20,000	*
William Poon			20,000	*
Shraga Faskowitz			20,000	*
Richard Michalski			10,000	*
Brian Smith			10,000	*
James Ahern			10,000	*
Scott Kenneth Steele			10,000	*
Anthony Miller			10,000	*
Alan Feldman			40,000	*
Charles Savage			151,226	*
David Bloom			10,000	*
Matthew E. Donohue			10,000	*
David Roth			10,500	*
Thomas Gaito			3,804	*
Kent Mitchell			10,000	*
Ian O’Brien Rupert			10,000	*
Jonathan Gutman			15,000	*
Michael R. Hamblett			93,823	*
Anthony J. Spatacco Jr.			46,912	*
Starboard Capital Markets, LLC			46,913	*

Subtotal by Share and Warrant Category	10,334,266	10,334,266	10,699,197

Grand Total (All Shares & Shares Underlying Warrants)			21,033,463	22.13%
__________________

*	Less than 1%.
(1)	Includes 10,334,266 shares of our outstanding common stock issued in connection with our March 15, 2004 private placement of units.

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(2)
Includes the following: (i) 7,750,700 Investor warrants to purchase our common stock, dated April 8, 2004, to various purchasers in our March 15, 2004 private placement of units; (ii) 500,000 Initiation warrants, dated February 9, 2004, issued in conjunction with National Scientific's March 15, 2004 private placement, to Richard F. Sands and Wayde Walker, employees of Casimir Capital L.P., and the Matthew Richard McGovern Living Trust Dated 7/28/2000, c/o Matthew R. McGovern – Trustee (Matthew R. McGovern is an employee of Casimir Capital); (iii) 1,808,497 Placement Agent warrants to purchase our common stock, dated April 8, 2004, to employees of our employees of our Placement Agent, Casimir Capital L.P. or employees of their associated firm Starboard Capital LLC , in conjunction with our March 15, 2004 private placement of units; and (iv) 640,000 warrants to purchase common stock, dated January 6, 2004, to Strategic Working Capital Fund L.P., in conjunction with National Scientific’s financing January 2004.

(3)	Based on 95,034,866 shares outstanding, which assumes that all warrants of the Selling Securityholders to purchase 10,699,197 shares of common stock are exercised.
(4)
All securities held by persons listed in this table from this row and below are beneficially held by employees of our Placement Agent, Casimir Capital L.P., other than Michael R. Hamblett and Anthony J. Spatacco Jr., who are employees of Starboard Capital LLC., and Starboard Capital LLC, which is a limited liability company, and Strategic Working Capital Fund L.P., which is a limited partnership.

Placement Agent

Casimir Capital L.P. (“Casimir”) has acted as placement agent in connection with the sale of our common stock and warrants to all of the Selling Securityholders, except Strategic Working Capital Fund L.P. Casimir’s duties as placement agent were undertaken on a best efforts basis only. It made no commitment to purchase shares from us and did not ensure us of the successful sale of any securities. Prior to our private placement in conjunction with Casimir, Casimir did not own any of our securities, although three principles in Casimir, Richard F. Sands, Wayde Walker, and Matthew R. McGovern, beneficially held 500,000 initiation warrants to purchase our common stock, which were issued in February 2004 in conjunction with the March 15, 2004 private offering. Casimir is a registered securities broker dealer. A separate registered securities broker, Starboard Capital LLC, assisted Casimir with a small portion of the placement agent activities associated with our March 15, 2004 private placement of units.

Neither the Selling Securityholders nor Casimir Capital have held any positions or offices or had material relationships with us or any of our affiliates within the past three years other than as a result of the ownership of warrants to purchase our common stock. Starting March 15, 2004, Casimir was granted the right to appoint one person to our advisory board, and the right to appoint one person as an observer to our board of directors for an eighteen-month period. Casimir also has a first right of refusal agreement on future financing we may do over the next eighteen months, including certain non-exclusive rights related to potential mergers and acquisitions. If, in the future, the Selling Securityholders’ or Casimir’s relationship with us changes, we will amend or supplement this prospectus to update this disclosure.

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Management’s Discussion, Analysis and Plan of Operation

Overview

Our business focuses on the research, development and sale of location tools used to track or monitor people or objects such as vehicles or other mobile equipment. We also own devices and designs that are used in the semiconductor and electronics industries.

From 1996 to 2002, we engaged primarily in developing devices and designs that are used in the semiconductor and electronics industries. This resulted in a number of U.S. patents, but did not produce any significant amount of revenue. Additionally, during the period from 2000 to 2001 we engaged in the business of distributing electronic and other semiconductor-related products to customers in Asia and the United States in order to generate revenue. In 2001, we discontinued those activities because they did not produce the profit margins we had originally expected.

In 2002, we began to focus on applications of electronic devices in the location tools market. We also began to decrease our focus on semiconductor designs and devices, due primarily to difficult market conditions in the semiconductor industry. We plan to continue our focus on location tools for the foreseeable future.

Our first shipment and sale of our location tools began with the sale and shipment of our Followit™ product in August 2002.

In December of 2002, we entered into an agreement with Electroconnect of Scotland to produce a prototype and then manufacture our Gotcha!® product. This agreement is based on us paying for units as ordered, and does not require minimum purchase amounts.

In December 2002, we entered into an agreement with FutureCom Global, Inc. (FCG) of Arizona to assist us in the marketing and distribution of our location tools. The term of the agreement is two years and it is renewable for up to one additional year. The agreement allows FCG to market our Followit™, StarPilot™, and Gotcha!® products through media and trade shows, as well as through networks of sales representatives in a variety of consumer marketplaces, including general retail. The agreement may be expanded to include stocking of our products by FCG. FCG currently provides some stocking for our Gotcha!® line of products. The agreement does not require minimum purchase amounts.

Our sales during the fiscal year ending September 30, 2003, and for the six month period ending March 31, 2004, have consisted largely of sales of our Gotcha!® child safety product through FutureCom Global, and to a lesser extent of our GPS related products, included IBUS™ to Verify Systems and early prototype versions of the TrakJack™ product to Positus Corp. During this period, we have generally seen a gradual increase in the total sales on a quarter-to-quarter basis, although we can make no assurance that this trend will continue into any future periods.

We currently hold U.S. patents on eight devices and designs and have several domestic patent applications pending. Most of our patent work is focused on protection in the United States today, due to the high cost of acquiring and maintaining patents in other markets. We plan to continue to develop our existing patented technologies as well as develop new performance-enhancing devices and designs for use in the semiconductor, electronics and location industries. Our business plan contemplates that we will generate revenue by entering into strategic joint venture licensing agreements, manufacturing agreements, development agreements, distribution and marketing agreements and other arrangements with firms and/or entities that will either incorporate our technologies into their product offerings or sell them directly to their customers.

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Results of Operations

Years Ended September 30, 2003 and 2002

Our revenue was $63,579 and $2,914 for the fiscal years ended September 30, 2003 and 2002, respectively. Although we reported revenues of $882,715 during the fiscal year ended September 30, 2001 the revenue was derived from our distribution activities that we no longer conduct. Sales for the year ended September 30, 2003 represent the sale and delivery of our Followit™, IBUS™, TrakJack™ and Gotcha!® lines.

Our net losses were $952,564 and $1,883,489 for the fiscal years ended September 30, 2003 and 2002, respectively.

Our research and development expenditures decreased to $84,301 for the fiscal year ended September 30, 2003, from $154,548 for the fiscal year ended September 30, 2002. The decrease in research and development costs in fiscal 2003 was primarily attributable to the shift of resources from capital-intensive semiconductor-related development projects to more labor-intensive location service technology-related projects.

Our total costs and expenses decreased significantly to $981,098 in fiscal 2003 from $1,906,035 in fiscal 2002. Salaries and benefits were reduced to $438,244 in fiscal 2003, down from $624,069 in 2002. This decrease is attributable to staff reductions, pay cuts, and the movement of some staff from full time to part time status.

Our stock compensation expenses declined to $291,658 in fiscal 2003 from $460,168 in fiscal 2002. In fiscal 2003 the majority of the stock compensation expense related to the issuance of vested options to employees and consultants at an exercise price that was below the then-current market value. These options were granted in order to conserve operating cash.

Other expenses declined in fiscal 2003 to $149,245 from $667,250 in fiscal 2002 as a result of the reduction in personnel, insurance costs, filing fees, legal expenses, and contract services.

Our accounts payable declined from $368,952 on September 30, 2002, to $185,725 on September 30, 2003. In late March of 2003, we settled a liability and reduced our accounts payable by approximately $150,000, which resulted in the majority of this decline.

Six Months ended March 31, 2004 vs. Six Months ended March 31, 2003

Our revenue was $74,538 for the six months ended March 31, 2004, up from $18,548 for the six months ended March 31, 2003. Sales for the six months ended March 31, 2004 represent the sale and delivery of our Followit™, and Gotcha!® lines.

Our net losses were $418,190, for six months ended March 31, 2004 compared to $358,670 for the six months ended March 31, 2003.

Our research and development expenditures decreased from $21,177 for the six months ended March 31, 2003 to $9,398 for the six months ended March 31, 2004. This trend is expected to reverse during the second half of fiscal year 2004, as research funding is planned to increase in the near term. We have focused an increasingly significant amount of our time, energy, and resources on development of new sources of revenue through the building of new customer relationships.

Our total costs and expenses for the six months ended March 31, 2004 increased to approximately $426,256 from $370,305 in the comparable period ended March 31, 2003. Salaries and benefits increased primarily due to the hiring of two full time engineers just before the end of the last fiscal year. Stock compensation was reduced to $28,293 during the first six months of fiscal year 2004, down from $109,980 during the first six months of fiscal year 2003. Other expenses increased to $131,170 for the first six months of fiscal 2004 compared to $44,172 in the comparable period of fiscal 2003.

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On March 31, 2004, our accounts payable were $266,879, down from $462,893 on March 31, 2003. During the six months ended March 31, 2004 the increase in our payables from the end of fiscal 2003 was largely driven by purchases of Gotcha!® products from our manufacturer that we held in inventory.

Liquidity and Capital Resources

We have generated only limited revenue and we have not been profitable. We have experienced a cash flow deficit from operations due to our development stage, substantial on-going investment in research, and due to extensive development efforts. Consequently, we have been dependent on equity and debt financing to fund our cash requirements.

For the six months ended March 31, 2004 and years ended September 30, 2003 and 2002, we generated a total net cash flow from the financing activities, principally the sale of equity, of approximately $1,590,000. Over the same period, we had negative cash flow from operations of approximately $1,913,000.

As of September 30, 2003, our cash and cash equivalents totaled $17,903 and total current assets were $72,729. We have recently initiated product-marketing efforts after several years of research and development and have not yet reached break-even in terms of both cash flow and profitability. As of September 30, 2003, our long-term debt totaled $43,250 and total liabilities were $716,670. Total liabilities increased to $844,367 at March 31, 2004 due to the debt-based short term financing program of January 2004 of approximately $160,000, and a build up of trade payables largely driven by inventory purchases of Gotcha!® products from our manufacturer in Scotland. The $160,000 note from the January 2004 financing was repaid in full in May 2004.

The equity financing we have engaged in since 2001 has involved the private placement of our common stock and warrants to purchase our common stock pursuant to exemptions from federal and state registration.

In May 2001, we entered into a common stock purchase agreement with Coriander Enterprises Limited, a British Virgin Islands corporation, for the future issuance and sale of shares of our common stock. This stock purchase agreement established an equity line of credit. Under this arrangement we were to make up to 24 draw down requests over a two year period, pursuant to which Coriander Enterprises was obligated to purchase up to $24 million of our common stock, at prices that would vary based upon the market price of the common stock. As of August 2002, changes in the market price and/or trading volume of our common stock limited our ability to draw down funds under the equity line of credit, and we permanently ceased to use it. Through the life of this line, we drew down approximately a gross amount $430,000 and in the process sold approximately 2,122,063 of shares of our common stock to Coriander Enterprises Limited.

In November 2002, we began a private offering of common stock and common stock purchase warrants. We received $470,000 in cash and $30,000 in debt forgiveness from this effort and we issued 12,125,000 shares of common stock and granted warrants to purchase 4,800,000 shares of common stock at an exercise price of $0.30 per share and warrants to purchase 200,000 shares at a price of $0.50 per share. These warrants expire in December 2004.

In June 2003, we began a private offering of common stock and common stock purchase warrants. From June 2003 through March 2004 when this offering was closed, we received a total of approximately $310,000 in cash, we issued 3,600,000 shares of our restricted common stock, and we issued 2,550,000 warrants to purchase our common stock at exercise prices ranging from $0.50 to $0.75 per share. The term of these warrants is three years.

In January of 2004, we entered into a debt-based short term financing program with a U.S. investment fund, or bridge-financing program. The terms of this program included a six-month Note payable at maturity in July 2004 for $160,000, at an effective annual interest rate of 13%. The transaction also included three year warrants to purchase 640,000 shares of our restricted common stock, at $0.13 during the first and second year of the warrants’ lifetime, and $0.15 during the third and final year of the warrants’ lifetime. These warrants include anti-dilution provisions, as well as registration rights in the event that we file an appropriate registration statement with the SEC during the next three years. The $160,000 Note was repaid in full in May of 2004.

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On March 15, 2004, we commenced a private placement of units consisting of one share of common stock and a warrant to purchase .75 shares of common stock. The initial closing was on April 8, 2004, with aggregate gross proceeds of approximately $1.1 million. We issued 10,334,266 shares of restricted common stock and warrants to purchase 7,750,700 shares of common stock at an exercise price of $0.11 per share. The warrants have a term of five years, and include certain registration rights. As of April 8, 2004 the cash proceeds to us, net of expenses to date, totaled $972,864. We intend to use part of the proceeds of the private placement to finance the continued development and marketing of Wi-Fi® and RFID related Location Tools™ products. In addition, we plan to use part of the proceeds for expanded marketing and sales efforts, for further commercialization of our other Location Tools™ product line, and for other corporate purposes.

We have an accumulated deficit of approximately $21.7 million as of September 30, 2003, which includes approximately $10 million of non-cash transactions, in fiscal years 2000 and 2001, for restricted common stock issued as payment for research, consulting and other services. We expect operating losses in the foreseeable future as we continue our efforts to commercially exploit our portfolio of patents and develop commercial products. Accumulated cash used in operating services from our inception to September 30, 2003 totaled approximately $6.9 million.

We believe that our current working capital, together with the proceeds of our most recent private placement and projected funds generated from sales of our locator products, will be sufficient to fund our operations for the next twelve months. This belief assumes the salary and consulting fee deferral programs described elsewhere in this prospectus remain in effect and that certain of our employees continue to accept a portion of their monthly salaries in options or shares of common stock. However, we may be required to raise additional capital in equity markets. Our ability to raise additional capital in public markets will be primarily dependent upon prevailing market conditions and the demand for our products and services. No assurance can be given that we will be able to raise additional capital, when needed or at all, or that such capital, if available, will be on acceptable terms. Failure to raise capital or generate sufficient sales to meet our creditors’ demands as well as working capital for ongoing operations could result in our failure to continue as a going concern.

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Our Business

Overview

National Scientific Corporation was originally formed in 1953 as American Mortgage Company, Inc., a Texas corporation. In 1993, we became a subsidiary of A.F.M.S., Inc. In 1994, U.S. Network Funding, Inc., acquired A.F.M.S., Inc., including a controlling interest in American Mortgage Company, Inc. In 1995, U.S. Network Funding, Inc., divested itself of A.F.M.S., Inc. and made a dividend distribution of its common shares of American Mortgage Company, Inc. to its shareholders. On May 16, 1996, we changed our name to National Scientific Corporation and began our current operations.

From May 1996 until February of 2002, we focused primarily on research and development of certain technology relating to semiconductor devices. This research and development resulted in several patented designs or devices. When the semiconductor industry experienced a major decline in 2001, our ability to access the necessary capital to continue our semiconductor research and development effort was severely limited. We then changed the focus of National Scientific away from basic semiconductor research and development. In February of 2002, we began to focus on applications of electronic and radio devices in the location services market. The location services market involves products that track (or locate) the indoor or outdoor whereabouts of people and property. We have a special focus on applications that relate to using this technology to keep children safe, but we develop products for other tracking applications as well.

We plan to continue our focus on developing and selling our location products for the foreseeable future. Much of our effort since February 2002 has been devoted to developing, licensing, and acquiring technologies related to location services. To date, we have designed and developed a number of products on our own, and acquired rights to specific hardware and software developed by others for use in our offering to our customers. Our development of location products and subsequent sales efforts resulted in revenue of $2,914 late in the fiscal year ended September 30, 2002. Our revenue from these products increased to $63,579 for the fiscal year ended September 30, 2003. As of the six month period ended March 31, 2004, our revenue was $74,538. We plan to continue product development in 2004, and to develop and expand new sales channels and new customers for our location services products. Our net losses were $952,564 and $1,883,489 for the years ended September 30, 2003 and 2002, respectively, and for the six-month period ending March 31, 2004, our net loss was $418,190.

Location Products

Most of our customers require tracking of an object, asset or person, and reporting this information back to a central location. Our location products use different technologies to determine position of the object and report it back to the user, usually determined by whether they are trying to track items outdoors or indoors. Our customers’ choice of the type of technology to use is primarily based on their application. Our location tools products therefore fall into two different categories depending upon the type of application the customer requires. These are Outdoor Location Products and Indoor Location Products.

Our current location technology has not been awarded any patents as of the date of this prospectus, although we have filed for provisional patent protection on one of these products, and have been awarded trademark protection on one other. We use a combination of confidentiality agreements and other trade secret management to protect our trade secrets.

Outdoor Location Products

Overview of This Technology

We have developed a group of products with the capability to determine location using a technology called Global Positioning System or GPS. These products report the location information or data back to the user through a radio network. The products also contain a small computer to provide the overall control and data processing of the device. In other words, the product can be thought of as having three distinct pieces or systems. These are the data collection system, the data control & processing system, and the data transport system. This design concept is the basis for our outdoor location products. The diagram below shows in a general way how the GPS system works with our outdoor location products:

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Data Collection System

This system can be thought of as the ‘eyes and ears’ of the product. It is comprised of two further systems. One system determines location of the product, while the other system records specific events that the customer may be interested in such as a door opening in a delivery truck. The location system determines the position of the product using a technology developed by the U.S. Government called the Global Positioning System, or GPS, as it is commonly known. GPS was first made available by the U.S. Government for limited commercial use in the 1980’s. The system consists of approximately 24 satellites that orbit the earth every 12 hours. It is a worldwide navigation support system that allows users of GPS receivers to determine their precise geographic locations to within a few meters. The network of satellites and their ground control and monitoring stations are maintained and operated by the United States Department of Defense, which maintains an ongoing satellite replenishment program to ensure continuous global system coverage. Access to the system for all users is currently provided free of charge by the U.S. Government.

GPS works by ranging and triangulating the product’s position from a group of satellites. Of the 24 GPS satellites in orbit, a minimum of four are needed to reliably determine the product’s three–dimensional position. A GPS receiver measures distance by calculating the amount of time it takes a navigation and time reference radio signal from the satellite to make a one-way trip to the GPS receiver.

One of the main drawbacks with GPS is that the GPS receiver requires a clear line of sight of the satellites. Therefore GPS receivers generally do not work indoors. Even when the GPS receiver is outdoors, tall buildings, hills and dense foliage such as trees may also block reception.

Prior to May 2000, for reasons of national security, the U.S. Department of Defense intentionally degraded GPS signals to civilian users allowing civilian users to only obtain accurate information regarding their geographic locations accurate as to within a radius of about 100 meters. On May 2, 2000, the U.S. Department of Defense eased restrictions on civilian use of GPS technology, allowing civilian users to now calculate their geographical positions to accuracy of 10 meters or better. This change in policy significantly improves the utility of GPS for many applications.

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GPS receivers typically are very compact; it is not necessary to have a large dish antenna to receive GPS signals. Typical information that can be obtained from these GPS signals are latitude, longitude, elevation, speed, direction, date and time.

The second part of this Data Collection System is customer specific. Many customers have additional types of data that they want to know or want collected relevant to a location. An example of this could be, every time the delivery truck door is open, report its position and time the incident happened. Another example could be, report every incident of when the car traveled faster than 70 mph. This data input system can therefore be customized to meet the exact needs of a customer.

Another kind of data collection technology we use in some of our products is called RFID, which stands for Radio Frequency Identification. RFID devices are small radios that can be used to track information about people or objects. RFID provides a very low cost solution for certain kinds of tracking activities, especially short range activities, such as those at distances of less than a few hundred feet. RFID devices often are less costly to manufacture than GPS devices, although due to their short range, they may not be as versatile as GPS, which can work at distances of many miles or more.

Data Control & Processing System

This system can be thought of as the ‘brains’ of the product. A technical term for this system is an embedded system, meaning one that lives deep inside the overall product. An embedded system is a small special-purpose computer system built into a larger device. The reason we use an embedded system in our products is to keep cost to us low, so our products stay more competitive in price. Simple embedded systems can cost us as little as a few dollars each and use very little power compared to the desktop computers that many people are familiar with, which typically cost much more. On our embedded systems there is typically no disk drive, operating system, keyboard or screen. Our embedded systems instead communicate with other computers by radio. These other computers typically have keyboard and screens, and they are used to display our information.

The programs that we run on these systems are custom designed and built by our own engineers. These programs are called firmware. The firmware controls how the data is collected, what data should be collected and what events should be monitored and reported, what should be ignored and how and when and what data should be sent back to the user. As we mentioned above, the system is relatively easy to customize, and the firmware is also easy to customize as it has been written in a modular fashion that allows changes to one section to be implemented without the need to completely re-write the program. This helps us keep costs down.

Data Transport System

This system can be thought of as the ‘mouth’ of the product. It communicates to the outside world where it is and what has happened. There are many different types of technology that can be used to transport this data back to the user, generally using some kind of wireless technology based on radios. We currently use cellular radios, satellite radios, Wi-Fi® radios, and other special purpose radios.

We use a cellular radio based on GSM cellular technology. GSM, or Global System for Mobile Communications, is a second-generation digital mobile telephone standard. GSM was initially developed as a pan-European collaboration, intended to enable mobile roaming between member countries. As of 2004, there are now one billion GSM customers in the world in 193 different countries, according to a report published in February 2004 by the GSM Association. GSM technology is experiencing rapid growth in the Americas and elsewhere, according to the 3G Americas organization. We believe the use of GSM in our products makes them more attractive to customers on an international basis.

The cellular radios typically operate in ‘real time.’ When an event occurs, the data is immediately transported back to a user at a remote location.

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While cellular coverage and reception is good in urban areas, it is less effective in rural areas and is non-existent in most wilderness areas. Sometimes our products are used in areas where there is poor or no cellular coverage. To overcome this we sometimes use a special radio that communicates with satellites in orbit around the earth. This form of communication has the advantage that our products can be used in very remote areas almost anywhere in the world. The major downside is that these radios are large and expensive and the airtime usage costs can be high. Another problem associated with this technology is that, like GPS, these satellite radios work best when there is a clear line of site to the satellites; as such they may not work well indoors, or under dense foliage or in deep valleys.

The satellite radios typically operate in ‘real time.’ When an event occurs the data is immediately transported back to the user.

Some of our customers do not want to have the expense of a real time cellular or satellite connection, nor are they interested in having the data in real time. For this we use either a special purpose radio or a Wi-Fi® radio.

The Wi-Fi® radio operates in a very similar manner to cordless phones found in many households these phones typically consist of a base station and handset. Our system is very similar; it consists of a base station unit that receives data from the mobile unit that would be on the asset or vehicle being tracked. The base station is typically attached to a personal computer that takes the raw data from the radio and re-formats it into information that can be displayed by other computers on the Internet. Wi-Fi® stands for “Wireless Fidelity” and is a technology in very common use to connect personal computers to other computer networks, including to the Internet.

The special purpose radios work in a very similar manner to the Wi-Fi® radio, except that they can sometimes transmit data over longer distances.

Wi-Fi® radios operate in an unlicensed part of the radio spectrum and as such do not have any special government licensing fees associated with them. Because they operate in a license free spectrum the Federal Communications Commission (FCC) imposes some restrictions on the use of these radios. One major restriction is that the range the radio signal can go is limited to about 300 feet.

Since most of the time our product will operate well beyond 300 feet from the base station, all the data that is collected is stored within the device for later transmission when the product comes back into that range again. When the vehicle or asset comes back into range of the base station the units automatically download their information. We call this mode of operation ‘near time.’ These ‘near time’ products do not incur any special airtime usage charges. As such they can be significantly cheaper to operate than the cellular or satellite equivalents.

Once the data is transmitted back to the user they can either display the information on our Lobo™ mapping software or on some other computer application.

Outdoor Location Tools Products

IBUS™. IBUS™ is a small outdoor location product designed to track school buses, as well as logging the children riding on the school bus. We announced this product in April of 2003. The unit contains a GPS that allows it to determine its current location. The unit also contains an ID card reader. As the child enters the bus they simply swipe their ID card and a record is created of who got on the bus, and where they got on the bus. As the bus travels along its route picking up passengers, there is a complete manifest created of who is riding on the bus. At journey’s end the children simply swipe their ID cards as they disembark and another log is created. Should there be a difference in the logs, then the driver will be notified that there could be someone left on the bus.

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This unit is designed to interface with software made by Verify Systems, Inc., that can provide reports to schools on the whereabouts of buses and students. We have only produced small numbers of this product, and have presented informational samples to various school districts, which are evaluating and testing it. We, together with Verify Systems, have run several pilot projects using IBUSTM with school districts in Massachusetts and Arizona. We intend to market this product directly and through other sales channels. We have made very few commercially significant sales of this product as of the date of this prospectus, with total revenues from this area at approximately $10,000 since we introduced the product. However, we believe the sales cycle into school districts can take several years, due to budget cycles, especially for new safety technology, so we are uncertain if these low sales are likely to stay low or to increase in the future. We do believe that there will be seasonal factors which can materially impact the sale of this product, primarily driven by school budget year cycles, but we are not able to assess the impact of these factors on future sales at this time, as our sales have been so limited to date.

StationMaster™. StationMaster™ is an outdoor location product based on GPS technology. It is designed to track and report the location of fleets of vehicles. We announced this product in March of 2003. The product contains a GPS and other sensor inputs as required by the customer. The product can be configured for either real time data communication or near time data communication again depending upon the customer’s requirements. By upgrading the embedded processor to a single board computer we can run applications specifically designed by our customers who require a mobile general-purpose computer that can also perform tracking and reporting functions. We have only developed prototypes of this product, and have not shipped commercial quantities as of this time, other than to a small number of potential development partners. We have presented samples to various customers, who are evaluating it for inclusion in their own products. We have made no sales of this product as of the date of this prospectus.

Tracker III™. Tracker III™ is an outdoor location product based GPS technology. It is designed to track and report the location of vehicles and assets. We announced this product in September of 2003. The unit contains a GPS to determine position, as well as and GSM cellular radio to transmit that position information back to a central location. This location information can be presented as map coordinates, or it can be shown on a map using our Lobo™ tracking software (see below). This product is in the final stages of development. Operational units are expected to be available in July 2004. We have made no sales of this product as of the date of this prospectus.

Lobo Tracking Software™. Lobo™ is an internet-based mapping application that can be used to display the location on a computer screen of our locator products in the field. Lobo™ is not sold as a stand-alone product, but instead is a service we offer to purchasers of our cellular-phone based locators. We use Lobo™ to make our locator product offerings more attractive to customers. Lobo™ is in active use today by most customers using our Followit™ products. We have generated revenue through the sale of service on our Lobo™ server service for over two years; since Lobo™ is part of an overall solution that includes Followit™, it is difficult to accurately separate the revenue generated solely from Lobo™ software from the revenue generated from Followit™. We estimate that Lobo™ has independently generated less than $5,000 in revenue over the last two years.

StarPilot™. StarPilot™ is an outdoor location product based on a single board computer and GPS technology. We announced this product in June of 2002. The product is approximately eight inches long by three inches wide, and is intended for mounting inside a car or truck. The unit contains a small computer with a hard disk drive that operates on the commercially available Linux operating system. The unit also contains a GPS and a small cellular telephone to transmit information back to a central location. This location information can be presented as map coordinates, or it can be shown on a map using our Lobo™ tracking software. This unit is intended for tracking vehicles and for running applications designed by our customers who require a mobile general-purpose computer that can also perform tracking and reporting functions. We have only developed prototypes of this product, and have not shipped commercial quantities as of this time, other than to a small number of potential development partners. We have presented samples to various customers, who are evaluating it for inclusion in their own products. We have made no sales of this product as of the date of this prospectus.

StarPilot™ Sentinel. StarPilot™ Sentinel is an outdoor location product designed for tracking and reporting the location of field personnel at a distance. We announced this product in April of 2003. The product consists of a vehicle-mounted satellite/RF location and communications platform with a small personal RF transmitter. The unit contains a small computer with a hard disk drive that operates on the commercially available Linux operating system. The unit also contains a GPS. This is a concept product intended primarily for military use in an area most of the communications infrastructure has been destroyed. Occasionally, troops encounter hostile action close to their vehicles but are unable to return to them to summon help. We developed this product as an aid to summon help. All the troops in the vehicle carry a small radio transmitter, similar to a key fob used in car alarms.  When they experience difficulties they simply press a button on the key fob and a signal is sent to the communications module in the vehicle. This communications module then sends of an emergency alert over a satellite link back to command along with its location. We have made no sales of this product as of the date of this prospectus.

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This location information can be presented as map coordinates, or it can be shown on a map using our Lobo™ tracking software. We have only developed prototypes of this product. This product is targeted primarily at military related uses, such as assisting soldiers or civilians in hostile area such as Iraq to summon help in areas where cellular coverage in limited.

TrakJack™. TrakJack™ is an outdoor location product designed for use in the power sports industry. Examples of power sports equipment are motorcycles or snowmobiles. We announced this product in March of 2003 (then called TrakForce™) along with our development partner Positus Corporation, formerly known as Bike & Cycle Trak USA, Inc. The product is aimed primarily at the expensive motorcycle industry. It is a custom designed unit and will have a number of unique features, including a crash sensor, which allows the product to automatically summon assistance in the event it detects an accident through a call center. It will also act as a theft recovery device. The major components of this product are a crash sensor, GPS and cellular radio. We have provided Positus Corporation with a proof of concept product and are currently working with them to begin the next phase of the development cycle. Our agreement with Positus allows us to market this product directly ourselves and through Positus. We have generated approximately $10,000 in cash and $20,000 in total revenue from this product design as of the date of this prospectus. TrackJack™ is a Minnesota trademark of Positus Corporation.

Followit™. Followit™ is a small outdoor location product designed to track vehicles. We announced availability of this product in March of 2002. The unit contains a GPS to determine position, as well as a GSM cellular radio to transmit that position information back to a central location. This location information can be presented as map coordinates, or it can be shown on a map using our Lobo™ tracking software (see above). The unit is designed and manufactured for us in Sweden by Followit, AB. We currently have no units in stock as we have sold our entire inventory of the product, and we currently have no plans to replenish stock for this unit, although we will continue to support our existing customers for this unit and have it available on a special order basis. Followit™ is a trademark of Followit AB of Sweden.

UrbanTracker IIK™. UrbanTracker IIK™ is a derivative of Followit™. We announced this product in October of 2002. The product is a Followit™ product carefully integrated into a child’s backpack. This unit is primarily used for tracking children. We have only developed prototypes of this product, and have not shipped commercial quantities as of this time, other than to a small number of potential development partners. We have presented samples to various interested parties. We have made no sales of this product as of the date of this prospectus.

Indoor Products

Overview of this Technology

Indoor location presents many challenges that are not present in outdoor location. This is largely because GPS systems work poorly if at all when used indoors. While the GPS companies are working hard to overcome this limitation, there have not been any major breakthroughs as of yet. Most indoor location technology uses proprietary infrastructure and small radios called radio frequency identification tags, or RFID tags, which are typically small radio transmitters that run from battery power.

Most of our indoor positioning technology is based on measuring the strength or loudness of a radio signal between the transmitter and the receiver. We do this because the further away a transmitter is from a receiver, the weaker or quieter the signal is that you will detect. Many types of radios can measure this “loudness” phenomenon and convert it into a useful numerical value. If you have three or four radio sources spread over an area and you can detect their value you can then triangulate your position based on that information. This is similar to the concept used by GPS, but since it does not depend on distant satellites, it can be applied indoors. However, for this approach to work economically, a large number of transmitters are required throughout the indoor area. This cost has greatly limited the deployment of indoor location technology as of the date of this prospectus.

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Today many organizations are connecting their computers using Wi-Fi® technology, rather than running expensive network cables. Wi-Fi® is a trademark of Wi-Fi Alliance. We often use WiFi without the hyphen in our product names to avoid confusion with this trademark. We have developed a means of using these new Wi-Fi® networks to provide the transmitters needed for indoor positioning. We call this ‘piggy backing’ on to the Wi-Fi® network, a network which is composed of many mounted receiving devices called Wi-Fi® access points. The diagram below shows how our Wi-Fi®-based indoor tracking technology works:

WiFi Tracker™. WiFi Tracker™ is an indoor tracking product designed for tracking people and other assets. We announced this product in May of 2003. When used in conjunction with Wi-Fi® enabled tracking software, the tags can be easily identified and located within the network. One of our software partners is a Finnish company, Ekahau, Inc. They have developed a software system that takes information determined by our tags and displays the tag’s position using Ekahau™ Positioning Engine™ tracking software. The stage three version of the prototype, or “developer kit,” of this product was completed in December of 2003. A newer version of the developer tag, version 1.2, is currently under development and is expected to be ready for distribution in June or July of 2004. We have presented samples to several customers, and have engaged in competitive field trials with prospective customers, including NASA, using early versions of this product. Additionally, we have been doing application design work with iTrack of Ireland for wireless traffic management, though we have no formal agreements with this firm. This product is targeted primarily at commercial users, and uses some RFID technology in its design. We have made no commercially significant sales of this product as of the date of this prospectus.

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        Gotcha!®. Gotcha!® is a small electronic product designed to alert parents or guardians when their small child wanders too far away from them. A diagram showing how this technology works is displayed above. We announced this product in November of 2002, and began shipments of it during the summer of 2003 to select distribution organizations. The product consists of two parts, one about the size of a small pager that attaches to a parent and one the size of a key fob that attaches to a child. When the pre-set distance is exceeded, the child unit makes an audible sound to tell the parent that the child has wandered too far. It is then up to the parent to locate the wayward child by following the sound of the alert. The unit is designed to work well indoors or outdoors, although working through walls will tend to limit the unit’s range. We believe most of our customers will use this product indoors, in places like shopping malls. The tracker contains a small radio set used to transmit information between the parent and child, which are a form of RFID technology. The units are fully FCC certified and approved for operation in the U.S. We plan to have these units certified for use in other countries as and when the business situation warrants. We have filed and received a successful trademark claim on Gotcha!®. We are currently marketing this product through various channels for an average price of approximately $50-$90 for a set that includes one parent unit and one child unit. This product was featured in December of 2003, and again in February 2004, on cable television’s Home Shopping Network™, and QVC in April 2004. We have manufactured this unit in quantity and have inventory available for delivery. We have made commercially significant sales of this product, in excess of $80,000 as of the date of this prospectus.

       Location Tools Products Sales and Marketing

We believe the products we are developing may be more readily marketable by licensing and/or collaborating with companies that have complementary technologies. We have undertaken a search for candidates and are in the process of conducting investigations, technology evaluations and preliminary negotiations with potential licensees/partners. In May 2003, we entered into a relationship with Ekahau to co-market Wi-Fi® positioning products. In late 2002, we entered into an agreement with FutureCom Global of Arizona to assist in the distribution of some of our location tools. We have also entered into agreements with Verify Systems regarding marketing and software support for our IBUS™ systems, as well as Positus Corporation, to help market the TrakJack™ design.

We believe that maintaining a close relationship with customers and providing customers with ongoing technical support is essential to customer satisfaction in the radio based wireless and semiconductor communications industry. Our staff interacts with customers during key stages of design and production, provides customers with current product application notes and engineering data, maintains regular contact with customer engineers and assists in the resolution of technical problems. We intend to assign a contract account manager to our largest customers, who will maintain regular contact with the customer to determine their product needs and concerns. Members of senior management are also involved with the sales process and intend to be involved in managing relationships with significant customers. As is typical of other new technologies, our location-based technologies can have a lengthy sales cycle that requires extensive application engineering support. We support potential customers’ activities and consider such support an important element of our sales and marketing efforts.

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We recently hired a brand manager for our Gotcha!® product. The brand manager is responsible for finding and integrating distribution channels for Gotcha!® into marketplaces worldwide. We are currently in discussion with a number of potential distribution partners in Europe, Canada, South Africa and Latin America. We have also recently entered non-disclosure agreements and into negotiations with new distributors for our Gotcha® products, one for schools in the United States, one for distribution services in Canada, and one for distribution services in Europe.

We are marketing our location products worldwide through our internal sales resources including our web site and other contract-based marketing resources located throughout the U.S., Europe and Asia. Additionally, senior management devotes substantial time and effort to developing customer relationships and contracts.

Location Tools and Location Services Industry

The market for Location Tools with GPS-enabled products is projected to grow during the next few years. The U.S. Department of Commerce reports that the compound annual growth rate of the GPS market has been approximately 22% over the last six years. The Department’s studies stated that worldwide GPS sales reached $4B by the end of 1998, $6.2B by 2000, and exceed $8B by 2002, the last year for which figures were available from them. We believe that the following are among the key factors underlying the projected industry growth in both business and consumer markets now and in the near future:

•	improved accuracy of GPS will lead to an increase in the functions of devices using GPS;

•	additional functions capable of being installed in devices addressing GPS applications;

•	increased efficiencies in being able to track valuable assets;

•	the ability to provide relevant information (e.g. traffic reports, weather reports, location of stores and restaurants relative to the location of the vehicle) to occupants of passenger vehicles;

•	the ongoing miniaturization of technology products; and

•	the trend toward combining navigation, communications and information technologies in a single device for use in vehicles.

            To date, many market leaders in the location services industry have concentrated primarily on vehicle or asset tracking segments of the markets associated with providing information to owners of vehicles or assets. Real time tracking information of a vehicle or asset is often delivered by linking a GPS receiver to a device that is connected to a cellular network, allowing location of the vehicle or asset to be automatically transmitted to a base station via the Internet twenty-four hours a day. The user can, if needed, immediately contact an appropriate provider of emergency services. In addition, this allows those parties who are monitoring the location of the vehicle or asset to ensure that delivery and service fleet operations are using the most effective method of getting to a location, or to dispatch roadside assistance and emergency services, such as police or ambulances. The primary users include owners of expensive vehicles. This market is a segment of the overall GPS telematics services market. The GPS telematics market includes all vehicle mounted GPS systems that report their location remotely, typically using cellular phone related devices. Market consulting firm Frost and Sullivan in October of 2002 reported that revenue from this market segment exceeded $1B in 2003, and that the segment market may surpass $2.1B by 2008. Emergency assistance mandates, such as the U.S. Federal Communications Commission’s E911 Phase II initiative that require the manufacturers of cell phones and the providers of wireless communication to ensure that the location of a cell phone user can be determined with relative accuracy in emergency situations may also expand other wireless location product opportunities.

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Location Tools Customers

Our customers for location-based products include general consumers as well as businesses that need accurate tracking of people or assets. We have sold products to this group directly through our Internet Website and through relationships with stores that specialize in tracking devices and related security technologies. We do not know the final destination of all of these retail sales, but we believe many have been to private investigators or law enforcement users in the U.S. and Canada. We have also sold products to developers who are exploring adapting our hardware to meet custom solutions for specific markets, including Positus Corporation and Verify Systems. See “Strategic Relationships Including Marketing Firms, Material Suppliers, and Distributors.” We have also sold location products to customers of the Home Shopping Network and QVC through FutureCom Global, and implemented events on other direct marketing outlets, including radio commercials and through FutureCom Global. We have provided samples and demonstration products to several dozen major U.S. retailers, as well as a few distribution firms outside the U.S., in Mexico, Canada, and Europe. Our customers are primarily organizations operating in the United States and Canada, although samples have been sent for review to customers in Mexico, Central and South America, Africa, and Europe. We have also issued proposals, but not consummated sales transactions, to a variety of other prospective customers including hospitals, airports, trucking firms, a resort and entertainment complex, and the U.S. government.

Location Tools Products – Government Regulation

Since our location-based products are based on the use, in most cases, of radio technology, we are required to comply with a variety of Federal, State, and local regulations regarding the use of radio devices. The primary set of regulations that concerns our products are those promulgated by the Federal Communication Commission, or FCC, which is tasked with managing the use of the radio spectrum in the United States. We have two strategies for compliance with these regulations. First, we have certain products, such as our Gotcha!® child safety product, which we have independently tested and certified for compliance by the FCC or their approved third party laboratories. In the case of Gotcha!®, we achieved this certification, called a Grant of Equipment Authorization, on July 26, 2003, and we were issued FCC identifier number Q79-703 as a result. This process typically takes several months and creates testing costs of between $5,000 and $10,000 per device certification. In other cases, we elect to purchase complete and certified radio systems to incorporate into our products that have already achieved this certification. This is the case with our IBUS™ product, which uses 900MHz radios manufactured by Maxstream, Inc., a supplier of ours that has already achieved this certification. Using this second approach typically accelerates time to market over the first approach outlined, but may add to the cost of manufacturing the product over the long term.

For markets outside the United States, we may be required to comply with other government regulations regarding the use of radios. For example, the “CE” certification, formally called the “European Union EMC” program, has similarities in part to the FCC certification program in the United States. While we design our products to meet this and other important international regulations, we have not formally applied for the “European Union EMC” certification on any of our products, but may choose to do so in the future, when we believe we have more time to devote to developing sales channels in those international markets. We may also be required to comply with government regulations regarding the export of certain kinds of technology. To date, we have no plans to export our technology to areas where such U.S. government restrictions might be in force, such as to Cuba.

An important additional aspect of FCC government regulation that affects our location tools products is the management of the cellular airwaves. In particular, the FCC mandate entitled E911-Phase II puts a burden on cellular network operators to provide position information of cellular phone users to within approximately 100 feet of accuracy before December 31, 2005. Some cellular network operators can provide this today. We believe that some of our products based on cellular devices and GPS can in the future be manufactured without the GPS unit, while still being able to accurately determine location. This may allow us to penetrate new markets by lowering the cost and size of some of our products.

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Location Tools Products – Environmental Regulation

There are few if any special environmental compliance concerns unique to us that would be different than those that apply to other design companies in the United States in general. This is principally because we use third parties to manufacture and distribute our location tools products, and in the opinion of management, the significant environmental risks associated with our electronic products relate to the manufacturing of these units, not the design function.

Location Tools Products – Research and Development

Over the last three full fiscal years, we have spent approximately $1,827,800 directly accounted for as pure research and development of our products overall, including semiconductor products and location tools products. In addition to these direct expenses, our small staff spends considerable time and indirect resources in this area, and we would estimate that in excess of 50% of the available personnel resources are involved in research and development of our location tools products over the last three years.

In the last two full fiscal years, we have spent $238,849 on research and development, which has largely been related to our location tools products These products are much less mostly to develop than our semiconductor products. We have conducted several simulations and/or developed working prototypes of most of our products. We have successfully developed and sold several location products, most prominently our Gotcha!® child safety product. We continue to conduct research in several areas, especially for new location services products. Part of that research effort includes additional testing and product refinement. Our research into new location tools products is expected to be in markets such as child safety, school bus safety, military tracking markets, healthcare asset tracking, and also into first responder safety markets.

The following table summarizes the current development status of each of our current location tools products. The categories below have the following meanings:

•	“Product Name” refers to the device we described in the section just above;

•
“Proof on Concept Prototype Built” means that we produced early samples in a laboratory or test facility to demonstrate the concept of the product’s viability in a limited fashion. These early prototypes are not useful for commercial sale without additional research and development, and will likely not be available for testing by third parties;

•
“Pre-Production Prototype Tested and Available” means a form of the product was created and tested that would be directly useful for commercial sale, should we decide to manufacture it on a large enough scale, and that interested third parties may receive samples from us that they can fully test in their own environment, should they so desire;

•
“Design Available for Licensing from Us” means that we either hold patent rights or other trade secret rights to create this product, and that we are able and willing to enter into agreements with other parties for them to license from us these rights for their use;

•
“Production Device Available for Sale” means that either we or another third party under license to use is manufacturing this product currently, and is offering it for general sale in the marketplace today.

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Production
	Proof of	Pre-Production	Design Available	Device
	Concept	Prototype Tested	for	Available
Product Name	Prototype Built	& Available	Licensing From Us	For Sale

Gotcha!®	Complete	Complete	Yes	Yes
WiFi Tracker™	Complete	Complete	Yes	Yes
Followit™	Complete	Complete	No (1)	Yes
IBUS™	Complete	Complete	Yes	Yes
Lobo Tracking Software™	Complete	Complete	Yes	No (2)
Shuttlefinder™	Complete	Complete	Yes	No
StationMaster™	Complete	Complete	Yes	No
Tracker III™(4)	Complete	No (3)	Yes	No
StarPilot™	Complete	Complete	Yes	No
StarPilot™ Sentinel	Complete	No	No	No
UrbanTracker IIK™	Complete	No	Yes	No
______________

(1)	Followit™ is sold by us under a non-exclusive sales and license agreement from Followit AB. of Sweden. See “Strategic Relationships Including Marketing Firms, Material Suppliers, and Distributors.”
(2)
Lobo™ software is part of an overall tracking solution, and we do not offer it for sale as a standalone product, only as a licensed product or as part of our tracking service solution combined with other products, such as Followit™ or Tracker III™.

(3)
We are in the final stages of integrating a GSM cellular telephone module to transmit data to a remote location into our pre-production prototype. We estimate that this integration will be completed June or July 2004.

(4)	Tracker III™ is used as the platform for the design of the TrakJack™ product for Positus Corporation. TrackJack™ is a Minnesota trademark of Positus Corporation.

Location Tools - Patents and Trademarks

In the first half of calendar year 2004 we filed one provisional patent application pending for a technology to assist in the location of first responders in indoor environments. We were granted a United States trademark on our Gotcha!® location tool for child safety applications in May of 2004.

Location Tools Products and Services Competition

The market for communications and information products related to location-based services is highly competitive and we expect competition to increase. We believe that the principal competitive factors that will differentiate the various competitors in this marketplace will be product features, quality, customer service, brand, advertising, price positioning, time-to-market, and availability. The market for GPS-based products is relatively recent as a direct result of the U.S. Government’s removal of the GPS based filters in May 2000 to allow for more accurate tracking. Many of the companies in the vehicle tracking market have expensive systems that are permanently installed into the vehicle and often involve a fee-based monthly subscription service. Most of our products are removable, and some can be used without incurring any monthly airtime charges. Many GPS device vendors have been offering products to the marine, aviation and outdoors enthusiast markets for several years. We do not generally compete in those markets. For the personal safety locating products markets, we consider our principal competitors in the consumer market to be Wherify, Digital Angel, Angel Alert, and Child Guard. For our commercial vehicle and asset tracking markets, our principal competitors include @Road, Axiom Navigation, ALK, and Thales Navigation. There are approximately 100 other smaller companies offering products and services similar that we presently offer. There is significant other competition from large competitors in the GPS/Navigation market, including General Motors-OnStar® system. We have no current plans to directly compete with major automotive suppliers for in-vehicle navigation solutions, due to the amount of resources required to successfully compete.

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Semiconductor Products

Overview

The semiconductor products market is a secondary focus for us because we believe that we have a better chance of generating revenue from the sale of our location tools. This is based on our assessment of the current state of the semiconductor market, the current level of maturity of our semiconductor products, the skills of our staff, and our current size and capital structure. However, we believe that over a long period of time we may be able to extract value from the semiconductor products we have, because none of our patents in this area will expire until at least 2017 if we continue to pay required patent maintenance fees, which we intend to do. As a result, we continue to operate in this market, although we commit very few current resources to it, relative to what we commit to the location tools market.

We intend to maintain key elements of our portfolio of semiconductor intellectual property because we believe there is potential for the products we might offer to prospective licensees in the future, as the technology required to manufacture some of these designs is developed by others. There is no assurance that the technology required to manufacture some of these designs will ever be developed, or that when it is developed, that our patents will still be enforceable.

The largest target market for our products is the electronic memory market, which is the target for our TMOS® product. Electronic memory is used widely in many computer related products, such as personal computers. Our other patents tend to fall into the “discrete device market,” which the Semiconductor Industry Association (SIA) defines as discrete components including power transistors and radio frequency solutions that are found in wireless consumer products. These kinds of products are used widely in radios. These technologies form an important part of communications systems worldwide through voice and data communications networks, cordless and cellular wireless telephony systems and emerging cable and wireless broadband communications networks.

Our sales and marketing efforts for semiconductor products are limited to our web presence on our own internet site, our presence in the United States Patent and Trademark office database and website, web-based marketing in an semiconductor intellectual property sales organization named the Virtual Component Exchange, or VCX , and very limited direct sales efforts from time to time with prospective semiconductor technology licensees at trade shows and other industry events.

Our long-term strategy is to develop significant new semiconductor products that build on our existing portfolio of patents in this area, and to tie this technology into our location tools products. We believe this may be possible because these products families have in common the fact that they both rely on radios. Our location tools products have radios built into them. Our semiconductor products are components that can be used in radios. We intend to utilize unique, patentable technologies and other proprietary technologies and provide these enhancements to the marketplace through joint venture licensing agreements with manufacturing firms. We do not intend to directly manufacture any of our own technologies. When resources are available we intend to continue research and development efforts, including simulations and creation of working prototypes, where possible. Our efforts in the location tools product area may delay this strategy’s implementation indefinitely. We also may consider selling this business to another firm outright.

We filed patent applications on a number of product designs between 1997 and 2002 relating to semiconductor products. During this time we brought eight major research and development projects to the patent or patent application stage. Our first U.S. patent was awarded June 15, 1999, by the United States Patent and Trademark Office, the USPTO. All of our products in this area are based on paper designs, with limited laboratory work having been performed on some of them. Our primary semiconductor and electronic device products and related patent filings include the following areas:

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Product Name	Use and Function of Product

Heterojunction Bipolar Transistor
Used in the manufacture of digital circuits found in devices such as cellular phones, personal computers and automotive circuitry. Transistors provide electronic control over current flow, and are a part of many electronic circuits. Heterojunction bipolar transistors are used most frequently in power amplifiers, radio frequency integrated circuits and other circuits.

Monolithic Inductor
Used in a wide range of electronic circuits for telecommunications applications. The inductor’s most common application is as a component of a radio frequency circuit used to manipulate radio waves into certain other electrical signals. The inductor does this, usually in conjunction with a capacitor, by producing an amplified current when stimulated by a specific frequency of radio signal.

Distributed Amplifier
Used in all electronic products that require some level of power increase such as telecommunications, microwave, internet communications, automotive and bio-medical products as well as automated manufacturing products.

TMOS® Memory	Used in digital computing devices such as microcomputers and workstations and battery powered devices such as personal data appliances and cellular phones that require a memory function.
Mode Dielectric Resonator
Used in many applications including microwave oscillators, narrowband microwave filters, radar detectors, speed guns, automatic door openers, cellular portable phones and global positioning satellites. The resonator’s most common application is as a component of a radio frequency circuit used to manipulate radio waves into certain other electrical signals. The resonator does this by producing a current of predictable size when stimulated by a specific frequency of radio signal.

High Frequency Wireless Transceiver	Allows the transmission and reception of radio waves and is used in a variety of wireless devices.

Semiconductor Industry, Marketplace, and Competition

The semiconductor industry makes a wide variety of electrical component products found in literally millions of different devices in common use throughout the world. This includes everything from personal computers, to automobiles, to household appliances, cell phones, children’s toys, power systems, and much more. The Semiconductor Industry Association, or SIA, publishes regular reports on the projected size of this industry. In 2004, SIA has estimated the overall size of the semiconductor products marketplace at approximately $200B per year. SIA reports also show a regular trend for average annual growth in excess of 10% per year for the overall industry over the last twenty years, although there have been periods of much slower growth or even decline for significant portions of the semiconductor marketplace, such as the years 2001 and 2002.

The electronics products industry is intensely competitive. Our wireless and memory technologies experience intense competition from numerous domestic and foreign companies in all of our semiconductor products.

Based on our research and development efforts over the last seven years, we believe our most promising semiconductor product in the near term is our TMOS® product. We consider our TMOS® memory technologies to be competitive with existing memory technologies in certain applications. The companies that make memory similar to our TMOS® product are both potential customers as well as potential competitors. This is because they can choose to license products we make, or to develop competitive technologies themselves or license competitive products from others. As competitors, the companies that make memory devices similar to ours are much larger firms and are much better funded. They include firms such as Samsung, Alliance Semiconductor Corporation, Cypress Semiconductor Corporation, Integrated Device Technology, Inc., Motorola, Inc., Hitachi, ST-Microelectronics, Toshiba, Fujitsu, and Micron Technology, Inc. and others. They have substantially greater research and development resources than us. Because these companies are also potential licensees for our technology, they could also serve as sources of research and development support for our semiconductor products. However, we have been trying for the last three years to interest these kinds of large firms in licensing our semiconductor products, and to date, we have met with little or no success.

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Semiconductor Products - Patents and Trademarks

We have applied for U.S. patents relating to these technologies, most of which have already been issued. These include the following, all of which have a 20-year life following date of filing.

Expected
Patent
Expiration
Product Name	Summary of Patent Information	Date

Heterojunction Bipolar Transistor
On September 29, 1997, we filed a U.S. Patent application for a Heterojunction Bipolar Transistor (HBT). U.S. Patent 5,912,481 was issued for this device on June 15, 1999. We were also successful in our Continuation in Process application on this device, as the United States Patent and Trademark Office issued us a patent on January 9, 2001 under U.S. Patent 6,171,920, covering intellectual property required to manufacture this transistor. The assignment of this patent to us is recorded at USPTO at reel no: 0111356, frame 0934.
Sept. 2017
Monolithic Inductor
On October 31, 1997, we filed a U.S. Patent application for a Monolithic Inductor. The U.S. Patent Office issued a Notice of Allowance for this application on September 7, 1999. U.S. Patent 6,013,939 was issued for this device on January 11, 2000. We were also successful in our Continuation in Process application on this device, as the United States Patent and Trademark Office issued us a patent on August 28, 2001 under U.S. Patent 6,281,778. The assignments for these patents to us are recorded directly on the issued patent from the USPTO.
October 2017
Distributed Amplifier
On July 10, 1998, we filed a U.S. Patent application for a Distributed Amplifier. The U.S. Patent Office issued a Notice of Allowance on this application on September 29, 1999. U.S. Patent 6,008,694 was received for this device on December 28, 1999. On May 23, 2001, we a filed a U.S. Patent application for a Monolithic Balanced RF Power Amplifier, another version of this product. U.S. Patent 6,424,227 was issued for this device on July 23, 2002.The assignments for these patents to us have recorded directly on the issued patents from the USPTO.
July 2018
TMOS® Memory
On December 17, 1997, we filed a U.S. Patent application for a High Performance N-Channel Metal-Oxide-Semiconductor (NMOS) Static Random Access Memory (SRAM). U.S. Patent 6,104,631 was received for this device on August 15, 2000. We were also successful in our Continuation in Process application on this device, as the United States Patent and Trademark Office issued us a patent on October 9, 2001 under U.S. Patent 6,301,147. The assignment of these patents to us is recorded directly on the issued patents from the USPTO.
December 2017
Mode Dielectric Resonator
On June 18, 1998, we filed a U.S. Patent application for a Mode Dielectric Resonator. The U.S. Patent Office issued a Notice of Allowance for this application on August 1, 2000. The U.S. Patent and Trademark Office issued us U.S. Patent 6,169,467 for this device on January 2, 2001. The assignment of this patent to us is recorded at USPTO at reel number: 011358, frame 0462.
June 2018
High Frequency Wireless Transceiver	Patent Pending.	Pending

We have filed patent applications for other semiconductor-related patents since 2000, including some improvements to the above existing products as well as on related devices. The commercial importance of these inventions and the final disposition of these applications are uncertain. At this time, we are not actively pursuing patent protection outside the United States for these semiconductor products. We also hold the U.S. trademark to the word TMOS®, awarded to us July 1, 2003, U.S. Trademark registration number 2732825.

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Semiconductor Products – Government Regulation

Since our semiconductor products are used, in most cases, as parts of radios, our customers are required to comply with a variety of Federal, State, and local regulations regarding the use of radio devices. The primary set of regulations that concern our customer’s products are those promulgated by the Federal Communication Commission, or FCC, which is tasked with managing the use of the radio spectrum in the United States. However, since this is our customer’s responsibility and not ours, we do not believe we are subject to any special level of government regulation in this line of business other than that which would be faced by other U.S. Companies in general.

We may also be required to comply with government regulations regarding the export of certain kinds of technology. To date, we have no plans to export our technology to areas where such U.S. government restrictions might be in force, such as to Cuba.

Semiconductor Products – Environmental Regulation

There are numerous environmental regulations that affect the manufacturing of semiconductor products in general. However, there are few if any special environmental compliance concerns unique to us that would be different from those that apply to other companies in the United States in general. This is principally because we use third parties to manufacture and distribute our semiconductor products, as our business model is based on licensing our designs to others, who then bear the main costs of complying with the environmental rules that directly relate to manufacturing these final goods. Should any single manufacturer be subject to special enforcement action in this area, we would retain the right to switch to another manufacturer, as we currently have no exclusive manufacturing relationships in this area.

Semiconductor Products – Research and Development

We have conducted little research and development of our semiconductor products since 2002. Since fiscal year 2002, we have spent $7,800 on research and development of these products, and this includes legal services required to protect patents for our products.

The following table summarizes the current development status of each of our current semiconductor products.

Production
	Proof of	Pre-Production	Design Available	Device
	Concept	Prototype Tested	for Licensing	Available
Product Name	Prototype Built	& Available	from Us	For Sale

TMOS® Memory	Complete	No	Yes	No
Mode Dielectric Resonator	Complete	Complete	Yes	No
High Frequency Wireless Transceiver	Complete	No	Yes	No
Distributed Amplifier	Complete	No	Yes	No
Monolithic Inductor	Complete	No	Yes	No
Heterojunction Bipolar Transistor	No	No	Yes	No

Strategic Relationships Including Marketing Firms, Material Suppliers, and Distributors

This section covers relationships that may involve both location tools products and semiconductor products, as some of these suppliers and distributors may be active in both areas. However, since most of our business activity since 2002 relates to the location tools products, you can assume unless otherwise stated below that the primary purpose of these relationships has to do with the location tools product line.

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In May of 2003, we commenced an informal strategic co-development and co-marketing program with Ekahau, Inc. of Finland (“Ekahau”). The purpose of the program is to develop and co-market tracking products based on Wi-Fi® technology, where we would make tracking hardware that would work cooperatively with tracking software made by Ekahau. Ekahau has developed a software application called the Ekahau Positioning Engine™ that can be used to determine location of Wi-Fi® devices in a standard Wi-Fi® network. We are developing a hardware product to interface with Ekahau’s software that can be attached to people or objects that are moving within Wi-Fi® networks, to establish the real time location of those people or objects. In December of 2003, we completed our first prototype of this Wi-Fi® product, and displayed it with Ekahau at the Wi-Fi® Planet Conference and Exposition in San Jose, California. Additional development of this product occurred during the spring of 2004, resulting in a new generation of products being introduced in June 2004 before planned full commercialization of the product in late summer 2004. Ekahau and National Scientific have not established a contractual relationship, other than a non-disclosure agreement. Ekahau is a small privately held technology development company with a limited customer base.

In May 2003, we entered into a six-month agreement with New York-based Stanton, Walker & Company for business advisory and consulting services. Stanton, Walker agreed to assist us in expanding our existing strategies for business growth as well as developing new strategies, such as merger and acquisition planning. We paid for the services of Stanton, Walker using our common stock, valued at approximately $100,000 at the time of issue. We have not yet determined what additional services, if any, we may procure from Stanton, Walker & Company in calendar year 2004 and beyond.

In March of 2003, we received a blanket purchase order for $250,000 of IBUS™ technology from Verify Systems of Connecticut, originally planned for delivery before June of 2004. Shipments began against this order in May of 2003, for pilot testing in during the summer of 2003. Testing was continued through two pilot programs. A third pilot program was conducted in Arizona in November and December of 2003. The product is still being demonstrated and developed. We do not expect the purchase order to be completed in calendar year 2004. Verify Systems is a small privately held technology development company with a limited customer base, very small operations, and limited assets. In May 2004, partially in response to Verify System’s failure to timely market our products, we agreed to license the marketing materials and software tools of Verify Systems and assume the primary sales effort for these products ourselves. The material terms of this agreement require that Verify Systems give us an unlimited and indefinite license to use their software products, in exchange for a cash payment of $6,000 and a royalty of 5% of sales of their software products over the next two years.

In March of 2003, we entered into a non-binding Memorandum of Understanding with Positus Corporation (“Positus”) doing business as, Bike & Cycle Trak USA, Inc., of Minneapolis, MN, to develop and co-market tracking products for the power sports industry. We were later issued a $75,000 purchase order by Positus to develop the prototype version of this product. We began work in the spring of 2003 to develop this product. A first proof of concept product was shipped in June of 2003, when the first payment of $10,000 was received on this order. A second prototype board was developed in the fall of 2003, and it currently continues in testing stage. Positus is a small privately held technology development company in its startup phase. The material terms of the agreement provide for us to deliver additional prototypes as payment is received.

In January 2002, we signed an agreement with the Virtual Component Exchange (“VCX”) in which we made the majority of our semiconductor products available for licensure through their marketing service. VCX is an Internet based organization focused on producing Internet tools for trading intellectual property. We have not seen substantial results from this effort with VCX, and may choose to discontinue marketing our semiconductor products through this channel in the future. Our agreement required that we pay a fee of approximately $10,000 to have our semiconductor intellectual property posted on their website through December of 2003, plus a future royalty of 5% or less should any licensing transaction result from such a posting. This vendor has dealt exclusively with our semiconductor products, and not our location tools products. VCX has continued to list our semiconductor intellectual property on their Website, although they have received no additional payments from us since our first approximately $10,000 payment in 2002.

In December of 2002, we entered into a manufacturing relationship with Electroconnect Ltd. of Scotland (“Electroconnect”) to manufacture our Gotcha!® child safety product for us. The oral understanding is based on our issuing purchase orders and specifications on an order by order basis to Electroconnect, and Electroconnect fulfilling those orders by shipping Gotcha!® units to us in Scottsdale, typically offering net 30 day terms for payment. Electroconnect is a small to mid-sized privately held manufacturing company with a broad customer base. As of the date of this prospectus, Electroconnect has manufactured approximately 6,000 units of Gotcha!® for us.

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In December of 2002 we entered into a distribution agreement with FutureCom Global, Inc. (“FCG”), a firm headquartered in Scottsdale, AZ. The two-year agreement covers the non-exclusive distribution of products from us such as Gotcha!®, Followit™, and StarPilot™. The agreement automatically renews for the third year unless terminated by one of the parties. FutureCom Global is a small privately held technology development and distribution company. The material terms of the agreement provide for payment for products delivered on net 30 days terms, although the parties have the right to enter into specific purchase orders where the payment terms may vary. On August 20, 2003, FCG issued a purchase order for 5,000 units of our Gotcha!® product valued at approximately $150,000. We have delivered approximately half of the ordered units to them as of the date of this prospectus, which they have advertised and sold on Home Shopping Network, QVC, and through other retail channels. We are not certain when or if they will accept the delivery of the remaining units on this purchase order. This has caused us to seek out new distributors for our Gotcha!® product, although we continue to work with FCG to sell Gotcha!® and other products as well.

In December 2002, we entered into a development and co-marketing agreement with Geotechnolgies, Inc., a privately held small firm headquartered in Castle Rock, CO. Geotechnologies is a software development firm that specializes in making mapping software that we believe complements our location tools products. To date our activities with Geotechnolgies have been jointly developing and presenting solutions that involve our location tools products and their mapping products to various private sector and government prospective clients. No sales have resulted from these efforts to date.

In June of 2002, we entered into an agreement with Followit AB, a Swedish technology firm, for international distribution of GPS products. The international distribution agreement, dated June 1, 2002, grants us non-exclusive distribution rights for the Followit™ locator product in the United States, Canada and Mexico. The Followit™ locator product uses the Global Positioning System (GPS) and cellular technology, with a sophisticated mapping interface to provide tracking capabilities for a wide variety of assets or individuals. Distributor prices were defined in the agreement and payment terms are letter of credit and net thirty (30) days from the receipt by us of a correct invoice. The contract automatically renews after one year unless either party provides written notice to end the agreement thirty (30) days prior to the automatic renewal period. At the current time, we do not anticipate that we will continue using their products other than on a rare special order basis, as we have developed our own products such as our Tracker III™ product.

Other key suppliers over the last three years also include Digikey Corporation of Minnesota for electronic components, and Avante Circuits of Tempe, Arizona for circuit boards. We purchase most of our GPS chipsets and GPS modules from Trimble Corporation of California. We have spent less than $25,000 with each of these suppliers over the last three years. We are not dependant on these particular suppliers, as there are alternative sources in the market for the kinds of component materials we use in our products. However, in the event we needed to change over suppliers, we may experience some small delays in time to market for certain products, or small increases in supply costs. due to small design changes that may be required in our products because of such a change.

Personnel

As of the date of this report, we have six full time employees, two part time employees, as well as a number of part time relationships with contractors for certain services. Eight employees work in the Scottsdale, Arizona corporate office. Management believes employee relations are good. None of our personnel are covered by collective bargaining agreements.

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Legal Proceedings

We are currently a plaintiff in three lawsuits.

In January 2002, we initiated legal proceedings in Maricopa County Superior Court against Phoenix Semiconductor, Inc. (PSI) for breach of contract. We engaged PSI, and advanced approximately $400,000 to PSI, to build thyristors (an electronic component) for us to sell. When we engaged PSI, we obtained a security interest in a portion of PSI’s equipment assets. Before we initiated legal action, both PSI and its principal shareholder Chongkook John Rhee filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. In December 2002, PSI and the NSC agreed to a settlement of the secured claim against PSI in the form of a cash payment of approximately $100,000 to NSC together with certain other unsecured claims remaining. The cash payment is subject to a contracted sale of substantially all fixed assets of PSI and formal approval of the bankruptcy court. The sale has not occurred; therefore we are unable to determine the final outcome of the lawsuit.

We filed the second case in Maricopa County Superior Court in August 2002, seeking $155,550 plus interest from E4World Corporation for breach of contract. We were awarded a judgment of $179,000 in May 2003 against E4World Corporation. We are now in the collection phase of this judgment, and, there is no assurance that we will collect any of this judgment. Since our collection of this judgment is uncertain, it is not reflected in our current financial statements. We continue to assert our claim to secure assets held by E4World in a separate legal matter.

The last lawsuit is resolved. National Scientific Corporation vs. Netmind was filed on or around August 29, 2002 in Maricopa County Superior Court, seeking damages for failure to repay a $200,000 note. We filed this lawsuit against Netmind, Inc. to recover an investment, plus damages. Mr. Lou Ross assigned his right to certain sums as partial payment for an amount we advanced to him in 1999. A final judgment of dismissal in this case was entered on March 30, 2004.

From time to time in the normal course of business operations, we are involved in other legal proceedings, none of which are expected to have a material adverse affect on business operations.

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Directors, Executive Officers, and Control Persons

The directors, executive officers, significant employees and consultants of National Scientific, their respective ages and positions with us are as follows:

Name	Age	Position

Michael A. Grollman	43	CEO, Chairman of the Board of Directors
Graham L. Clark	49	President, Director, Secretary
Gregory Szabo	50	Director (Outside)

Directors and Executive Officers

Michael A. Grollman. Michael Grollman first became Chief Operation Officer in October 2000. Mr. Grollman was named President in April 2001, Chief Executive Officer in January of 2002, Chairman of the Board in December 2002, and Acting Chief Financial Officer in June of 2003. From 1998 to September 2000, Mr. Grollman served as Regional Service Director of MicroAge, Inc., a company that provides customer-configured technology solutions to businesses. He served as General Manager, Executive Vice President and Chief Technology Officer for Advanced Information Systems from 1987 to 1998. Mr. Grollman received his Bachelor of Science degree in chemistry from the State University of New York. He received his MBA from Arizona State University.

Graham L. Clark. Graham Clark joined National Scientific in early 2001 as general manager of the sales organization. He became Vice President of Technology Applications & Sales for National Scientific in the spring of 2002, a Director in August of 2002, and became Corporate Secretary in January of 2003. Mr. Clark was named President of National Scientific in September of 2003. For the two years immediately before joining National Scientific, Mr. Clark was the General Manager of the Billet Precision Engineering Group, a privately held manufacturing company providing custom engineering and manufacturing solutions to the semiconductor industry and other related industries. Prior to his tenure with Billet, he worked as Corporate General Manager for Amtech Systems, Inc. a semiconductor equipment manufacturer. Six years prior, he was a founder and senior partner of GC Technology, a private representative organization for semiconductor capital equipment.

Gregory Szabo joined National Scientific’s board on October 1, 2003 as an outside Director. Mr. Szabo serves on the Board's Audit and Compensation Committees. Mr. Szabo served in various executive positions at Exten Corporation, including President of Exten Corp. and CEO of MultiCell Technologies, Inc. from approximately May 2000 to April 2004, where was responsible for public reporting, fund-raising for the corporation and overall accountability for its subsidiaries, including revenue generation, intellectual property protection and organizational development. Mr. Szabo was also a director at Exten, a publicly traded company (OTC:EXTI). Immediately before joining Exten, Mr. Szabo was for a number of years President & CEO of Titan Scan Corporation, a division of Titan Corporation, with subsidiaries in sterilization, defense, software and communications. Mr. Szabo has held several executive positions with Sunrise Medical Inc., a manufacturer and distributor of numerous institutional and retail products. Mr. Szabo earned a BA in Psychology from the University of Toledo and a MA in Management from the Drucker Graduate School at Claremont University.

Significant Advisors and Key Employees

El-Badawy El-Sharawy, Ph.D. Dr. El-Sharawy is a Senior Scientific Consultant to us, starting with us in 1996. Dr. El-Sharawy is currently Assistant Professor of Electrical Engineering at Arizona State University’s Telecommunications Research Center, Department of Electrical Engineering, and has been there for over ten years. His expertise includes, but is not limited to, microwave circuits, anistropic devices and applied electromagnetics. He is a senior member of IEEE and is a recipient of the 1980 Egyptian Engineering Syndicate Medal of Honor.

Paul C. Davidson. Mr. Davidson is lead embedded systems development engineer for us. He has more than 20 years of software, hardware, and embedded systems development experience. Mr. Davidson is responsible for implementing new features within our location tools products. Prior to joining us Mr. Davidson developed software, firmware, embedded systems and device drivers for several firms, including June 2000 to August 2003 as Senior R&D Software Engineer & Team leader at C. S. & E. Inc., and October 1999 through June 2000 at Hypercom Corporation as OS/R&D Team leader/Software Engineer His career experience also includes serving as V.P. of Engineering for Advanced Video Technology, and Engineering Test Manager for Cal Omega Inc.

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Mr. Oscar Quadros, Chartered Accountant. Mr. Quadros is our comptroller and finance manager, and works for us on a part-time basis. He joined us in late 2002. He is a Fellow of the Institute of Chartered Accountants in Ireland, and is a graduate of University College Dublin, Ireland, with a Bachelor of Commerce, major in Accounting and Economics. From August 1998 to June 2002, he was CFO/Controller at A3T Incorporated & Axxis 3T Inc. of Scottsdale, Arizona. His 40 years of experience in international accounting and finance include senior auditor roles at MacLennan Trundell & Co. Public Accountants, Atkinson & Boyd, Public Accountants, and as an audit manager at Coopers & Lybrand, Public Accountants. He has also worked as a Director of Accounting at Canadelle Inc. (Subsidiary of Sara Lee Corporation), Canada, and as Vice President Finance/Controller - Jeno Neuman & Sons of Montreal, Canada.

Susan L. Regan, Esq. Ms. Regan is part time legal counsel for us since 2002. Ms. Regan holds a Bachelor of Science degree from Heidelberg College in Ohio, a Master’s Degree in Planning and Resource Management from the University of Alaska, and a Juris Doctorate from the Thomas M. Cooley School of Law in Michigan. She is admitted to practice law in both Washington State and the State of Arizona. She was in part time private practice for the three years prior to joining us. Previously she was employed with Standard Insurance Company group legal department as an in house counsel. She is married to Mr. Grollman.

Karen A. Fuhre. Ms. Fuhre is responsible for investor relations for us, and is involved as well in product marketing. She joined us in 2001. She is responsible for investor communications, certain matter surrounding parts of SEC compliance, and strategic planning. Ms. Fuhre is also responsible for our web site, collateral materials, and media relations. Before joining us, Ms. Fuhre spent approximately five years with FINOVA, a publicly traded commercial lender, where she worked with the company’s financial and informational communications areas. Ms. Fuhre earned a Bachelor of Science Degree in Marketing from Northwest Missouri State University and a Paralegal Certificate in Civil Litigation from the University of San Diego.

Board of Directors

Our business is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met ten (10) times during fiscal 2003 and did not act by consent in lieu of any meetings. Each serving director attended 100% of the meetings held in 2003 by the Board and the committees of the Board on which such director served. The Board of Directors was made up of three members during substantially all of fiscal 2002 and 2003. Michael A. Grollman has been a director since November of 2000. Graham L. Clark has been a director since August of 2002. Former director Mr. Lou Ross retired from the board on September 30, 2003 for personal reasons, citing no conflicts with management or board policy. Mr. Szabo joined the board on October 1, 2003. Currently, our Board of Directors consists of three members, Michael A. Grollman, Chairman, Graham L. Clark, Secretary, and Gregory Szabo. These Board members were re-elected by shareholder vote in March 2004.

Audit Committee

Auditor

Our independent auditor is Hurley & Company, based in California. This firm is licensed to practice public accounting by the State of California, and is also registered with the Public Company Accounting Oversight Board. The senior audit partner Mr. Michael Hurley is also licensed to practice public accounting in Arizona. The use of this firm has been ratified by our shareholders in each of the last three fiscal years

Hurley & Company billed us approximately $17,000 for the following professional services: audit of the annual financial statements of us for the fiscal year ended September 30, 2003, and review of the interim financial statements included in quarterly reports on Form 10-QSB for the quarterly periods ended December 31, 2002, March 31, 2003 and June 30, 2003.

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During the last two fiscal years we have had no changes in or disagreements with our auditors on accounting or financial disclosure.

Review of Audited Financial Statements & Report of the Audit Committee

Our Board’s audit committee was established in December 2000. The audit committee met twice during calendar year 2003. Mr. Greg Szabo is chairman of our audit committee as an outside director and financial expert, and is currently its sole member. The audit committee has reviewed our financial statements for the fiscal year ended September 30, 2003, as audited by Hurley & Company, National Scientific's independent auditors. Hurley & Company has discussed these financial statements with management and the audit committee.

The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence. Based on the review and these discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Commission.

Financial Information Systems Design and Implementation Fees and Other Services

We did not engage Hurley & Company to provide services to us regarding financial information systems design and implementation during the fiscal year ended September 30, 2003. The Board of Directors has considered whether the provision of non-audit services is compatible with maintaining Hurley & Company’s independence, and has decided not to secure such services from Hurley & Company at this time in that area.

Compensation Committee and Board Compensation

Our board’s Compensation Committee was established in March 2003. The Compensation Committee met once during calendar year 2003, and has met once so far in calendar year 2004. Mr. Greg Szabo currently heads our Compensation Committee as an outside director, and is currently its sole member. The Compensation Committee approved the executive compensation plan for the fiscal years ending September 30, 2003 and 2004, respectively.

Our board as a whole approves board member compensation. This plan was approved by the Board originally in 2000, and was amended in the summer of 2003. Currently, employees of National Scientific who also serve on the board receive no additional compensation for board service. All newly appointed non-employee directors appointed after the end of fiscal year 2002 will be provided with a one-time grant of 20,000 shares of National Scientific restricted common stock upon original appointment to the board. This stock will be subject to forfeiture back to us should the Director for any reason not serve a full term on the board at least up to the next annual meeting of shareholders.

Additionally, non-employee directors will also be paid $1,250 per board meeting, which includes telephonic board meetings as well as face-to-face board meetings. The $1,250 fee will be in the form of $250 cash and $1,000 of National Scientific restricted common stock. The restricted common stock will be at risk of forfeiture if the director does not serve his complete term. The fee will not be paid for telephone conversations involving Board members or others where no formal board meeting has been declared, or for normal committee meetings. Non-employee directors will also be paid retrospectively a quarterly retainer of 10,000 options (as defined in the 2000 NSC Stock Option Plan) to purchase free trading National Scientific common stock at the end of each fiscal quarter they have served. The options will be immediately vested at point of grant, and will be issued at an exercise price equal to the average closing price for our common stock for that quarter. Non-employee directors who serve on a board committee, such as the audit or compensation committees, will also be paid retrospectively a quarterly additional retainer of 10,000 options, as defined in the 2000 National Scientific Stock Option Plan, to purchase free trading common stock. The options will be immediately vested at point of grant, and will be issued at an exercise price equal to the average closing price for National Scientific’s common stock for that quarter. Non-employee directors who serve on multiple committees will be paid this bonus only once for general committee service, however, as it is not paid for each committee of service. All directors are paid any reasonable out of pocket expenses required to attend board meetings, such as travel, if any.

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Controls and Procedures

Our management has responsibility for establishing and maintaining adequate internal control over financial reporting for us. Our management uses a framework for establishing these internals controls. This framework includes review of accounting detailed records on at least a quarterly basis by multiple senior officers of National Scientific, at least one of whom operates outside of the corporate finance and accounting area, and one of whom operates within the area of corporate finance and accounting. This review process includes review of significant accounting records and source documents, such as general journal entry records, accounts payable records, and monthly bank statement reconciliations. Documentary records are kept of this review process.

Our Chief Executive Officer and Acting Chief Financial Officer, Michael A. Grollman, and our President, Mr. Graham Clark, after reviewing and evaluating National Scientific’s disclosure controls and procedures within 90 days prior to the filing of this prospectus have concluded that National Scientific’s disclosure controls and procedures contained no significant deficiencies or material weakness. There have been no significant changes in National Scientific's internal controls that could significantly affect these controls subsequent to the date of their evaluation, including corrective actions.

Our management believes that upon significant future growth in the number of accounting transactions we process, perhaps within the next year, additional review and enhancement of internal controls will be required. Our management is planning to assign additional staff resources to assist with support for growth in the internal controls area when the increase in transaction velocity dictates this as a prudent step in order to maintain our effective level of internal controls.

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Security Ownership of Certain Beneficial Owners and Management

The table below sets forth certain information, as of June 10, 2004, concerning the beneficial ownership by (i) all current directors, (ii) each of our named executive officers, (iii) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding common stock, and (iv) all of our directors and executive officers as a group. To our knowledge, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that their respective spouses share authority under applicable law.

	Number of
	Common Shares		Percent of
	Beneficially		Outstanding
Name and Address of Beneficial Owner (1)	Owned (2)		Shares

Michael A. Grollman	4,066,000	(3)	4.8%
Graham L. Clark	1,451,667	(4)	1.7%
Gregory Szabo	97,252	(5)	0.1%

All executive officers and directors as a group (3 persons)	5,614,919		6.6%
_____________

(1)	The business address for all directors and officers is c/o National Scientific Corporation, 14455 North Hayden Road, Suite 202, Scottsdale, Arizona 85260-6947.
(2)
A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon the approximately 84,335,669 shares of Common Stock outstanding as June 10, 2004.

(3)	Includes 1,050,000 shares underlying currently exercisable stock options and warrants, and 2,750,000 shares of restricted Common Stock subject to substantial risk of forfeiture.
(4)	Includes 326,667 shares underlying currently exercisable stock options and warrants and 1,000,000 shares of restricted Common Stock subject to substantial risk of forfeiture.
(5)	Includes 40,000 shares underlying currently exercisable stock options and warrants and 57,252 shares of restricted Common Stock subject to substantial risk of forfeiture.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, as well as persons beneficially owning more than 10% of the our outstanding Common Stock, to file certain reports of ownership with the Commission within specified time periods. Such officers, directors and shareholders are also required by Commission’s rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on our review of such forms, all requirements received by it, or written representations from certain reporting persons, we believe that between October 1, 2002 and May 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were met.

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Description of Securities

Common Stock

As of June 10, 2004, we are authorized to issue up to 120,000,000 shares of common stock, par value $0.01 per share. As of June 10, 2004, there were 84,335,669 shares of common stock outstanding. We had 875 holders of record of common stock as of May 31, 2004. Each holder of common stock is entitled to one vote for each share held on all matters. Our articles of incorporation and bylaws do not provide for cumulative voting in elections of directors or any other matters brought before shareholder meetings.

The holders of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors from time to time out of legally available funds. The dividend rights of our common stock are junior to any preferential dividend rights of any outstanding shares of preferred stock. The holders of our common stock also are entitled to receive distributions upon our liquidation, dissolution or winding up of our assets that are legally available for distribution, after payment of all debt and other liabilities and distribution in full of preferential amounts, if any, to be distributed to holders of our preferred stock.

The holders of our common stock are not entitled to preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to issue up to 4,000,000 shares of one or more series of preferred stock, par value $0.10 per share. No shares of such preferred stock have been authorized for issuance by our board of directors, and we have no present plans to issue any such shares. In the event that the board of directors issues shares of serial preferred stock, it may exercise its discretion in establishing the terms of such preferred stock.

Our board of directors may determine the voting rights, if any, of the series of preferred stock being issued, including the right to:

•	vote separately or as a single class with the common stock and/or other series of preferred stock;

•	have more or less voting power per share than that possessed by the common stock or other series of preferred stock; and

•	vote on specified matters presented to the shareholders or on all of such matters or upon the occurrence of any specified event or condition.

If our company liquidates, dissolves or winds up, the holders of our preferred stock may be entitled to receive preferential cash distributions fixed by our board of directors when creating the particular preferred stock series before the holders of our common stock are entitled to receive anything. Preferred stock authorized by our board of directors could be redeemable or convertible into shares of any other class or series of our stock.

The issuance of preferred stock by our board of directors could adversely affect the rights of holders of the common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. See “Risk Factors” above.

Stock Option Plan

Our board of directors adopted the 2000 Stock Option Plan effective January 1, 2001. Our stockholders formally approved the 2000 Stock Option Plan on February 14, 2001.

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Summary of 2000 Plan

The following is a summary of certain provisions of the 2000 Stock Option Plan:

Administration

Either our board of directors or a committee appointed by our board of directors may administer the 2000 Stock Option Plan.

Eligibility

Nonqualified Options. Nonqualified options may be granted only to our officers, directors, including our non-employee directors, employees and advisors who, in the judgment of the committee, are responsible for our management or our success and who, at the time of the granting of the nonqualified options, are our officers, directors, employees or advisors.

Incentive Options. Incentive stock options may be granted only to our employees who, in the judgment of the committee or our board of directors, are responsible for our management or our success and who, at the time of the granting of the incentive stock option, are also our employees. No incentive stock option may be granted under the 2000 Stock Option Plan to any individual who would, immediately before the grant of such incentive stock option, directly or indirectly, own more than 10% of the total combined voting power of all classes of our capital stock unless: such incentive stock option is granted at an option price not less than 110% of the fair market value of the shares on the date the incentive stock option is granted; and such incentive stock option expires on a date not later than five years from the date the incentive stock option is granted.

Option Price

The purchase price as represented by our common stock offered under the 2000 Stock Option Plan must be at least 100% of the fair market value of our common stock (if the option is an incentive stock option), or at least 25% of the fair market value of our common stock at the time the option is granted (if the option is a nonqualified option), or such higher purchase price as may be determined by the committee or our board of directors at the time of grant. If, however, we grant an incentive stock option to an individual who would, immediately before the grant, directly or indirectly own more than 10% of the total combined voting power of all of our classes of stock, the purchase price of the shares of our common stock covered by such incentive stock option may not be less than 110% of the fair market value of such shares on the day the incentive stock option is granted. As the price of our common stock is currently quoted on the OTC Bulletin Board, the fair market value of our common stock underlying options granted under the 2000 Stock Option Plan will be the last closing sale price of our common stock on the day the options are granted. If there is no market price for our common stock, then our board of directors and the committee may, after taking all relevant facts into consideration, determine the fair market value of our common stock.

Exercise of Options

An option holder under the 2000 Stock Option Plan may exercise his or her option in whole or in part as provided under the terms of the grant, but in no event shall an option be exercisable after the expiration of ten years from the grant date. An option holder may not exercise any option after the option holder ceases to be one of our employees except in the case of disability or death. Our committee may, however, extend the right of exercise up to three months after the date of termination of the option holder’s employment with us. If we terminate an option holder’s employment by reason of disability, the committee or our board of directors may extend the exercise period for a specified period, generally one year, following the date of termination of the option holder’s employment. If an option holder dies while in our employ and the option holder has not fully exercised his or her options, the options may be exercised in whole or in part at any time within one year after the option holder’s death by the executors or administrators of the option holder’s estate or by any person or persons who acquired the option directly from the option holder by bequest or inheritance.

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In the event of the death of an employee or consultant while in our employ, the committee or our board of directors is authorized to accelerate the exercisability of all outstanding options under the 2000 Stock Option Plan.

Under the 2000 Stock Option Plan, we may grant one or more options to an individual, as long as the aggregate fair market value of the shares covered by incentive options exercisable for the first time during any calendar year shall not exceed $100,000.

Acceleration and Exercise upon Change of Control

All option holders’ unvested options automatically will become exercisable in the event of a change of control of our company as defined in the 2000 Stock Option Plan.

Payment for Option Shares

An option holder may exercise his or her options by delivering written notice to us at our principal office setting forth the number of shares with respect to which the option is to be exercised, together with cash or certified check payable to us for an amount equal to the option price of such shares. We may not issue any shares underlying an option grant until full payment has been made of all amounts due. We will deliver a certificate or certificates representing the number of shares purchased as soon as practicable after payment is received. Our board of directors or the committee may, in its discretion, permit the holder of an option to pay all or a portion of the exercise price by a simultaneous sale of our common stock to be issued upon exercise of an option pursuant to a brokerage or similar arrangement.

Termination of the 2000 Stock Option Plan

The 2000 Stock Option Plan will terminate on December 1, 2010, unless our board of directors terminates the 2000 Stock Option Plan prior to its expiration date. Any option outstanding under the 2000 Stock Option Plan at the time of termination shall remain in effect until the option is exercised or expires.

Amendment of the 2000 Stock Option Plan

Our board of directors may at any time modify or amend the 2000 Stock Option Plan without obtaining the approval of our shareholders as it shall deem advisable to comply with Section 422 of the Internal Revenue Code or Rule 16b-3 of the Securities and Exchange Act of 1934, as amended, or in any other respect.

Transferability of Options

An option holder may not assign any option under the 2000 Stock Option Plan other than by will or the laws of descent and distribution or if our board of directors or the committee agrees otherwise.

Issuance and Reservation of Shares

As of May 31, 2004, we have issued options to purchase an aggregate of 3,162,257 shares of our common stock. We have reserved the right to issue a total of 7,000,000 shares of our common stock for issuance under the 2000 Stock Option Plan, although our Board currently plans to limit issuances of options to 4,000,000 for the immediate future.

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Employee Stock Retainage Plan

In September 2002, by unanimous vote, our board initiated a restricted stock retainage program or plan (“Stock Retainage Program”) to retain key staff during a period of financial difficulty in calendar year 2002. The board allocated approximately $150,000 in restricted common stock from this Stock Retainage Program as a pool of shares of our restricted common stock, to be granted to key employees at the direction of the board for the year and the next, subject to National Scientific exceeding sales growth objectives and expense control objectives in 2003. Failure to meet these objectives under the plan would result in serious risk of forfeiture by staff of some or all of these stock grants by all participants. All goals set were team goals. The plan has been used as a tool to achieve salary deferral and other salary concessions from the staff during this period of fiscal hardship, in order to retain key employees during this period The plan’s sales goals were not met in calendar year 2003, although the plan was nonetheless largely successful in assisting to retain key staff, even during this period of deferred or reduced salary. In January of 2004, our board extended this program into 2004, and set new sales growth objectives for the year at a level 50% higher than the previous year’s program, giving plan participants an additional year to fully earn these previously outstanding restricted stock grants. No new shares were added to the plan, although plan participants were able to convert some long term back pay into restricted stock at that time, if desired. As of the date of this prospectus, the plan currently covers officers Michael Grollman and Graham Clark, and employees who are not officers including Oscar Quadros, Karen Fuhre, and Paul Davidson. The plan has not been submitted to our shareholder’s for approval.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our articles of incorporation provide that no director shall incur liability to us or our shareholders for monetary damages resulting from an act or omission in a director’s capacity as a director occurring after August 31, 1987, except for: any breach of the director’s duty of loyalty to our shareholders and us; acts and omissions not taken in good faith or which involve intentional misconduct or a knowing violation of law; any transaction from which a director received an improper benefit; acts or omissions for which the liability of a director is expressly provided by statute; or acts related to an unlawful stock repurchase or dividend.

Texas law also provides a corporation the right to indemnify a director or officer or other person under certain conditions.

A person entitled to indemnification under these provisions may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses he or she actually incurs in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duty to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to contracts, statutes, or otherwise, the SEC has advised us that in its opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether our indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Description of Property

We lease 2,945 square feet of office space at 14455 North Hayden Road, Suite 202, Scottsdale, Arizona 85260. The lease for the Scottsdale facility expires October 31, 2004 and is at a rental rate of approximately $5,400 per month including taxes. We do not own any real estate.

Currently, we do not have a policy regarding investments in real estate, interests in real estate, real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

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Certain Relationships and Related Transactions

In October 2002, Mr. Lou Ross, the former Chairman of the Board, and a Director until September 30, 2003, was paid for his services as an active member of the board in shares of restricted common stock, in lieu of cash. The former Chairman received 66,806 restricted common shares at an average price on the date of grant of $0.11 per share.

In June 2003, we entered into an agreement to restructure and repay an outstanding debt to Mr. Lou Ross, a Director of National Scientific. Together with Mr. Ross, we aggregated the value of all sums we currently owed to Mr. Ross. This included notes executed of approximately $75,000, all salary deferred by Mr. Ross in 2002 of approximately $8,300, and all cash board fees deferred in 2002 by Mr. Ross of approximately $3,000, for a total amount payable to Mr. Ross as of June 11, 2003 of approximately $86,500. Mr. Ross agreed to accept one-half of this sum, or $43,250, in restricted common stock issued at the then-current market price of $0.15 cents per share, for a total share grant to Mr. Ross of 288,334 shares. Mr. Ross also agreed to convert the remaining one-half of the total debt outstanding from us to him, or $43,250, into a three-year interest free note, with no payments required by us until the end of the three-year period, and which could be paid by us at any time before the three-year period elapses with either cash or its restricted common stock or a combination of cash and stock. With this agreement, we no longer have any outstanding delinquent notes to Mr. Ross, and our liabilities have been reduced by $43,250.

Mr. Ross also agreed to take a reduction in his Director's fees for the period from February 2003 to the end of the fiscal year ending in September 2003, and to accept 50,000 shares of our restricted common stock in lieu of cash for these board services, which was paid to him in stock on June 11, 2003. On September 30, 2003, at the point of his resignation from the Board, Mr. Ross surrendered all stock options he had received from us.

On September 30, 2002 we started a restricted Stock Retainage Program to retain key staff during a period of financial difficulty with significant periods of cash wage deferrals. We allocated approximately 3,350,000 shares with a current market value of $150,000 from this Stock Retainage Program pool of shares in fiscal 2002, to be granted to key personnel. Grants from this pool of shares have been made to Michael Grollman, Graham Clark, Karen Fuhre, Oscar Quadros, and Paul Davidson. As of the date of this prospectus, none of these grants have been fully earned, and they remain subject to substantial risk of forfeiture.

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Executive Compensation

The following table sets forth certain information regarding annual and long-term compensation for services rendered to us during the fiscal years ended September 30, 2003, 2002, and 2001 to the Chief Executive Officer of National Scientific, and other named executive officers who served us in fiscal year 2003 and whose total salary and non-cash compensation exceeded $100,000 for the applicable fiscal periods. The table below includes salary earned and paid in the fiscal year ended September 30, 2003.

Summary Compensation Table

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying		All other
		Salary	Bonus	Compensation	Award(s)	Options/ SARs	LTIP	Compensation
Name and Principal Position	Year	($)(1)	($)	($)	($) (2)	(#)	Payout ($)	($)(3)

Michael A. Grollman	2003	64,640	---	---	---	---	---	70,360
CEO, Chairman (4)	2002	138,000	---	---	78,750	---	---	42,000
	2001	172,500	---	---	165,000	---	---	---

Graham L. Clark	2003	69,639	---	---	---	---	---	50,360
President, Director (5)	2002	104,400	---	---	63,000	---	---	15,600
	2001	120,000	---	---	---	---	---	---

Lou L. Ross	2003	---	---	---	17,650	---	---	---
Former CEO & Chairman	2002	86,000	---	12,700	4,500	---	---	---
(retired) (6)	2001	120,465	---	---	---	---	---	---

Sam H Carr	2003	---	---	32,362	32,362	---	---	---
Former CFO (7)	2002	160,275	---	34,166	194,441	---	---	---
	2001	158,075	---	138,000	296,075	---	---	---

___________________

(1)
Unpaid wages in this table are subject to Agreements with listed persons that allow for interest of approximately prime rate plus 2% to accrue on those unpaid wages until paid. These accruals for interest are shown as approximate through fiscal year-end September 2003.

(2)
Stock grants included in this column are for common stock valued at 90% of the closing sales price for such shares on the date of grant. Closing sales price at fiscal year end September 2002 was approximately $0.07 per share, and closing sales price at fiscal year end September 2003 was approximately $0.15 per share.

(3)
Includes unpaid salary forgone at the election of executive officers Grollman and Clark pursuant to a registrant program under which stock, stock-based or other forms of non-cash compensation may be received by a named executive in lieu of a portion of annual compensation earned in a covered fiscal year.

(4)
For 2003 salary of $70,360 was not paid in cash, but deferred to a future period. Estimated interest of $2,932 on this unpaid amount is not included above. For 2002 salary of $42,000 was not paid in cash, but deferred to a future period. Estimated interest of $1,500 on this unpaid amount is not included above. Subsequent to year end of September 2002, Mr. Grollman exchanged $10,000 of this deferred salary for a B Unit in our November 2002 Private Placement Offering for 125,000 shares of restricted stock and 100,000 common stock purchase warrants exercisable at a price of $0.50 per share, thus reducing 2002 unpaid wages for that year to $33,500. Other Compensation for 2002 also includes $78,750 for common stock grants subject to risk of forfeiture if calendar 2004 sales do not meet or exceed key targets, and in exchange for salary reduction in calendar year 2003 of $60,000 (See Note 2 above and Employment Agreements below). Also subsequent to fiscal 2003 year-end, Mr. Grollman deferred substantially all his October and November salary of $10,000 each month to a future period, and this amount of $19,900 remains unpaid. From September 2002 Mr. Grollman’s share of contributions to the Company’s health insurance program of approximately $6,600 were deducted from the balance of wages owing, leaving as of the end of December 2003,unpaid wages of approximately $117,000, accrued vacation pay of approximately $60,000 and accrued interest of approximately $7,000 for a combined total of approximately $184,000.

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(5)
For 2003 salary of $50,360 was not paid in cash, but deferred to a future period. $1,929 estimated interest on this unpaid amount. For 2002 salary of $15,600 was not paid in cash, but deferred to a future period. Estimated interest of $1,929 on this unpaid amount is not included above. Subsequent to year end September 2002, Mr. Clark exchanged $10,000 of deferred salary for a B Unit in our November 2002 Private Placement Offering for 125,000 shares of restricted stock and 100,000 common stock purchase warrants exercisable at a price of $0.50 per share. Other compensation for 2002 also includes $63,000 for restricted common stock grants subject to risk of forfeiture if 2004 sales do not meet or exceed key targets (See Note 2 above and Employment Agreements below). Also subsequent to September 30, 2003 year end, Mr. Clark deferred substantially all his October and November salary of $10,000 each month to a future period, and this amount of $19,900 remains unpaid. From September 2002 Mr. Clark’s share of contributions to our health insurance program of approximately $7,900 were deducted from the balance of wages owing, leaving as of the end of December 2003, unpaid wages of approximately $68,000, accrued vacation pay of approximately $19,000 and accrued interest of approximately $3,000 for a combined total of approximately $90,000.

(6)	Other Compensation for 2003 and 2002 includes common stock grants paid as board service fees. Mr. Ross resigned as an employee in January of 2002 and as a director in September 2003.
(7)
Other Compensation for 2003 includes $32,362 of contractor fees for services rendered in the six months prior to March 2003, of which approximately $17,083 remains unpaid. For 2002 salary of $30,173 was not paid in cash, but deferred to a future period, and remains unpaid, including all accrued vacation through July 2002, plus an estimated $1,500 in interest through September 30, 2002. Other Compensation for 2002 includes $34,166 of contractor fees for services rendered in August and September of 2002, of which $21,337 remains unpaid. Subsequent to year ending September 2002, $10,000 of other deferred contractor fees was exchanged by Mr. Carr for an A Unit in our November 2002 Private Placement Offering for 250,000 shares of common stock and warrants to purchase 100,000 shares of common stock at a price of $0.30 per share. Other Compensation in 2001 for Mr. Carr includes the value of options granted at an exercise price below the market value of the stock on the date of grant, as well as options granted to Mr. Carr during his tenure as a contactor of us rather than an employee. Such options contracts have been valued using the Black-Scholes model for the purposes of this table. Mr. Carr resigned in July 2002 as an employee and a director.

Long Term Incentive Plans – Awards in the Last Fiscal Year

The table below describes all Long Term Incentive Plans under which awards were given to the named executive officers during the last fiscal year. These awards fall under our employee stock retainage program.

	Long-Term Incentive Plans - Awards in Last Fiscal Year

			Estimated Future Payouts Under Non-
			Stock Priced-Based Plans

	Number of
	Shares	Performance or Other Period	Threshold	Target	Maximum
Name	(#) (1)	Until Maturation or Payout	($ or #)	($ or #)	($ or #)

Michael A. Grollman (2)	1,250,000	Dec 2004
Graham L. Clark (3)	1,000,000	Dec 2004

____________________

(1)
All grants in this table are based on our fiscal year 2002 stock retainage program. This program was implemented by our board in September 2002, and shares were granted at that time. Actual issuance of shares for the named executive participants took place in January of 2003. Our board allocated approximately $150,000 in common stock from this Stock Retainage Program pool of shares, to be granted to key employees during the year, subject to National Scientific exceeding sales growth objectives and expense reduction objectives, and subject to the employees remaining with us through the next 15 months, or longer, if the awards were not earned after 15 months. Failure to meet these objectives under the plan can result in the forfeiture by staff of some or all of the stock grants by all participants. These goals were the same for all plan participants, which included other non-executives, as well the named executives. These goals were not met in calendar year 2003. In January of 2004, our board extended this program into 2004, and set new sales growth objectives for the year at a level 50% higher than the previous year’s program, giving plan participants an additional year to fully earn this stock grant.

(2)
Mr. Grollman was granted 750,000 shares of stock from this Stock Retainage Program pool of shares, subject to National Scientific achieving in excess of $400,000 in sales in calendar year 2004. Mr. Grollman was granted an additional 500,000 shares of stock under this program, subject to sales exceeding $1,500,000 for calendar year 2004.

(3)
Mr. Clark was granted 500,000 shares of stock from our Stock Retainage Program pool of shares discussed above, subject to National Scientific achieving in excess of $400,000 in sales in calendar year 2004. Mr. Clark was granted an additional 500,000 shares of stock under this program, subject to sales exceeding $1,500,000 for calendar year 2004.

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Option/SAR Grants and Exercises of Options/SAR Grants during Last Fiscal Year

No individual grants of stock options (whether or not in tandem with SARs), or freestanding SARs (including options and SARs that subsequently have been transferred) were made during the fiscal year ending Septembers 30, 2003, to any of the named executive officers, nor did any of the named executive officers exercise any options or SAR grants during that period.

Employment Agreements

Mr. Grollman was engaged by us as an independent contractor from October 7, 2000 until November 30, 2000. He was paid $15,000 monthly for his services as an independent contractor. Effective December 1, 2000, Mr. Grollman became an employee of National Scientific under a one-year contract to serve as our Chief Operating Officer. Mr. Grollman was named President in April 2001. The contract automatically renews for additional one-year terms unless either party chooses to terminate, and it remains in force through at least calendar year 2004. Mr. Grollman’s contract calls for an annual gross salary of $180,000, payable semi-monthly. Also in accordance with the contract, on December 1, 2000, we granted Mr. Grollman 100,000 shares of common stock, subject to risk of forfeiture should Mr. Grollman not fulfill his employment agreement. Also on December 1, 2000, we granted Mr. Grollman 500,000 vested options to purchase common stock at the closing sales price of the common stock on December 1, 2000. Additional option grants are included in Mr. Grollman’s employment contract for each whole dollar amount increase in the market value of our Common Stock. The whole dollar amount increase is measured over a moving two-week average. For each whole dollar amount attained between $1 and $15 inclusive, Mr. Grollman will receive 75,000 options at the whole dollar amount option price. Mr. Grollman is also entitled to additional options at various but declining levels for increases in stock value up to $50 per Common Share. In the event of a change in control or sale of substantially all the assets of National Scientific, the employment agreement between Mr. Grollman and us automatically terminates, and Mr. Grollman is to receive one hundred fifty percent (150%) of the then current year’s annual salary.

In January of 2002 Mr. Grollman agreed to defer 20% of his salary until such a time as cash was more available, reducing his immediately payable cash salary to $12,000 per month. For September, October, and November of 2002, Mr. Grollman deferred 100% of his payable salary, reducing his immediately payable cash salary to $0 per month. Mr. Grollman agreed from January 2003 through December 2003 to reduce his total payable salary for the 2003 year to $120,000 per year. In addition to this reduction, during the year ended September 30, 2003 Mr. Grollman deferred $70,360 of his salary and was paid $64,640 in cash. For the three months ending December 31, 2003, Mr. Grollman deferred $19,900 in salary and was paid $10,100 in cash. For calendar year 2004, Mr. Grollman agreed to defer up to $30,000 of his contracted pay as needed.

In September 2002, our board initiated a restricted stock retainage program (“Stock Retainage Program”) to retain key staff during a period of financial difficulty in calendar year 2002. The board allocated approximately $150,000 in common stock from this Stock Retainage Program pool of shares, to be granted to key employees during the year, subject to National Scientific exceeding sales growth objectives and expense reduction objectives in 2003. Failure to meet these objectives under the plan would result in the forfeiture by staff of this entire stock grant by all participants. These goals were not met in calendar year 2003. In January of 2004, our Board extended this program into 2004, and set new sales growth objectives for the year at a level 50% higher than the previous year’s program, giving plan participants an additional year to fully earn this stock grant. On August 19, 2003, a participant of the plan left us and his grant of 800,000 shares were forfeited at the average market price per share of $0.15. On September 30, 2003 the 800,000 shares of common stock resulting from the forfeiture was allocated to the plan. We issued this stock under the terms of the plan to several employees in 2004 who are not officers or directors of National Scientific.

Mr. Grollman was granted 750,000 shares of stock from this Stock Retainage Program pool of shares, subject to National Scientific achieving in excess of $400,000 in sales in calendar year 2004. Mr. Grollman was granted an additional 500,000 shares of stock under this program, subject to sales exceeding $1,500,000 for calendar year 2004.

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In December 2003 Mr. Grollman agreed to convert approximately $150,000 of his back pay and accrued vacation pay to our restricted common stock, at a rate equal to the then currently available private placement share price of $0.10 per share. Mr. Grollman received this stock in January of 2004.

Our board of directors is also considering granting approximately 500,000 additional options to Mr. Grollman in calendar year 2004 based on the achievement of calendar year 2004 business objectives, including such areas as product development and customer base development. The plan has been approved by the board of directors, subject to availability of sufficient options in the plan. These options have not been issued.

Mr. Clark was hired in December 2000 as manager of the sales organization. His salary was $120,000 per year base salary, plus commission on sales. He became Vice President of Technology Applications & Sales for us in September 2001, and a director and a corporate officer in August of 2002. In January of 2003, Mr. Clark entered into a one-year employment agreement with National Scientific to serve as Vice President of Technology Applications & Sales. In June of 2003 Mr. Clark was named President of National Scientific. The contract automatically renews for additional one-year terms unless either party chooses to terminate. Mr. Clark’s contract provides for an annual gross salary of $150,000, payable monthly. In the event of a change in control or sale of substantially all our assets, the employment agreement between Mr. Clark and National Scientific automatically terminates, and Mr. Clark is to receive fifty percent (50%) of the then current year’s annual salary.

For September, October, and November of 2002, Mr. Clark deferred 100% of his payable salary, reducing his immediately payable cash salary to $0 per month. During the year ended September 30, 2003 Mr. Clark deferred $50,360 of his salary and was paid $69,640 in cash. For the three months ending December 31, 2003, Mr. Clark deferred $19,900 in salary and was paid $10,100 in cash.

Mr. Clark was granted 500,000 shares of stock from our Stock Retainage Program pool of shares discussed above, subject to National Scientific achieving in excess of $400,000 in sales in calendar year 2004. Mr. Clark was granted an additional 500,000 shares of stock under this program, subject to sales exceeding $1,500,000 for calendar year 2004.

Our board of directors is also considering granting approximately 500,000 additional options to Mr. Clark in calendar year 2004 based on the achievement of calendar year 2004 business objectives, including such areas as product development and customer base development. The plan has been approved by the board of directors, subject to availability of sufficient options in the plan. These options have not been issued.

Throughout fiscal 2000, Mr. Ross was engaged as an independent contractor for National Scientific. As such, Mr. Ross was paid a monthly fee of $9,500, subject to cash availability. Effective December 1, 2001, Mr. Ross became an employee of National Scientific. Throughout fiscal 2001 and continuing into 2003, Mr. Ross served without a written contract and was paid $9,500 monthly. In addition, in connection with an equity transaction involving Mr. Ross and his spouse in September 1999, the Board of Directors granted Mr. Ross the right to receive 4% of our gross revenues. In partial consideration for the forgiveness of this right to 4% of our future revenues, National Scientific agreed to issue 500,000 restricted shares of our common stock to Mr. Ross. The 500,000 shares are subject to the terms of a Restricted Stock Award Agreement, which required that the shares issued be released only when the market price of the stock exceeds $2.50 per share.

Subsequent to fiscal year end 2001, National Scientific granted Mr. Ross options to purchase an aggregate of 750,000 shares of common stock. The options consist of ten separate groups of 75,000 shares each, whose exercise prices range from $1 to $10 per share, which vest when the previous five day average market price exceeds even dollar levels beginning with $1 per share through $10 per share. On September 30, 2003, these options were forfeited and returned to us.

In February of 2002, Mr. Ross resigned as an employee of National Scientific, and became a part-time contractor, paid at a rate of $10,000 per month, of which 20% would be deferred until a future date. The term of the agreement was two years and it required that Mr. Ross provide approximately 80 hours per month management-consulting services to us and serve as a director. In July 2002 National Scientific and Mr. Ross amended the contract to eliminate mandatory monthly minimum cash payments and minimum hours per month for on-going consulting duties other than his responsibilities as a director. Under this revised contract, Mr. Ross was paid a director’s fee of $2,500 per month in our restricted common stock. In February 2003 this contract was again revised, and from February 2003 to September 30, 2003 Mr. Ross agreed to take a reduction in his director’s fees and accept 50,000 shares of common stock in lieu of cash for board services for the entire six-month period. Mr. Ross retired from the board on September 30, 2003. His major contract duties as a consultant with us ended in February 2004, although some confidentiality provisions of this agreement continue into 2005.

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Mr. Carr served us as an independent contractor from October 15, 2000 until November 30, 2000. He was paid $13,750 monthly for his services. Effective December 1, 2000, Mr. Carr became employed under a one year contract to serve as our Chief Financial Officer. The contract automatically renewed for additional one-year terms unless either party elected to terminate. Mr. Carr’s contract provided for an annual gross salary of $180,000, payable semi-monthly. Also in accordance with the contract, on December 1, 2000, we granted Mr. Carr 100,000 vested options to purchase common stock at a price equal to 25% of the closing price per share on December 1, 2000. Also on December 1, 2000, we granted Mr. Carr 500,000 vested options to purchase common stock at the closing sales price of the shares on December 1, 2000. Additional option grants were included in Mr. Carr’s employment contract for each whole dollar amount increase in the market value of our Common Shares. The whole dollar amount increase is measured over a moving two-week average. For each whole dollar amount attained between $1 and $15 inclusive, Mr. Carr would receive 75,000 options at the whole dollar amount option price. Mr. Carr was also entitled to additional options at various but declining levels for increases in stock value up to $50 per common share.

From January of 2002 through July of 2002, Mr. Carr deferred 20% of his salary, subject to future cash availability, reducing his monthly salary cash payments to $12,000 per month.

In July of 2002, Mr. Carr resigned as CFO and also as an employee and a company director, and became a full-time non-employee contractor for us. He signed a one-year contract, the terms of which were similar to his previous company employment contracts, although all employee-related benefits were eliminated, and his hourly rate of pay was changed to approximately $97 per hour, or approximately $17,000 per month. In November 2002, National Scientific and Mr. Carr amended this contract to eliminate mandatory monthly payments. Mr. Carr was retained on this basis during the month of December 2002 to assist with preparation of our annual report and other matters, for which he was paid approximately $12,000 in cash. In January 2003 Mr. Carr and National Scientific agreed to secure his services as a financial consultant for a minimum retainer of ten hours per month at a rate of $120 per hour. This retainer agreement ended on April 1, 2003.

In January 2003, we, under our Restricted Stock Retainage Plan initiated in September 2002, issued 2,550,000 shares of common stock at an average price of $0.06 or 90% of the price on the grant date of September 30, 2002. These grants were provided originally to Michael Grollman, Graham Clark, David Mandala, and Karen Fuhre. Mr. Mandala left the firm in mid-2003, and his shares under the plan were reallocated to other Oscar Quadros and Paul Davidson. These stock grants were contingent upon National Scientific achieving sales targets for calendar year 2003. Should these targets not be met, these shares would be forfeited, or we and the employees involved in the program would elect to establish new goals for calendar year 2004, in order to motivate the staff to perform and simultaneously conserve cash resources during the next calendar year, using the same stock grants, as yet unearned, as long term incentive.

During the fiscal years ending September 30, 2003 and 2002, we issued 946,270 and 100,000 shares, respectively, of our common stock to our consultants in lieu of cash compensation. During fiscal 2003, we granted 428,081 options to our consultants to purchase shares of our common stock. The options granted had exercise prices ranging from $0.03 per share to $0.11 per share. The exercise prices were generally below market on the date of grant, and vested. We granted these options as a means of compensation to consultants to conserve operating cash. During fiscal 2003, substantially all option grants were issued to employees.

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Where You Can Find More Information

We file reports and other information with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC’s public reference facilities at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are also available to you free of charge at the SEC’s web site at www.sec.gov.

Copies of publicly available documents that we have filed with the SEC can also be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K. Street, N.W., Washington, D.C. 20006.

You should only rely upon the information included in or incorporated by reference into this prospectus, the exhibits to the prospectus or in any prospectus supplement that is delivered to you. We have not authorized anyone to provide you with additional or different information. You should not assume that the information included in or incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date later than the date on the front of the prospectus or prospectus supplement.

We have not authorized any person to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

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NATIONAL SCIENTIFIC CORPORATION

FINANCIAL STATEMENTS

F-1

Financial Statements Index
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors, National Scientific Corporation

We have audited the accompanying balance sheets of National Scientific Corporation (a development stage Company) as of September 30, 2003 and 2002, and the related statements of operations, shareholders’ equity (deficit) and cash flows for each of the two years in the period ended September 30, 2003 and for the period from September 30, 1997 (inception of development stage) to September 30, 2003. These financial statements are the responsibility of National Scientific Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Scientific Corporation as of September 30, 2003 and 2002, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2003 and from September 30, 1997 (inception of development stage) to September 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that National Scientific Corporation will continue as a going concern. As discussed in Note 2 to the financial statements, National Scientific Corporation is in the development stage, has not yet generated significant revenues, and is dependent upon raising capital from investors. Additionally, National Scientific Corporation has incurred aggregate losses during the past two years of over $2,800,000 and has a total shareholders’ deficit of over $600,000. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hurley & Company

Granada Hills, CA
December 4, 2003, except
for Note 13 which is
January 9, 2004

F-2

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

BALANCE SHEETS
September 30, 2003 and 2002

	2003	2002

ASSETS

Current Assets:
Cash and cash equivalents	$17,903	$1,405
Trade receivables, net of reserve of $8,169 at September 30, 2003	28,200	1,631
Inventory	9,700	14,916
Other assets	16,926	800

Total current assets	72,729	18,752

Property and equipment, net	32,081	45,007
Deposits	5,031	5,031

	$109,841	$68,790

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$185,725	$368,952
Accrued expenses	457,695	396,505
Deposits	20,000	—
Notes payable	10,000	75,079

Total current liabilities	673,420	840,536

Notes payable, net of current portion	43,250	—

Total liabilities	716,670	840,536

Commitments and contingencies	—	—

Shareholders’ equity (deficit):
Preferred stock, par value $0.10; 4,000,000 shares authorized, and no shares issued or outstanding	—	—
Common stock, par value $0.01; 120,000,000 shares authorized, and shares issued 70,633,819 and 51,587,062 outstanding at September 30, 2003 and 2002, respectively	706,338	515,871
Additional paid-in capital	20,444,733	19,517,719
Accumulated deficit	(21,757,900)	(20,805,336)

Total shareholders' equity (deficit)	(606,829)	(771,746)

	$109,841	$68,790

See accompanying independent auditors’ report and notes to
financial statements, which are an integral part of the financial statements

F-3

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

STATEMENTS OF OPERATIONS
For the Years Ended September 30, 2003, 2002, and Development Stage

			Development
	2003	2002	Stage

Revenues	$63,579	$2,914	$949,208

Cost of Sales	25,848	1,889	897,487

Gross profit	37,731	1,025	51,721

Costs and expenses
Salaries and benefits	438,244	624,069	2,176,796
Research and development	84,301	154,548	3,713,135
Stock compensation	291,658	460,168	3,080,694
Consulting fees, related party	17,650	—	8,175,973
Other	149,245	667,250	2,407,303

Total costs and expenses	981,098	1,906,035	19,553,901

Loss from operations	(943,367)	(1,905,010)	(19,502,180)

Other income (expense)
Interest and other income	—	584	178,972
Gain on settlement	—	89,403	89,403
Interest expense	(9,197)	(1,874)	(34,268)
Loss on disposal of assets	—	(2,405)	(30,960)
Loss on impairment of equipment	—	(64,187)	(64,187)

	(9,197)	21,521	138,960

Loss before income taxes	(952,564)	(1,883,489)	(19,363,220)
Income tax expense	—	—	—

Net loss	$(952,564)	$(1,883,489)	$(19,363,220)

Net loss per common share, basic and diluted	$(0.02)	$(0.04)

Weighted average number of shares outstanding	62,758,349	49,626,954

See accompanying independent auditors’ report and notes to
financial statements, which are an integral part of the financial statements

F-4

Financial Statements Index

NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
For the Years Ended September 30, 2003, 2002 and Development Stage

	Common Stock		Preferred Stock

	Number		Number		Additional
	of	Par	of	Par	Paid-In	Accumulated
	Shares	Value	Shares	Value	Capital	Deficit	Total

Balance, September 30, 2002	51,587,062	$515,871	—	$—	$19,517,719	$(20,805,336)	$771,746

Stock issued for services @$0.17	946,270	9,462	—	—	152,913	—	162,375
Exercise of options	637,153	6,372	—	—	22,686	—	29,058
Stock options granted	—	—	—	—	60,733	—	60,733
Debt equity swap	788,334	7,883	—	—	66,232	—	74,115
Private placement @ $0.04 to $0.08	14,125,000	141,250	—	—	528,750	—	670,000
Stock retainage program	2,550,000	25,500	—	—	95,700	—	121,200
Net loss	—	—	—	—	—	(952,564)	(952,564)

Balance, September 30, 2003	70,633,819	$706,338	—	$—	$20,444,733	$(21,757,900)	$(606,829)

See accompanying independent auditors’ report and notes to
financial statements, which are an integral part of the financial statements

F-5

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(Continued)
For the Years Ended September 30, 2002, 2001 and Development Stage

	Common Stock		Preferred Stock

	Number		Number		Additional
	of	Par	of	Par	Paid-In	Accumulated
	Shares	Value	Shares	Value	Capital	Deficit	Total

Balance, September 30, 2001	47,367,498	$473,675	—	$—	$18,766,775	$(18,921,847)	$318,603

Stock issued for services @ $0.306	100,000	1,000	—	—	29,600	—	30,600
Issuance of stock under equity line of credit @ $0.12 to $0.27	2,122,064	21,221	—	—	393,603	—	414,824
Exercise of warrants	770,500	7,705	—	—	84,755	—	92,460
Exercise of options	1,477,000	14,770	—	—	154,762	—	169,532
Loan repayment by officer	(250,000)	(2,500)	—	—	(97,500)	—	(100,000)
Grants of options and warrants, net	—	—	—	—	185,724	—	185,724
Net loss	—	—	—	—	—	(1,883,489)	(1,883,489)

Balance, September 30, 2002	51,587,062	$515,871	—	$—	$19,517,719	$(20,805,336)	$(771,746)

See accompanying independent auditors’ report and notes to
financial statements, which are an integral part of the financial statements

F-6

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(Continued)
For the Years Ended September 30, 2001, 2000 and Development Stage

	Common Stock		Preferred Stock

	Number		Number		Additional
	of	Par	of	Par	Paid-In	Accumulated
	Shares	Value	Shares	Value	Capital	Deficit	Total

Balance, September 30, 2000	47,195,768	$471,958	—	$—	$15,086,920	$(12,686,979)	$2,871,899

Stock issued for services
Stock issued for services @ $1.66	100,000	1,000	—	—	164,600	—	165,600
Stock issued for services @ $1.55	15,000	150	—	—	23,070	—	23,220
Stock issued for services @ $4.32	5,000	50	—	—	21,550	—	21,600
Stock issued for services @ $1.32	75,000	750	—	—	98,475	—	99,225
Stock issued for services @ $0.51	10,000	100	—	—	5,030	—	5,130
Exercise of warrants and options	1,291,730	12,917	—	—	1,278,813	—	1,291,730
Amortization of stock compensation	—	—	—	—	3,712,500	—	3,712,500
Exchange for stock options	(1,325,000)	(13,250)	—	—	(2,424,750)	—	(2,438,000)
Common stock options exercisable	—	—	—	—	800,567	—	800,567
Net loss	—	—	—	—	—	(6,234,868)	(6,234,868)

Balance, September 30, 2001	47,367,498	$473,675	—	$—	$18,766,775	$(18,921,847)	$318,603

See accompanying independent auditors’ report and notes to
financial statements, which are an integral part of the financial statements

F-7

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(Continued)
For the Years Ended September 30, 2000, 1999 and Development Stage

	Common Stock		Preferred Stock

	Number		Number		Additional
	of	Par	of	Par	Paid-In	Accumulated
	Shares	Value	Shares	Value	Capital	Deficit	Total

Balance, September 30, 1999	36,544,289	$365,443	—	$—	$3,678,315	$(4,111,680)	$(67,922)

Stock issued for services
Price per share ranged
$0.18 to $0.85	775,000	7,750	—	—	397,620	—	405,370
$1.74 to $2.70	606,797	6,067	—	—	1,071,028	—	1,077,095
$3.26 to $4.50	139,000	1,390	—	—	457,884	—	459,274
$5.12 to $6.92	236,832	2,369	—	—	1,411,591	—	1,413,960
$7.43 to $8.80	1,060,000	10,600	—	—	7,929,921	—	7,940,521
Exercise of warrants and options	3,440,250	34,403	—	—	3,151,997	—	3,186,400
Private placement of common stock
Shares issued for:
$0.11	2,430,000	24,300	—	—	245,700	—	270,000
$0.25	360,000	3,600	—	—	86,400	—	90,000
$0.40	975,000	9,750	—	—	380,250	—	390,000
Stock converted by director’s family member	1,128,600	11,286	—	—	(11,286)	—	—
Common stock to collateralize loan - retired	(500,000)	(5,000)	—	—	—	—	(5,000)
Deferred stock compensation	—	—	—	—	(3,712,500)	—	(3,712,500)
Net loss	—	—	—	—	—	(8,575,299)	(8,575,299)

Balance, September 30, 2000	47,195,768	$471,958	—	$—	$15,086,920	$(12,686,979)	$2,871,899

See accompanying independent auditors’ report and notes to
financial statements, which are an integral part of the financial statements

F-8

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(Continued)
For the Years Ended September 30, 1999, 1998 and Development Stage

	Common Stock		Preferred Stock

	Number		Number		Additional
	of	Par	of	Par	Paid-In	Accumulated
	Shares	Value	Shares	Value	Capital	Deficit	Total

Balance, September 30, 1998	25,331,849	$253,318	15,000	$1,500	$2,823,491	$(3,167,225)	$(88,916)

Stock issued for services
Price per share ranged
$0.09 to $0.18	3,020,000	30,200	—	—	528,239	—	558,439
$0.20 to $0.29	145,000	1,450	—	—	33,110	—	34,560
Preferred stock offering	—	—	47,000	4,700	230,300	—	235,000
Exercise of warrants and options	496,000	4,960	—	—	27,490	—	32,450
Private placement of common stock	400,000	4,000	—	—	96,000	—	100,000
Conversion of preferred to common stock	6,200,000	62,000	(62,000)	(6,200)	(55,800)	—	—
Common stock issued to collateralize loan	500,000	5,000	—	—	—	—	5,000
Stock converted by director’s family member	451,440	4,515	—	—	(4,515)	—	—
Net loss	—	—	—	—	—	(944,455)	(944,455)

Balance, September 30, 1999	36,544,289	$365,443	—	$—	$3,678,315	$(4,111,680)	$(67,922)

See accompanying independent auditor’s report and notes to
financial statements, which are an integral part of the financial statements

F-9

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(Continued)
For the Years Ended September 30, 1998, 1997 and Development Stage

	Common Stock		Preferred Stock

	Number		Number		Additional		Development
	of	Par	of	Par	Paid-In	Accumulated	Stage
	Shares	Value	Shares	Value	Capital	Deficit	Deficit	Total

Balance, October 1, 1997	17,847,292	$178,473	—	$—	$2,160,780	$(2,394,680)	$—	$(55,427)

Stock issued for services	3,487,557	34,875	—	—	335,473	—	—	370,348
Private placement of preferred stock	—	—	49,500	4,950	242,550	—	—	247,500
Exercise of warrants and options	547,000	5,470	—	—	100,888	—	—	106,358
Conversion of preferred to common stock	3,450,000	34,500	(34,500)	(3,450)	(31,050)	—	—	—
Contributed capital	—	—	—	—	14,850	—	—	14,850
Net loss	—	—	—	—	—	—	(772,545)	(772,545)

Balance, September 30, 1998	25,331,849	$253,318	15,000	$1,500	$2,823,491	$(2,394,680)	$(772,545)	$(88,916)

See accompanying independent auditor’s report and notes to
financial statements, which are and integral part of the financial statements

F-10

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
For the Years Ended September 30, 2003, 2002 and Development Stage

			Development
	2003	2002	Stage

Cash flows from operating activities:
Net loss	$(952,564)	$(1,883,489)	$(19,363,220)
Adjustments to reconcile net loss to net cash used in operating activities:
Non cash transactions
Depreciation	12,926	22,847	65,196
Loss on disposal of assets	—	2,405	30,960
Impairment loss on equipment	—	64,187	64,187
Stock and options issued for services, net	344,308	301,495	11,582,712
Decrease (increase) in inventory	5,216	5,084	(9,700)
(Increase) decrease in deferred offering costs	—	107,844	(85,171)
Decrease (increase) in receivables	(26,569)	—	103,431
Decrease (increase) in other assets	(16,126)	13,896	(13,017)
Increase (decrease) in accounts payable and accrued expenses	(69,751)	439,090	673,126

Net cash (used in) operating activities	(702,560)	(926,641)	(6,951,496)

Cash flows from investing activities:
Acquisition of property and equipment	—	—	(153,692)
Repayment of loans	—	—	200,000
Proceeds from the sale of furniture and equipment	—	1,390	6,050
Loans issued	—	—	(400,000)

Net cash (used in) provided by investing activities	—	1,390	(347,642)

Cash flows from financing activities:
Draws on the line of credit	—	—	430,000
Loan from (to) officer	—	75,079	65,079
Repayment of notes payable	—	—	(110,000)
Repayment of line of credit	—	(430,000)	(430,000)
Repayment of capital lease obligations	—	—	(1,819)
Proceeds from the exercise of options	29,058	169,532	198,590
Proceeds from the exercise of warrants	—	92,460	92,460
Proceeds from equity line of credit	—	414,824	414,824
Proceeds from the issuance of preferred stock	—	—	482,500
Deposits from private placement	20,000	—	20,000
Proceeds from issuance of common stock	670,000	—	6,151,789

Net cash provided by financing activities	719,058	321,895	7,313,423

Net (decrease) increase in cash and cash equivalents	16,498	(603,356)	14,285
Cash and cash equivalents, beginning of period	1,405	604,761	3,618

Cash and cash equivalents, end of period	$17,903	$1,405	$17,903

Supplementary Disclosure of Cash Flow Information
Cash paid for interest	$3,000	$1,874	$25,474

Cash paid for income taxes	$—	$—	$50

See accompanying independent auditors’ report and notes to
financial statements, which are an integral part of the financial statements

F-11

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

STATEMENTS OF CASH FLOWS (Continued)
For the Years Ended September 30, 2003, 2002 and the period October 1, 1997
(Inception of Development Stage) through September 30, 2003

Summary of Non-Cash Investing and Financing Activities

During 1999, the Company issued 451,440 shares of restricted common stock to a Director's family member in consideration of the family members' transfer of 320,000 shares of unrestricted common stock to investors in connection with the Company's private placement that year.

During fiscal year 2002, the Company’s Board Chairman repaid a $100,000 loan by returning 250,000 shares of the Company’s common stock valued at $0.40 per share.

During fiscal year 2003, the Company issued Mr. Lou Ross, 288,334 shares of restricted common stock as part of its program to lower debt without expending cash resources, in exchange for the forgiveness of $43,250 of debt, or one-half of the total debt of $86,500 owed by the company to Mr. Ross. The debt forgiven included various disclosed notes, salary deferred in 2002 and board fees deferred in 2002. The shares were issued at an average market price per share of $0.15. The Company also issued Mr. Ross 50,000 shares of restricted common stock for reduced Director’s fees for February 2003 through the end of this fiscal year in September 2003. These shares were issued at an average market price per share of $0.15.

See accompanying independent auditors' report and notes to
financial statements, which are an integral part of the financial statements

F-12

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Years Ended September 30, 2003 and 2002

1.   Summary of Significant Accounting Policies

The following is a summary of the significant accounting policies followed by National Scientific Corporation (the “Company” or “us”). The policies conform with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

a.   Operations

The Company was incorporated in Texas on June 22, 1953 as American Mortgage Company. On May 16, 1996, the Company changed its name to National Scientific Corporation. During 1996, the Company acquired the operations of Eden Systems, Inc. (Eden) as a wholly-owned subsidiary. Eden was engaged in water treatment and the retailing of cleaning products. Eden’s operations were sold on September 30, 1997. As such, management now considers to be in the development stage. From September 30, 1997 through the year ended September 30, 2001, we aimed our efforts in the research and development of semiconductor proprietary technology and processes and in raising capital to fund its operations and research. Beginning in calendar 2002, we focused our efforts on the development, acquisition, enhancement and marketing of location device technologies. Our revenue is derived from sales of electronic devices, recognized as the product is delivered.

b.   Cash Equivalents

Cash equivalents include money market accounts and other short-term investments with an original maturity of three months or less.

c.   Inventory

Inventories are stated at the lower of cost or market values. Cost is primarily determined on a FIFO (first-in, first-out) basis.

d.   Property and Equipment

Property and equipment are recorded at cost and are being depreciated over estimated useful lives of three to five years using the straight-line method.

e.   Advertising and Promotion Costs

Advertising and promotion costs, which totaled $8,105 in 2003 and $8,832 in 2002 are expensed as incurred.

f.   Stock Options

The Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for its employee stock options. Under APB 25, no compensation expense is recorded when the exercise price of the option equals the market price of the underlying

F-13

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Years Ended September 30, 2003 and 2002

stock on the date of the grant. The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 148, “Accounting for Stock Based Compensation.”

g.   Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases, including operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect in deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

h.   Research and Development / Patents

Both research and development and the costs associated with obtaining patents and product development have been expensed as incurred. Patent costs are expensed, since the Company has not yet developed products, which have gained market acceptance.

i.   Net Loss Per Share

Net loss per share is computed by dividing the loss attributable to common shareholders by the weighted average number of shares outstanding during the period, which was 62,758,349 and 49,626,954 for the years ended September 30, 2003 and 2002, respectively. Stock options outstanding of 3,329,757 and warrants outstanding of 7,412,201 are considered anti-dilutive and were not considered in the calculation.

j.   Recently Issued Accounting Pronouncements

In April 2002, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 145, “Rescission of SFAS No. 4, 44, and 64, Amendment of the FASB Statement N. 13, and Technical Corrections,” effective for financial statements issued after May 25, 2002, which effectively amends SFAS No. 13, “Accounting for Leases,” to eliminate an inconsistency involving sale-leaseback transactions and also gives clarity to other existing authoritative pronouncements. The adoption of SFAS 145 did not have a material impact on the Company’s financial statements.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” effective for exit or disposal activities after December 15, 2002, which addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issues No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit and Activity (Including Certain Costs Incurred in a Restructuring.)” The adoption of the provisions of this SFAS did not have a material impact on the Company’s financial statements.

In October 2002, the FASB issued SFAS No. 147, “Acquisition of Certain Financial Institutions – an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9,” application for acquisitions on or after October 1, 2002, which generally removes acquisitions of financial institutions from the scope of both

F-14

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Years Ended September 30, 2003 and 2002

Statement 72 and Interpretation 9 and requires that those transactions to be accounted for in accordance with FASB Statement No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangible Assets,” and amends FASB Statement No. 144, “Accounting for Impairment or Disposal of Long Lived Assets,” to include in its scope certain long term customer-relationship intangible assets of financial institutions. The adoption of SFAS 147 did not have a material impact on the Company’s financial statements.

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure – an Amendment of FASB Statement No. 123,” effective for fiscal years ending after December 15, 2002, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-base employee compensation. The adoption of SFAS No. 148 did not have a material effect on the Company’s financial statements, as the adoption of this standard did not require the Company to change, and the Company did not change, to the fair value based method of accounting for stock-based compensation.

In January 2003, the FASB issued FASB Interpretation (“FIN”) No. 46, “Consolidation of Variable Interest Entities.” FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” and applies immediately to any variable interest entities created after January 31, 2003 and to variable interest entities in which an interest is obtained after January 31, 2003. The Company holds no interest in variable interest entities.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS 149 clarifies the accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” In particular, SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as described in SFAS No. 133. SFAS No. 149 also clarifies when a derivative contains a financing component. SFAS No. 149 is generally effective for derivative instruments entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The company holds no derivative instruments and does not engage in hedging activities.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 requires certain financial instruments that have both equity and liability characteristics to be classified as a liability on the balance sheet. SFAS No. 150 is effective for the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company’s financial statements.

2.   Development Stage Operations

Although the Company has been in operation since 1996, management considers us to be in the development stage. From September 30, 1997 through the year ended September 30, 2001, we have aimed our efforts on the research and development of semiconductor proprietary technology and processes and in raising capital to fund its operations and research. Beginning calendar year 2002, we focused our efforts on the development, acquisition, enhancement and marketing of location device technologies. Since initiation of operations in 1996, we have not realized significant revenue, except for approximately $882,000 generated through the export of electronic equipment, which occurred in fiscal 2001.

F-15

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Years Ended September 30, 2003 and 2002

The Company experienced significant operating losses during 2003 and 2002, of $952,564 and $1,883,489, respectively, which raise substantial doubt about the Company’s ability to continue as a going concern. Of the total net operating losses, approximately $292,000 and $460,000 related to stock issued for services and compensation in 2003 and 2002, respectively. Management believes that its current cash position including cash funds arising from the exercise of outstanding options, equity private placements, product sales, and continued aggressive expense management to be sufficient to continue operations for the next twelve months. We also believe that we may be able to reduce outstanding liabilities through negotiations with our creditors, or possibly negotiate to extend the payment schedule for these debts. In the event these approaches do not provide us with adequate working capital, we may be required to further curtail or reduce our development activities, seek alternative funding sources, or seek protection under reorganization laws.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

3.   Property and Equipment

Property and equipment consists of the following at September 30, 2003 and 2002:

	2003	2002

Computer equipment	$58,806	$58,806
Office furniture	12,507	12,507

	71,313	71,313
Less: accumulated depreciation	39,232	26,306

	$32,081	$45,007

During fiscal 2002, the Company determined that the value of certain computer and other equipment previously utilized in their San Jose office for research and development was impaired. The Company recognized an impairment loss of approximately $64,000.

4.   Earnings Per Share

The following table reconciles weighted average shares outstanding to amounts used to calculate basic and diluted earnings per share for fiscal years 2003 and 2002.

F-16

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Years Ended September 30, 2003 and 2002

	2003	2002

Net (loss)	$(952,564)	$(1,883,489)
Weighted average shares:
Average shares outstanding	62,758,349	49,626,954
Effect of diluted shares	—	—

Average Shares outstanding, adjusted for dilutive effect	62,758,349	49,626,954

(Loss) per share - basic	$(0.02)	$(0.04)
(Loss) per share - diluted	$(0.02)	$(0.04)

Incremental common shares (not included in denominator of diluted earnings per share because of their anti-dilutive nature):

	2003	2002

Employee options	3,329,757	3,582,839
Warrants	7,412,201	412,201
Potential common equivalents	10,741,958	3,995,040

If all currently outstanding potential common equivalents are exercised, the Company would receive proceeds of approximately $6,100,000.

5.    Lease Commitments

On September 11, 2001 the Company signed a thirty-seven month non-cancelable operating lease agreement for an office in Scottsdale, Arizona, which expires on October 31, 2004. The lease requires monthly payments of $4,785 to $5,031 plus sales tax and contains no renewal or purchase options.

        Future minimum lease obligations at September 30, 2003 are as follows:

Year ending September 30,	Amount

2004	$60,250
2005	5,031

$65,281

Rent expense for the years ended September 30, 2003 and 2002 was approximately $64,000 and $106,000, respectively.

F-17

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Years Ended September 30, 2003 and 2002

6.   Income Taxes

Deferred income taxes consist of the following at September 30, 2003 and 2002:

	2003	2002

Tax Benefit of net operating loss carry-forwards and start up costs	$5,779,000	$5,515,000
Valuation allowance	(5,779,000)	(5,515,000)

	$—	$—

A reconciliation of expected to actual taxes follows:

	2003	2002

Expected federal and state tax recovery at 40%	$(381,000)	$(755,000)
Non-deductible stock compensation	117,000	20,000

	(264,000)	(735,000)
Tax benefits not realized - valuation allowance	264,000	735,000

Realized tax benefit	$—	$—

 The Company has recorded valuation allowances to offset the value of deferred tax assets, since it has recorded losses from operations since 1996 and the utilization of those assets is uncertain. During fiscal 2003 and 2002, the valuation allowance increased by $264,000 and $735,000, respectively.

The Company has net operating loss carry-forwards of approximately $14,600,000 at September 30, 2003, which may be used to offset future federal taxable income through 2022 and state taxable income through 2008.

7.   Related Party Transactions

In October 2002, Mr. Lou Ross, the former Chairman of the Board, and a Director until September 30, 2003, was paid for his services as an active member of the board in shares of restricted common stock, in lieu of cash. The former Chairman received 66,806 restricted common shares at an average price on the date of grant of $0.11 per share.

As described in the Company's 10-KSB filing for the year ending September 30, 2002, and also in the Company's Proxy Statement for 2003 filed January 30, 2003, the Company’s Board initiated on September 30, 2003 a restricted stock retainage program (“Stock Retainage Program”) to retain key staff during a period of financial difficulty. The Company allocated approximately $150,000 in restricted Common Stock from this Stock Retainage Program pool of shares in fiscal 2002, to be granted to key

F-18

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Years Ended September 30, 2003 and 2002

employees during the year, subject to the Company exceeding sales growth objectives and expense reduction objectives in 2003. Failure to meet these objectives under the plan would result in the forfeiture by staff of this entire stock grant by all participants, unless new objectives are approved by the board for calendar year 2004, in which case the stock grant would remain with the participants but be subject to forfeiture by participants until new objectives have been achieved in 2004. All stock grants under this program were granted in September 2002 but shares were not finally issued until January of 2003. All of the stock under this program is restricted under SEC Section 144, and cannot be traded by the Stock Retainage Program participants for at least one year from date of issue.

The Company CEO, Michael Grollman was granted 750,000 shares of stock from this Stock Retainage Program pool of shares, subject to the Company achieving in excess of $200,000 in sales in calendar year 2003, and subject to him accepting a $60,000 per year pay reduction for the calendar year 2003, reducing his annual payable salary to $120,000 per year for 2003. Mr. Grollman was granted an additional 500,000 shares of stock under this program, subject to sales exceeding $1,000,000 for calendar year 2003. The Company’s President and Director Graham Clark was granted 500,000 shares of stock from the Company’s Stock Retainage Program pool of shares discussed above, subject to the Company achieving in excess of $200,000 in sales in calendar year 2003. Mr. Clark was granted an additional 500,000 shares of stock under this program, subject to sales exceeding $1,000,000 for calendar year 2003. The majority of the remaining restricted stock allocated under this program was granted to other Company staff, and is subject to substantially the same risk of forfeiture as the stock granted to Grollman and Clark under the Program.

In January 2003, Mr. Lou Ross, was paid for his services as an active member of the board in shares of restricted common stock, in lieu of cash. The former Chairman received 54,464 restricted common shares at an average market price on the date of grant of $0.14 per share.  In June 2003, the Company issued Mr. Lou Ross, 288,334 shares of restricted common stock as part of its program to lower debt without expending cash resources, in exchange for the forgiveness of $43,250 of debt, or one-half of the total debt of $86,500 owed by the Company to Mr. Ross. The debt forgiven included various disclosed notes, salary deferred in 2002 and board fees deferred in 2002. The shares were issued at an average market price per share of $0.15. The Company also issued Mr. Ross 50,000 shares of restricted common stock for reduced Director’s fees for February 2003 through the end of this fiscal year in September 2003. These shares were issued at an average market price per share of $0.15.

The CEO and the President have employment contracts that include termination clauses that fully vest their ownership of shares.

8.   Disclosures About Fair Value of Financial Instruments

Fair value estimates are made at a specific point in time and are based on relevant market information and information about the financial instrument; they are subjective in nature and involve uncertainties, matters of judgment and, therefore, cannot be determined with precision.

These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular instrument. Changes in assumptions could significantly affect the estimates.

F-19

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Years Ended September 30, 2003 and 2002

Since the fair value is estimated as of September 30, 2003, the amounts that will actually be realized or paid at settlement of the instruments could be significantly different.

The carrying amount of cash and cash equivalents is assumed to be their fair value because of the liquidity of these instruments. Accounts payable and accrued expenses approximate fair value because of the short maturity of these instruments.

9.   Stock Options and Warrants

Stock Options

As of September 30, 2003, the Company has a stock-based compensation plan wherein officers and employees were granted stock options. The Company applies APB 25 and related interpretations in accounting for the plan. Accordingly, compensation expense is equal to the difference between the exercise price of the options granted and the fair value of the common stock at the date of the grant. Compensation expense of approximately $50,000 and $190,000 was recorded for the fiscal years ending September 30, 2003 and 2002, respectively.

Under the above-mentioned 2000 Stock Option Plan, the purchase price must be at least 100% of the fair market value of our common stock (if the option is an incentive stock option), or at least 25% of the fair market value of our common stock at the time the option is granted (if the option is a nonqualified grant), or such higher price as may be determined by the Board of Directors at the time of grant. If however, an incentive stock option is granted to an individual who would, immediately before the grant, directly or indirectly own more than 10% of the total combined voting power of all our classes of stock, the purchase price of the shares of common stock covered by such incentive stock option may not be less than 110% of the fair market value of such shares on the day the incentive stock option is granted. As the price of the Company’s common stock is currently quoted on the OTC Bulletin Board, the fair market value of the common stock underlying options granted under the 2000 Stock Option Plan shall be the last closing sale price of the common stock on the day the options are granted. If there is no market price for the common stock, then our Board of Directors may, after taking all relevant facts into consideration, determine the fair market value of the Company’s common stock.

As required by SFAS 148, the fair value of each grant is estimated on the date of grant using the Black-Scholes option pricing method for pro forma footnote disclosure with the following assumptions for all periods; dividend yield of 0%, risk free interest rate of 5%, and expected option life of 10 years. Expected volatility was assumed to be 50% as of the date of issue.

F-20

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Years Ended September 30, 2003 and 2002

		Weighted	Weighted
	Number	Average	Average
	of	Exercise	Fair
	Shares	Price	Value

Options Outstanding, September 30, 2001	1,534,501	$1.81	$0.15
Granted	3,654,162	0.24	0.24
Exercised	(1,477,000)	0.11	0.11
Canceled	(128,824)	0.71	0.02

Options Outstanding, September 30, 2002	3,582,839	$1.97	$0.01

Options Outstanding September 30, 2002	3,582,839	$1.97	$0.01
Granted	1,144,081	0.10	0.10
Exercised	(637,153)	0.05	0.10
Expired	(760,010)	5.45	0.01

Options Outstanding, September 30, 2003	3,329,757	$0.90	$0.06

Had the Company fully adopted Statement of Financial Accounting Standards (“SFAS”) No. 148, the net loss for the years ended September 30, 2003 and 2002 would have been $(1,002,924) and $(2,091,901) and the basic and diluted earnings per share would have been $(0.02) and $(0.04), respectively.

Warrants

The warrants outstanding as of September 30, 2003 are as follows:

	Number of	Exercise
	Shares	Price	Expires

Outstanding at September 30, 2001	1,500,000	$0.12	Jan-04
Exercised	(770,500)
Expired	(729,500)
New issues	412,201	1.67	Nov-04

Outstanding at September 30, 2002	412,201

New issues	4,800,000	0.30	Dec-04
	200,000	0.50	Dec-04
	1,000,000	0.35	Jun-04
	1,000,000	0.50	Jun-04

Outstanding at September 30, 2003	7,412,201

F-21

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Years Ended September 30, 2003 and 2002

10.   Commitments and Contingencies

The Company was a defendant in a landlord-tenant lawsuit with a landlord of leased property vacated by the Company in 2001 as part of its corporate consolidation. The Company and the landlord negotiated a settlement in this matter without admitting any wrongdoing. In order to fulfill the terms of this settlement, we must pay a remaining $10,000 in four installments by September 2004. The amount due is included in notes payable.

Mr. Lou Ross assigned his rights to certain amounts that may be recoverable from NetMind as partial payment for loan proceeds advanced to him in 1999 (see Note 7 above). The Company has filed a suit against NetMind to recover the investment, plus damages. In April of 2003 significant portions of this suit were settled by the parties, while other portions remain unsettled. Management is unable to determine the outcome of the suit.

In January 2002, the Company initiated legal proceedings against Phoenix Semiconductor, Inc. (PSI) for breach of contract. The Company has taken steps to settle this claim.

The Company was awarded a judgment of approximately $179,000 in May 2003 against E4World Corporation. However, there is no assurance that any of this amount will be collected by us. Since collection of this judgment by us is uncertain, this judgment is not reflected in our current financial statements. The Company continues to press its claim to secure assets held by E4World in a separate legal matter, although there is no assurance that we will collect this claim, and thus this claim is not shown in our financial statements.

The Company is from time to time subject to claims and suits arising in the ordinary course of operations. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company's financial position, results of operation or liquidity.

11.   Equity Line of Credit

In March 2001, the Company began negotiating an equity line of credit agreement with a third party investor. Under the equity line, the Company had the option to issue, during a two-year term, shares of common stock to an investor at prices that were discounted from the fair market value on the date of issuance. The shares under this equity line of credit were registered with the Securities and Exchange Commission on October 11, 2001 on Form SB-2. Subsequent to the equity line of credit’s effective date, the Company issued 2,122,064 shares of common stock to the investor, and received net proceeds of $414,824. Our ability to draw down amounts under this line of credit has been materially adversely affected, substantially due to the decline in market price for the Company’s stock. This line was not used during fiscal 2003, and the Company does not believe this line will be used again.

F-22

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Years Ended September 30, 2003 and 2002

12.   Notes Payable

As of September 30, 2003, the notes payable consisted of the following:

Note payable to shareholder, unsecured, non-interest bearing, matures in 2006	$43,250

Note payable, unsecured, non-interest bearing, payable in quarterly installments of $2,500, matures in 2004	10,000

Total notes	53,250

Current portion	10,000

$43,250

The notes mature as follows:

Year ending September 30,

2004	$10,000
2005	—
2006	43,250

$53,250

13.   Subsequent Events

In January of 2004, the Company entered into a financing program with a U.S. investment fund, Strategic Working Capital Fund, L.P. The terms of this program include a six-month Note payable at maturity in July 2004 for $160,000, at an effective annual interest rate of 13%. The transaction also included 640,000 warrants good for three years to purchase the Company's restricted stock, at $0.13 during the first and second year of the warrants, and $0.15 during the third and final year of the warrants. These warrants include anti-dilution provisions, as well as registration rights in the event that the Company was to file an appropriate registration statement with the SEC during the next three years. The principal of the Note is optionally convertible to the Company’s restricted stock at any time during the first six months of the Note at 90% of the then-current market value of the Company's common stock. In the event of failure to repay the Note in July 2004, the Note would be extended another six months, and the effective interest rate would be increased to 15%, and a second group of approximately 640,000 warrants priced at 50% of the average trading price of the Company's stock would be made effective, and the Company would be required to file a registration statement for the securities underlying these warrants within 90 days. An officer of the Company provided personal collateral to support this Note, which would be forfeited in the event of non-payment of the Note.

F-23

Financial Statements Index

UNAUDITED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIOD ENDING MARCH 31, 2004

F-24

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

UNAUDITED CONDENSED BALANCE SHEETS
March 31, 2004 and September 30, 2003

	March 31,	September 30,
	2004	2003

ASSETS

Current Assets:
Cash and cash equivalents	$14,748	$17,903
Cash in escrow account	534,691	—
Trade receivables, net of reserve of $18,169 at March 31, 2004 and $8,169 at September 30, 2003	30,000	28,200
Inventory	60,374	9,700
Other assets	37,425	16,926

Total current assets	677,238	72,729

Property and equipment, net	25,618	32,081
Deposits	5,031	5,031

	$707,887	$109,841

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$266,879	$185,725
Accrued expenses	333,238	457,695
Deposits	—	20,000
Notes payable	201,000	10,000

Total current liabilities	801,117	673,420

Notes payable, net of current portion	43,250	43,250

Total Liabilities	844,367	716,670

Commitments and contingencies	—	—

Shareholders’ equity (deficit):
Preferred stock, par value $0.10; 4,000,000 shares authorized, and no shares issued or outstanding	—	—
Common stock, par value $0.01; 120,000,000 shares authorized, and shares issued 79,700,783 and 70,633,819 outstanding at March 31, 2004 and September 30, 2003, respectively	797,007	706,338
Additional paid-in capital	21,242,603	20,444,733
Accumulated deficit	(22,176,090)	(21,757,900)

Total shareholders’ equity (deficit)	(136,480)	(606,829)

	$707,887	$109,841

The accompanying notes are an integral part of these financial statements

F-25

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended March 31, 2004, 2003 and Development Stage

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended	Development
	March 31, 2004	March 31, 2003	March 31, 2004	March 31, 2003	Stage

Revenues	$36,308	$13,093	$74,538	$18,548	$1,023,746
Cost of Sales	24,856	1,477	55,998	4,790	953,485

Gross profit	11,452	11,616	18,540	13,758	70,261

Costs and expenses
Salaries and benefits	112,346	113,243	257,395	179,376	2,434,191
Research and development	4,440	12,087	9,398	21,777	3,722,533
Stock compensation	22,290	97,080	28,293	109,980	3,108,987
Consulting fees, related party	—	7,500	—	15,000	8,175,973
Other	72,446	(51,500)	131,170	44,172	2,538,473

Total costs and expenses	211,522	178,410	426,256	370,305	19,980,157

Loss from operations	(200,070)	(166,794)	(407,716)	(356,547)	(19,909,896)

Other income (expense)
Interest and other income	—	—	—	—	178,972
Interest expense	(7,342)	(979)	(10,474)	(2,123)	(50,486)
Loss on disposal of assets	—	—	—	—	—

	(7,342)	(979)	(10,474)	(2,123)	128,486

Loss before income taxes	(207,412)	(167,773)	(418,190)	(358,670)	(19,781,410)
Income tax expense	—	—	—	—	—

Net loss	$(207,412)	$(167,773)	$(418,190)	$(358,670)	$(19,781,410)

Net loss per common share, basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.01)

The accompanying notes are an integral part of these financial statements

F-26

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
For the Six Months Ended March 31, 2004, 2003 and Development Stage

			Development
	2004	2003	Stage

Cash flows from operating activities:
Net loss	$(418,190)	$(358,670)	$(19,781,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Non cash transactions
Depreciation	6,463	6,462	71,659
Loss on disposal of assets	—	—	30,960
Impairment loss on equipment	—	—	64,187
Stock and options issued for services, net	28,293	142,750	11,611,005
Decrease (increase) in inventory	(50,674)	6,094	(60,374)
Deferred offering costs	—	—	(85,171)
Decrease (increase) in receivables	(1,800)	—	101,631
Decrease (increase) in other assets	(20,499)	(10,394)	(33,516)
Increase in accounts payable and accrued expenses	172,252	(122,564)	845,378

Net cash (used in) operating activities	(284,155)	(336,322)	(7,235,651)

Cash flows from investing activities:
Acquisition of property and equipment	—	—	(153,692)
Repayment of loans	—	—	200,000
Proceeds from the sale of furniture and equipment	—	—	6,050
Loans issued	—	—	(400,000)

Net cash (used in) investing activities	—	—	(347,642)

Cash flows from financing activities:
Increase in notes payable	196,000	15,000	196,000
Draws on the line of credit	—	—	430,000
Loan from (to) officer	—	—	65,079
Repayment of notes payable	(5,000)	—	(115,000)
Repayment of line of credit	—	—	(430,000)
Repayment of capital lease obligations	—	—	(1,819)
Proceeds from the exercise of options	—	29,058	198,590
Proceeds from the exercise of warrants	—	—	92,460
Proceeds from equity line of credit	—	—	414,824
Proceeds from the issuance of preferred stock	—	—	482,500
Deposits for private placement	(20,000)	10,000	—
Proceeds from issuance of common stock	644,691	300,000	6,796,480

Net cash provided by financing activities	815,691	354,058	8,129,114

Net (decrease) increase in cash and cash equivalents	531,536	17,736	545,821
Cash and cash equivalents, beginning of period	17,903	1,405	3,618

Cash and cash equivalents, end of period	$549,439	$19,141	$549,439

Supplementary Disclosure of Cash Flow Information:
Cash paid for interest	$5,211	$—	$30,685

Cash paid for income taxes	$—	$—	$50

The accompanying notes are an integral part of these financial statements

F-27

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
For the Six Months Ended March 31, 2004

	Common Stock		Preferred Stock

	Number		Number		Additional
	of	Par	of	Par	Paid-In	Accumulated
	Shares	Value	Shares	Value	Capital	Deficit	Total

Balance, September 30, 2003	70,633,819	$706,338	—	$—	$20,444,733	$(21,757,900)	$(606,829)

Exercise of options	—	—	—	—	—	—	—
Stock issued for services
Price per share ranged
$0.14	47,646	476	—	—	5,527	—	6,003
$0.155	33,000	330	—	—	4,274	—	4,604
Common stock options granted	—	—	—	—	13,491	—	13,491
Debt equity swap	1,500,000	15,000	—	—	135,000	—	150,000
Private placement of common stock
Shares issued for:
$0.10	1,100,000	11,000	—	—	99,000	—	110,000
$0.11	5,886,318	58,863	—	—	475,828	—	534,691
Stock retainage program	500,000	5,000	—	—	64,750	—	69,750
Net loss	—	—	—	—	—	(418,190)	(418,190)

Balance, March 31, 2004	79,700,783	$797,007	—	$—	$21,242,603	$(22,176,090)	$(136,480)

The accompanying notes are an integral part of these financial statements

F-28

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(unaudited)

1.   Basis of Presentation

The accompanying financial statements have been prepared by National Scientific Corporation (“we” or the “Company” or “us”), without audit, and reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the results for the interim periods. The statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and Securities and Exchange Commission regulations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the financial statements reflect all adjustments (of a normal and recurring nature) that are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods. The results of operations for the six months ended March 31, 2004 are not necessarily indicative of the results to be expected for the entire fiscal year.

These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2003, and the Company’s quarterly report on Form 10-QSB for the fiscal period ended December 31, 2003.

These interim financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.

2.    Issuance of Common Stock

During the three months ended March 31, 2004, the Company continued the private offering of restricted common stock, commenced in June 2003. During the six months ended March 31, 2004, the Company raised approximately $110,000 in cash and issued 1,100,000 shares of restricted common stock and granted 550,000 warrants to purchase common stock at an exercise price of between $0.50 and $0.75 per share. No underwriters were involved in connection with this private placement. The sales and issuances of the securities issued pursuant to the foregoing private placement are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, and Rule 506 of Regulation D.

During the three months ended March 31, 2004, 33,000 shares of common stock were issued for board services at an average market price per share price of $0.155.

In January 2004, the Company, under the restricted stock retainage program initiated in September 2002, and more fully described in the Company's 10-KSB filing for the fiscal year ended September 30, 2002, and September 30, 2003 and also in the Company's Proxy Statement for 2003 and 2004, issued 500,000 shares of common stock at an average price of $0.155. The shares were issued as compensation to retain key staff that had to forego some salary payments for significant portions of this period as well as previous periods. These share grants are subject to risk of forfeiture should the Company not achieve certain objectives during calendar year 2004.

F-29

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(unaudited)

On March 15, 2004, the Company commenced a private offering of restricted common stock units through a placement agent. During the quarter ended March 31, 2004, the Company raised approximately $534,691 net of costs, in cash and issued 5,886,318 shares of restricted common stock at a price of $0.11 per share, and granted 4,414,739 warrants to purchase common stock at an exercise price of $0.11 per share (for additional detail of the total proceeds raised in this offering as of the date of this report, see Subsequent Events below). No underwriters were involved in connection with this private placement. The sales and issuances of the securities issued pursuant to the foregoing private placement are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, and Rule 506 of Regulation D. The cash in escrow as of March 31, 2004 represents investor funds collected from this private placement as of the end of this quarter. These funds were transferred from escrow to the Company main cash account upon the first closing of this private placement on April 8, 2004 (see Subsequent Events below).

3.   Stock Options and Warrants

The Company from time to time issues stock options for the purchase of common stock to directors, officers, employees and consultants. The Company adopted a qualified stock option plan for its executives, consultants, and employees in December 2000.

During the three months ended March 31, 2004, 170,000 non-qualified stock options were granted under the 2000 Stock Option Plan at $0.15, 250,000 non-qualified stock options were cancelled at $0.15 and no stock options were exercised.

The Company adopted Financial Accounting Standards Board APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for the plan. Accordingly, compensation expense is equal to the difference between the exercise price of the options granted and the fair value of the common stock at the date of grant. As no options were granted, there was no compensation recognized for the fiscal quarter ended March 31, 2004. Under the terms of the Company's stock options granted to certain directors, officers, employees and consultants, the Board of Directors, at its sole discretion, will determine when certain options granted shall be fully vested and exercisable. On March 31, 2004, 3,244,757 outstanding stock options were vested, and fully exercisable, and 5,000 were not vested.

In accordance with The Statement of Financial Accounting Standards (SFAS) 148, Accounting for Stock-Based Compensation, the fair value of option grants is estimated on the date of grant using the Black-Scholes option-pricing model for pro forma footnote purposes with the following assumptions used for grants in all years; dividend yield of 0%, risk-free interest rate of 5%, and expected option life of 10 years. Expected volatility was assumed to be 100% as of the date of issue.

	Number of	Weighted Average
	Shares	Exercise Price

Options Outstanding, September 30, 2003	3,329,757	$0.90
Add: Granted	170,000	0.15
Deduct: Forfeited	(250,000)	(0.15)

Options Outstanding, March 31, 2004	3,249,757	$0.92

F-30

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(unaudited)

Had the Company fully adopted SFAS 148, the Company’s net income and earnings per share would approximate the following pro forma amounts:

	Three Months	Three Months
	Ended	Ended
	March 31, 2004	March 31, 2003

Net (loss) income:
As reported	$(207,412)	$(167,773)
Pro forma	(207,412)	(175,009)

Basic (loss) earnings per share:
As reported	$(0.00)	$(0.00)
Pro forma	(0.00)	(0.00)

F-31

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(unaudited)

The warrants outstanding as of June 8, 2004 are as follows:

	Number
	of	Exercise
	Shares	Price	Expires

Outstanding at September 30, 2001	1,500,000	$0.12	1/02
Exercised	770,500
Expired	729,500
New Issues	412,201	$1.67	5/04

Outstanding at September 30, 2002	412,201
New Issues	4,800,000	$0.30	12/04
	200,000	$0.50	12/04
	1,000,000	$0.35	6/06
	1,000,000	$0.50	6/06

Outstanding at September 30, 2003	7,412,201
New Issues	275,000	$0.50	6/06
	275,000	$0.75	6/06
	640,000	$0.13	1/07
	500,000	$0.10	3/11
	4,414,739	$0.11	4/09

Outstanding at March 31, 2004	13,516,940
Expired	412,201
New Issues	3,335,961	$0.11	4/09
	1,808,497	$0.10	4/11

Outstanding at June 8, 2004	18,249,197

F-32

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(unaudited)

During the three months ended March 31, 2004, the Company issued warrants in conjunction with its June 2003 private placement offering (see Issuance of Common Stock, above), its January 2004 debt offering (see Borrowing, below) and its March 15, 2004 private placement offering (see Issuance of Common Stock above). The table above summarizes all outstanding warrant obligations of the Company as of March 31, 2004.

4.   Net Loss Per Share

Net loss per common share is based upon the weighted average shares outstanding. Outstanding stock options and warrants are treated as common stock equivalents, but are anti-dilutive, for purposes of computing diluted net loss per common share. The following is a summary of the computation of net loss per common share (amounts in dollars except shares):

	Six months ended
	March 31,

	2004	2003

Basic net income (loss) per common share:
Net income (loss)	$(418,190)	$(358,670)

Basic and diluted per share amount	$(0.01)	$(0.01)

5.   Borrowings

On June 11, 2003, the Company issued a three-year interest free convertible note to its then-Director, Mr. Lou Ross, of $43,250, with no payments required of the Company until the end of the three-year period, for past services rendered (See 10-KSB report for the year ended September 30, 2003). The Company can pay this note at any time before the three-year period elapses with either cash or its restricted common stock or a combination of cash and stock, at its sole discretion. Currently this note represents the only long-term debt of the Company. Mr. Ross retired from the Company’s board on September 30, 2003.

F-33

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(unaudited)

In January of 2004, the Company entered into a financing program with U.S. investment fund, Strategic Working Capital Fund L.P.  The terms of this program include a six-month Note payable at maturity in July 2004 for $160,000, at an effective annual interest rate of 13%. The transaction also included 640,000 warrants good for three years to purchase the Company’s restricted common stock, at $0.13 during the first and second year of the warrants' lifetime, and $0.15 during the third and final year of the warrants' lifetime. These warrants include anti-dilution provisions, as well as registration rights in the event that the Company was to file an appropriate registration statement with the SEC during the next three years. The principal of the Note is optionally convertible to the Company’s restricted stock at any time during the first six months of the Note at 90% of the then-current market value of the Company's common stock. In the event of failure to repay the Note in July 2004, the Note would be extended another six months, and the effective interest rate would be increased to 15%, and a second group of approximately 640,000 warrants priced at 50% of the average trading price of the Company's common stock would be made effective, and the Company would be required to file a registration statement for the securities underlying these warrants within 90 days. An officer of the Company provided personal collateral to support this Note, which would be forfeited in the event of non-payment of the Note. This $160,000 Note was paid in full in May of 2004 (See Subsequent Events, below).

During March 2004, an officer of the Company raised approximately $36,000 using his personal credit from a group of shareholders in consideration of short-term personal promissory notes to assist the Company with very short-term cash requirements. The notes carried effective annual interest rates of less than 10%, plus minor processing fees. These notes were subsequently repaid in full in April 2004 (See Subsequent Events, below).

6.   Subsequent Events

On April 8, 2004, the Company executed an initial closing of a private placement equity offering (“Offering”) of units that commenced on March 15, 2004, with aggregate gross proceeds of approximately $1.1 million. As of April 8, 2004, this offering raised a gross amount of approximately $1,136,769 in cash in consideration for the issuance of 10,334,265 shares of restricted common stock and 7,750,700 warrants to purchase common stock at an exercise price of $0.11 per share. Each Unit in the Offering consists of one share of the Company’s common stock and a warrant to purchase 0.75 shares of the Company’s common stock. These warrants have an exercise price of $0.11 per share, and a term of five years, and include certain registration rights. As of April 8, 2004 the cash proceeds to the Company, net of expenses to date, totaled $972,864.  A placement agent sold the units on a best-efforts basis. The Company intends to use part of the proceeds of the private placement to finance the continued development and marketing of its WiFi™ and RFID related Location Tools™ products. In addition, the Company plans to use part of the proceeds for expanded marketing and sales efforts, for further commercialization of the Company’s other Location Tools™ product line, and for other corporate purposes. The Units were sold to accredited investors pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the “Act”) and applicable state exemptions from registration. The securities offered have not been registered under the Act and they may not be offered or sold in the United States or any state in the absence of an effective registration statement or an applicable exemption from registration requirements.

F-34

Financial Statements Index
NATIONAL SCIENTIFIC CORPORATION
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
(unaudited)

On April 13, 2004, the Company paid $36,000 to retire promissory notes plus interest associated with short-term bridge financing from an officer of the Company and several shareholders, originally issued in March of 2004. (See Liquidity and Capital Resources, below).

In May 2004, the Company paid off the six-month note for $160,000 entered into in January 2004.

F-35

Financial Statements Index

No dealer, salesman or other person has been authorized to give any information or to make representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Securityholders. Neither the delivery of this prospectus nor any sale hereunder will, under any circumstances, create an implication that the information herein is correct as of any time subsequent to its date. This prospectus does not constitute an offer to or solicitation of offers by anyone in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such an offer is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

21,033,463 SHARES

NATIONAL SCIENTIFIC CORPORATION

COMMON STOCK

_____________________________________________

PROSPECTUS

_____________________________________________

June 24, 2004

Part II: Information Not Required In the Prospectus

Item 24. Indemnification of Directors and Officers

Articles of Incorporation

Our articles of incorporation provide that no director shall incur liability to our company or our shareholders for monetary damages resulting from an act or omission in a director’s capacity as a director occurring after August 31, 1987, except for:

•	Any breach of the director’s duty of loyalty to our shareholders and us.

•	Acts and omissions not taken in good faith or which involve intentional misconduct or a knowing violation of law.

•	Any transaction from which a director received an improper benefit.

•	Acts or omissions for which the liability of a director is expressly provided by statute.

•	Acts related to an unlawful stock repurchase or dividend.

Texas General Corporation Law

Under Texas law, a corporation may indemnify a director or officer or other person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director, officer, employee or agent of the corporation, if it is determined that the person:

•	conducted himself or herself in good faith;

•
reasonably believed, in the case of conduct in his or her official capacity as a director or officer of the corporation, that his or her conduct was in the corporation’s best interests, and, in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and

•	in the case of any criminal proceeding had no reasonable cause to believe that his or her conduct was unlawful.

A person entitled to indemnification under these provisions may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses he or she actually incurs in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duty to the corporation.

Commission Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to contracts, statutes, or otherwise, the SEC has advised us that in its opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether our indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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Indemnification Agreements

We have entered into indemnification agreements with our officers and directors providing for our indemnification of our officers and directors to the fullest extent allowed under Texas law.

We have agreed to provide customary indemnification to the Selling Securityholders for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and prospectus, except as they relate to information supplied by the Selling Securityholders to us for inclusion in the registration statement and prospectus.

•	We also have agreed to indemnify Casimir Capital and its representatives, affiliates and controlling persons from and against all liabilities, damages, and expenses arising out of the following:

•	Any of our actions or failure to act and/or any action or failure to act of our affiliates, employees or agents in connection with this prospectus or final prospectus.

•	Any untrue statement or alleged untrue statement of material fact contained in any of the financial or other information contained in this prospectus or final prospectus.

•	The omission or alleged omission of a material fact required to be stated in this prospectus or prospectus in or necessary to make the statements in this prospectus or prospectus not misleading.

We do not have an obligation to indemnify the Casimir Capital for any liabilities, damages or expenses if it is finally and judicially determined that the Casimir Capital incurred such liabilities, damages or expenses from Casimir Capital’s gross negligence or bad faith.

Item 25. Other Expenses of Issuance and Distribution

The following table sets for the expenses, other than any underwriting discount and commissions, in connection with the issuance and distribution of securities being offered. All amounts indicated are estimates:

Item	Estimate

Registration Fee	$350
Accounting fees and expenses	5,000
Printing and engraving	7,500
Blue sky and legal investment fees and expenses	10,000
Legal fees and expenses	30,000
Placement agent fees and commissions	155,000
Miscellaneous fees and expenses	10,000

Total	$217,850

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Item 26. Recent Sales of Unregistered Securities

During the fiscal years ended September 30, 2001, 2002 and 2003, and for the period ending June 14, 2004 we sold unregistered securities in the transactions described below.

In November 2002, we commenced a private offering of restricted common stock and common stock purchase warrants and raised approximately $470,000 in cash and $30,000 in debt forgiveness from this effort. We issued 11,625,000 shares of restricted common stock for the cash collected and 500,000 shares of restricted common stock for the forgiven debt, and granted 4,800,000 tow year warrants to purchase common stock at a strike price of $0.30 and 200,000 two year warrants at a strike price of $0.50 per share. No underwriters were involved in connection with this private placement. The sales and issuances of the securities issued pursuant to the foregoing private placement are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, and Rule 506 of Regulation D.

In June 2003, we commenced a private offering of restricted common stock and common stock purchase warrants. We raised from this offering in the fiscal year ending September 30, 2003, approximately $200,000 in cash, and issued 2,500,000 shares of restricted common stock and granted 2,000,000 warrants to purchase common stock at exercise prices ranging from $0.35 and $0.50 per share. We continued to raise funds under this private offering after September 30, 2003. From June 2003 through December 31, 2003, we had raised a total of approximately $280,000 in cash from this effort, and issued a total of 3,300,000 shares of restricted common stock and granted a total of 2,400,000 warrants to purchase common stock at exercise prices ranging from $0.35 to $0.75 per share. No underwriters were involved in connection with this private placement. The sales and issuances of the securities issued pursuant to the foregoing private placement are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, and Rule 506 of Regulation D.

In January of 2004, the Company entered into a financing program with a U.S. investment fund Strategic Working Capital Fund L.P. The terms of this program include a six-month Note payable at maturity in July 2004 for $160,000, at an effective annual interest rate of 13%. The transaction also included 640,000 warrants good for three years to purchase the Company’s restricted stock, at $0.13 during the first and second year of the warrant’s lifetime, and $0.15 during the third and final year of the warrant’s lifetime. These warrants include anti-dilution provisions, as well as registration rights in the event that the Company was to file an appropriate registration statement with the SEC during the next three years. The principal of the Note is optionally convertible to the Company’s restricted stock at any time during the first six months of the Note at 90% of the then-current market value of the Company's common stock. In the event of failure to repay the Note in July 2004, the Note would be extended another six months, and the effective interest rate would be increased to 15%, and a second group of approximately 620,000 warrants priced at 50% of the average trading price of the Company's stock would be made effective, and the Company would be required to file a registration statement for the securities underlying these warrants within 90 days. An officer of the Company provided personal collateral to secure this Note, which would be forfeited in the event of non-payment of the Note. This $160,000 Note was repaid in full in May of 2004.

On March 15, 2004, we commenced a private placement of units consisting of our common stock and warrants to purchase our common stock. On June 14, 2004, we completed this private placement. Each investor received our common stock and a five-year warrant to purchase three quarters of a share of common stock for each share purchased. In connection with the private placement, we issued 10,334,266 shares of our common stock and warrants to purchase an aggregate of 7,750,700 shares of common stock. After deducting commissions and other expenses relating to the private placement, we received aggregate net proceeds of approximately $972,864. We also issued seven-year warrants to purchase an aggregate of 2,308,497 shares of our common stock at a price of $0.10 per share to the placement agent. The sales and issuances of the securities issued pursuant to the foregoing private placement, sold solely to accredited investors, are exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, and Rule 506 of Regulation D.

From time to time, we have granted stock options to employees. We did not register the shares underlying these options granted to employees on the basis that these options were offered and sold either pursuant to a written compensatory benefit plan or pursuant to written contracts relating to consideration, as provided by Rule 701 of the Securities Act of 1933, as amended. The following table sets forth information regarding the grants to employees during the indicated time periods:

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		Weighted	Weighted
	Number	Average	Average
	of	Exercise	Fair
	Shares	Price	Value

Options Outstanding, September 30, 2001	1,534,501	$1.81	$0.15
Granted	3,654,162	0.24	0.24
Exercised	(1,477,000)	0.11	0.11
Canceled	(128,824)	0.71	0.02

Options Outstanding, September 30, 2002	3,582,839	$1.97	$0.01

Options Outstanding September 30, 2002	3,582,839	$1.97	$0.01
Granted	1,144,081	0.10	0.10
Exercised	(637,153)	0.05	0.10
Expired	(760,010)	5.45	0.01

Options Outstanding, September 30, 2003	3,329,757	$0.90	$0.06

Options Outstanding, September 30, 2003	3,329,757	$0.90	$0.06
Granted	190,000	0.151	0.10
Exercised	107,500)	0.09	0.10
Canceled	250,000	0.15	0.01

Options Outstanding, May 31, 2004	3,162,257	$0.94	$0.06

Non Vested	5,000
Vested	3,157,257

Item 27. Exhibits

See the Exhibit Index located immediately following the signature page of this registration statement.

Item 28. Undertakings

 1.   The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (a)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

              (b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that paragraphs (a) and (b) shall not apply if such information is contained in periodic reports filed by the Registrant under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into this Registration Statement.

              (c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        2.   The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3.   The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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        4.   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report under Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        5.   The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to Securityholders that is incorporated by reference in the prospectus and furnished under and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        6.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Scottsdale, State of Arizona, on June 23, 2004.

NATIONAL SCIENTIFIC CORPORATION

Date: June 23, 2004	By:	/s/ Michael A. Grollman

Title: Director, Chief Executive Officer, Chairman, and Acting Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Grollman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form SB-2 Registration Statement, and to file the same, with all exhibits thereto, and documents in connection therewith with the Securities and Exchange Commission, granting said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

NATIONAL SCIENTIFIC CORPORATION

Date: June 23, 2004	By:	/s/ Graham L. Clark

Title: Director, President, and Secretary

By:	/s/ Gregory Szabo

Title: Director

* /s/ Michael A. Grollman

Attorney-in-Fact

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Exhibit Index

The Exhibits and Financial Statement Schedules to the Registration Statement are listed in the Exhibit Index, which appears in this Registration Statement and is hereby incorporated herein by reference.

Exhibit
Number	Description

3.1	Articles of Incorporation(1)
3.2	Bylaws(2)
4.1	Form of Warrant to Purchase Common Stock, dated April 8, 2004, to various purchasers in National Scientific's March 15, 2004 private placement of units
4.2	Form of Subscription Agreement, dated March 15, 2004, with various purchasers in National Scientific's March 15, 2004 private placement of units
4.3
Form of Placement Agent Warrant to Purchase Common Stock, dated April 8, 2004, to various Casimir Capital L.P. employees and associates in National Scientific's March 15, 2004 private placement of units

4.4	Form of Placement Agent Initiation Warrant, dated February 9, 2004, with Casimir Capital L.P.’s employees in conjunction with National Scientific's March 15, 2004 private placement of units
4.5	Warrant to Purchase Common Stock, dated January 6, 2004, to Strategic Working Capital Fund L.P., in conjunction with National Scientific’s financing dated January 2004
5.1	Legal Opinion of David M. Dobbs, PC
10.1	Employment Agreement between National Scientific Corporation and Michael A. Grollman dated January 2001(4)
10.2	Employment Agreement between National Scientific Corporation and Graham L. Clark dated January 2003
10.3	NSC Consulting Agreement dated August 2001, and Amendments dated August 2002 and July 2003, with Dr. El-Badawy El-Sharawy
10.4	Amended and Restated 2000 Stock Option Plan(3)
10.5	Form of 2004 Stock Retainage Plan Agreement
10.6	Agreement Regarding Management Consulting Services with Stanton Walker of New York dated May 2003(5)
10.7	Agreement Regarding Distribution and Marketing of Gotcha!® Child Safety Product and other products dated December 2002 with FutureCom Global, Inc.
10.8	Purchase Order from Verify Systems, Inc, dated March 2003 for IBUS™ School Child Tracking Systems
10.9	Letter of Understanding and Agreement dated April 2004 Regarding Sales and Distribution of Verify School safety products, and an Unlimited Software License with Anthony Grosso and CIS Services, LLC
10.10	Letter of Intent from Positus, Inc. dba Bike & Cycle Trak, dated February 2003 for Design of Power Sports Tracking System
10.11	Purchase Order from Positus, Inc. dba Bike & Cycle Trak, for Design of Power Sports Tracking System dated March 2003
23.1	Consent of Hurley & Company
23.2	Consent of David M. Dobbs. (Included in Exhibit 5.1)
24	Power of Attorney (included on signature page)
___________________

*	Previously filed.
(1)	Incorporated by reference to the Registrant’s Form 10-SB filed on or about January 3, 2000.
(2)	Incorporated by reference to the Registrant’s Form 10-QSB for the quarter ended March 31, 2001 and filed on or about May 15, 2001.
(3)	Incorporated by reference to the Registrant’s Form 10-QSB for the quarter ended December 31, 2000 and filed on or about February 14, 2001.
(4)	Incorporated by reference to the Registrant’s Form 10-KSB for the year ended September 30, 2000 and filed on or about December 19, 2000
(5)	Incorporated by reference to the Registrant’s Form S-8 filed on or around June 3, 2003.

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